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Certain portions of this Exhibit 10.15 have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934. The omitted portions have been filed separately with the Securities and Exchange Commission. The omitted portions of Exhibit 10.15 are marked with an asterisk [*].

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                       LIMITED LIABILITY COMPANY AGREEMENT



                                       OF

                                 BOYKIN/AEW LLC


                      A DELAWARE LIMITED LIABILITY COMPANY





                             DATE: FEBRUARY 1, 1999

                                TABLE OF CONTENTS

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ARTICLE I -- GENERAL PROVISIONS............................................   1
     Section 1.1    ORGANIZATION...........................................   1
     Section 1.2    BUSINESS OF THE COMPANY................................   1
     Section 1.3    PRINCIPAL PLACE OF BUSINESS............................   2
     Section 1.4    QUALIFICATION IN OTHER JURISDICTIONS...................   2
     Section 1.5    TERM...................................................   2
ARTICLE II -- DEFINITIONS..................................................   2
     Section 2.1    DEFINITIONS............................................   2
ARTICLE III -- CAPITAL CONTRIBUTIONS.......................................  12
     Section 3.1    INITIAL CAPITAL........................................  13
     Section 3.2    CONTRIBUTIONS TO FUND PRESERVATION COSTS...............  13
     Section 3.3    FORM OF CONTRIBUTIONS..................................  14
     Section 3.4    NO RIGHT TO INTEREST OR RETURN OF CAPITAL..............  14
     Section 3.5    NO THIRD PARTY RIGHTS..................................  14
     Section 3.6    LIMITATIONS............................................  14
     Section 3.7    EXPANSION CAPITAL......................................  14
     Section 3.8    FAILURE TO CONTRIBUTE CAPITAL..........................  15
     Section 3.9    CREDIT ENHANCEMENT.....................................  16
     Section 3.10   FAILURE TO CONTRIBUTE EXPANSION CAPITAL................  17
ARTICLE IV -- CAPITAL ACCOUNTS, ALLOCATIONS OF INCOME AND LOSS.............  17
     Section 4.1    CAPITAL ACCOUNTS.......................................  17
     Section 4.2    ALLOCATION OF NET INCOME...............................  18
     Section 4.3    ALLOCATION OF NET LOSS.................................  18
     Section 4.4    LOSS LIMITATION........................................  18
     Section 4.5    ALLOCATIONS TO MATCH CARRY DISTRIBUTIONS...............  19
     Section 4.6    MINIMUM GAIN CHARGEBACKS AND NON-RECOURSE DEDUCTIONS...  19
            Section 4.6.1   COMPANY MINIMUM GAIN...........................  19
            Section 4.6.2   NONRECOURSE DEDUCTIONS.........................  19
            Section 4.6.3   PARTNER NONRECOURSE DEBT.......................  20
     Section 4.7    QUALIFIED INCOME OFFSET................................  20
     Section 4.8    CURATIVE ALLOCATIONS...................................  20
     Section 4.9    SPECIAL INCOME ALLOCATION..............................  20
     Section 4.10   CODE SECTION 704(B) AND 514(C)(9)(E) ALLOCATIONS.......  21
     Section 4.11   DISTRIBUTIONS OF NONRECOURSE LIABILITY PROCEEDS........  21
     Section 4.12   ALLOCATION OF DEBT.....................................  21
     Section 4.13   OTHER ALLOCATION PROVISIONS............................  21
     Section 4.14   NO DEFICIT RESTORATION BY MEMBERS......................  21
ARTICLE V -- DISTRIBUTIONS.................................................  22

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                                      (ii)

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     Section 5.1       MAINTENANCE OF RESERVES.............................  22
            Section 5.1.1   RESERVES -- GENERAL............................  22
            Section 5.1.2   PROHIBITED DISTRIBUTIONS.......................  22
     Section 5.2    DISTRIBUTIONS OF CASH FLOW.............................  22
     Section 5.3    DISTRIBUTIONS OF CAPITAL PROCEEDS......................  23
     Section 5.4    DISTRIBUTIONS UPON LIQUIDATION.........................  23
ARTICLE VI -- POWERS AND DUTIES............................................  23
     Section 6.1    BOARD OF MEMBERS.......................................  23
            Section 6.1.1   ESTABLISHMENT OF BOARD OF MEMBERS..............  23
            Section 6.1.2   MEETINGS AND ACTION OF THE BOARD OF MEMBERS....  24
            Section 6.1.3   SPECIFIC APPROVAL RIGHTS OF BOARD OF
                             MEMBERS.......................................  24
            Section 6.1.4   APPROVAL BY MEMBERS IN LIEU OF BOARD
                             APPROVAL; PROJECT REPRESENTATIVES.............  28
     Section 6.2    ADDITIONAL RIGHTS OF THE CLASS A MEMBER................  28
     Section 6.3    OPERATING MEMBER.......................................  29
            Section 6.3.1   AUTHORITY OF THE OPERATING MEMBER..............  30
            Section 6.3.2   EMPLOYEES......................................  32
            Section 6.3.3   COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS......  32
            Section 6.3.4   FEES...........................................  33
     Section 6.4    OTHER BUSINESS ACTIVITIES OF THE MEMBERS...............  33
            Section 6.4.1   OPERATING MEMBER; FIRST OPPORTUNITY............  33
            Section 6.4.2   GENERAL PROVISIONS.............................  34
            Section 6.4.3   RELATED PARTY TRANSACTIONS.....................  34
            Section 6.4.4   COMPETING INVESTMENTS; RESTRICTED AREA.........  34
            Section 6.4.5   LEASES.........................................  36
     Section 6.5    LIMITATION OF LIABILITY................................  37
            Section 6.5.1   EXCULPATORY PROVISIONS.........................  37
            Section 6.5.2   INDEMNIFICATION................................  37
            Section 6.5.3   MODIFICATION OF LIABILITY......................  37
            Section 6.5.4   INSURANCE......................................  38
     Section 6.6    CLASS A MEMBER'S RIGHT TO BECOME THE MANAGING MEMBER...  38
ARTICLE VII -- LIABILITIES OF MEMBERS......................................  38
ARTICLE VIII -- TRANSFER OF COMPANY INTEREST...............................  38
     Section 8.1    TRANSFER BY THE MEMBERS................................  38
            Section 8.1.1   GENERAL RESTRICTIONS...........................  38
            Section 8.1.2   INDIRECT TRANSFERS.............................  39
            Section 8.1.3   PERMITTED TRANSFERS............................  39
            Section 8.1.4   CONDITIONS TO SUBSTITUTIONS....................  39
     Section 8.2    RIGHT OF FIRST OFFER...................................  39
            Section 8.2.1   FIRST OFFER....................................  39
            Section 8.2.2   TARGET ASSET DEPOSIT; FINANCING COMMITMENT.....  40

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                                     (iii)

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            Section 8.2.3   CONDITIONS.....................................  41
            Section 8.2.4   ADJUSTMENTS AND CLOSING COSTS..................  42
            Section 8.2.5   INTENTIONALLY DELETED..........................  42
            Section 8.2.6   CLOSING........................................  42
            Section 8.2.7   RESPONDING MEMBER'S FAILURE TO CLOSE...........  43
            Section 8.2.8   BROKERAGE......................................  43
            Section 8.2.9   SALE TO THIRD PARTY............................  44
            Section 8.2.10  CLASS A MEMBER AS INITIATING MEMBER............  44
            Section 8.2.11  INTERRELATIONSHIP OF BUY-SELL..................  46
     Section 8.3    MEMBERS................................................  46
            Section 8.3.1   TERMINATING EVENT..............................  46
            Section 8.3.2   WITHDRAWAL BY MEMBERS..........................  47
     Section 8.4    BUY/SELL...............................................  47
            Section 8.4.1   BUY/SELL OFFERING NOTICE.......................  47
            Section 8.4.2   VERIFICATION NOTICE............................  47
            Section 8.4.3   RESPONSIVE NOTICE..............................  47
            Section 8.4.4   BUY/SELL DEPOSIT...............................  48
            Section 8.4.5   CLOSING PROCESS................................  48
            Section 8.4.6   INTENTIONALLY DELETED..........................  50
            Section 8.4.7   FAILURE TO CLOSE...............................  50
     Section 8.5    EFFECT UPON TRANSFEREES................................  50
     Section 8.6    QUALIFIED ORGANIZATIONS................................  50
ARTICLE IX -- OPERATING MEMBER'S OBLIGATIONS FOR REPORTING, RECORDS AND
                ACCOUNTING MATTERS.........................................  51
     Section 9.1    FISCAL YEAR............................................  51
     Section 9.2    BANK ACCOUNTS..........................................  51
     Section 9.3    MAINTENANCE OF RECORDS.................................  52
     Section 9.4    CERTAIN RECORDS........................................  53
     Section 9.5    REQUIRED REPORTS.......................................  54
            Section 9.5.1   PORTFOLIO BUSINESS PLAN........................  54
            Section 9.5.2   ASSET BUSINESS PLANS...........................  54
            Section 9.5.3   ANNUAL BUDGETS...... ..........................  55
            Section 9.5.4   MONTHLY REPORTS..... ..........................  57
            Section 9.5.5   ANNUAL REPORTS...... ..........................  57
            Section 9.5.6   TAX RETURNS......... ..........................  57
            Section 9.5.7   GENERAL REQUIREMENTS...........................  58
            Section 9.5.8   SUPPORTING DOCUMENTATION.......................  58
            Section 9.5.9   FAILURE TO APPROVE; BUDGET IMPASSE.............  58
     Section 9.6    QUARTERLY PRESENTATIONS................................  59
     Section 9.7    OTHER DISCLOSURES......................................  59
     Section 9.8    CLASS A MEMBER AS TAX MATTERS PARTNER..................  59

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                                      (iv)

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     Section 9.9    TAXATION AS A PARTNERSHIP..............................  59
     Section 9.10   COSTS PAYABLE FROM MASTER AND PROPERTY ACCOUNTS........  59
     Section 9.11   YEAR 2000 ISSUES.......................................  59
ARTICLE X- ACQUISITION AND DEVELOPMENT OF PROPERTIES.......................  60
     Section 10.1   EXCLUSIVE OBLIGATION...................................  60
     Section 10.2   INVESTMENT PERIOD......................................  60
     Section 10.3   PROPOSED ACQUISITIONS..................................  61
            Section 10.3.1  PRELIMINARY APPROVAL PACKAGE...................  61
            Section 10.3.2  DUE DILIGENCE AND REVIEW.......................  63
            Section 10.3.3  PURCHASE AND SALE..............................  63
            Section 10.3.4  DISAPPROVAL; FAILURE TO PROCEED................  65
            Section 10.3.5  COSTS AND EXPENSES.............................  65
ARTICLE XI -- DISSOLUTION AND EVENTS OF DEFAULT............................  65
     Section 11.1   DISSOLUTION............................................  65
     Section 11.2   EVENTS OF DEFAULT......................................  65
            Section 11.2.1  BREACH OF OBLIGATIONS..........................  65
            Section 11.2.2  FRAUD, GROSS NEGLIGENCE OR WILLFUL
                             MISCONDUCT....................................  66
            Section 11.2.3  PROHIBITED TRANSFER............................  66
     Section 11.3   REMEDIES...............................................  66
ARTICLE 12 -- MISCELLANEOUS................................................  66
     Section 12.1   NOTICES................................................  66
     Section 12.2   AMENDMENTS.............................................  67
     Section 12.3   INTERPRETATION.........................................  68
     Section 12.4   COUNTERPARTS...........................................  68
     Section 12.5   ERISA, UBTI AND REIT MATTERS...........................  68
            Section 12.5.1  ERISA..........................................  68
            Section 12.5.2  UBTI MATTERS...................................  68
            Section 12.5.3  REIT MATTERS...................................  69
            Section 12.5.4  DEALER PROPERTY................................  74
            Section 12.5.5  OBLIGATION OF OPERATING MEMBER TO AVOID
                             PROVISIONS OF SECTION 12.5.3..................  74
     Section 12.6   NO PARTITION...........................................  75
     Section 12.7   ATTORNEYS'FEES.........................................  75
     Section 12.8   SEVERABILITY...........................................  75
     Section 12.9   BINDING ON SUCCESSORS..................................  75
     Section 12.10  CONFIDENTIALITY........................................  75
     Section 12.11  REPRESENTATIONS AND WARRANTIES OF EACH MEMBER..........  75
     Section 12.12  BROKERAGE COMMISSIONS..................................  76
     Section 12.13  TIME IS OF THE ESSENCE.................................  76

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                                       (v)

EXHIBITS

     Exhibit A   - Operating Member and Class A Member's Proportionate Share/
                   Members' Contribution of
                   Initial Capital/Initial Capital Accounts
     Exhibit B   - Calculation of Total Return
     Exhibit C   - Investment Guidelines
     Exhibit D   - Form of Promissory Note
     Exhibit E   - Form of Funding Notice
     Exhibit F   - Insurance Requirements
     Exhibit F-1 - Company Insurance Limits Requirements
     Exhibit G-1 - Investment Management Fees
     Exhibit G-2 - Reimbursable Expenses
     Exhibit H   - Reporting Requirements
     Exhibit H-1 - Form of Portfolio Business Plan and Budgets
     Exhibit H-2 - Form of Asset Business Plan and Budgets
     Exhibit H-3 - Form of Monthly Reports
     Exhibit I   - Competing Activity Exclusions
     Exhibit J   - Preliminary Information and Final Approval Package
     Exhibit K   - Representations and Warranties
     Exhibit L   - Intentionally Omitted
     Exhibit M   - Refinancing Parameters
     Exhibit N   - Forced Sale Notice
     Exhibit O   - Approved Tenants


                                      (vi)

                       LIMITED LIABILITY COMPANY AGREEMENT
                               OF BOYKIN/AEW LLC,
                      a Delaware limited liability company


      This Limited Liability Company Agreement is made as of the 1ST day of February, 1999, by and between AEW PARTNERS III, L.P., a Delaware limited partnership with a principal place of business at the address set forth in EXHIBIT A, (the "Class A Member") and BOYKIN HOTEL PROPERTIES, L.P., an Ohio limited partnership, with a principal place of business at the address set forth in EXHIBIT A (the "Operating Member"). The Class A Member and the Operating Member, together with any such additional parties as and when admitted to the Company (as defined below) as members shall be individually a "Member" and collectively, the "Members."

      WHEREAS, Boykin/AEW LLC (the "Company" or the "LLC") has been formed as a limited liability company under the Delaware Limited Liability Company Act, 6 Del. c. Sec. 18-101, ET seq. (as amended from time to time, the "Act") as of January 29,1999; and

      WHEREAS, the Members wish to set out fully their respective rights, obligations and duties regarding the Company and its assets and liabilities;

      NOW, THEREFORE, in consideration of the mutual covenants expressed herein, the parties hereby agree as follows:

                        ARTICLE I - - GENERAL PROVISIONS

      Section 1.1 ORGANIZATION. The Company has been formed by the filing on January 29, 1999 of its Certificate of Formation with the Delaware Secretary of State pursuant to the Act. The original Certificate of Formation states that the registered agent and registered office of the Company in Delaware are The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. Subject to the limitations set forth in this Agreement, the Certificate of Formation may be restated or amended by the Operating Member as an "authorized person" within the meaning of the Act or pursuant to Section 6.3 of this Agreement. The Certificate of Formation as so amended from time to time, is referred to herein as the "LLC Certificate." The Operating Member shall deliver a copy of the LLC Certificate and any amendments thereto to any Member who so requests.

      Section 1.2 BUSINESS OF THE COMPANY. The business of the Company shall be, directly or indirectly (e.g., through limited liability companies, partnerships and joint ventures), to invest in, own, acquire, develop, improve, lease, sell, asset manage and otherwise deal with Lodging Facilities. In connection with the foregoing, it is contemplated that the assets of the Company shall be primarily invested in real estate which is owned, directly or indirectly, by the Company and with respect to which the Company has the right to substantially participate in asset management and development. The Company shall, from time to time, directly or indirectly through Subsidiary Companies, acquire real estate and personal property and interests therein, obtain licenses, enter into operating agreements, and improve, finance or refinance such property for the benefit of the Company and engage in any and all activities necessary, appropriate or useful in furtherance of any of the foregoing. Subject to the terms and conditions of this Agreement, the Company may directly or indirectly be a partner or member of any partnership, limited liability company or joint venture engaged in any business enterprise or any aspect of any business enterprise which it has the power to conduct on its own.

      Section 1.3 PRINCIPAL PLACE OF BUSINESS. The principal office and place of business of the Company shall initially be c/o Boykin Lodging Company, Guildhall Building, 45 West Prospect Avenue, Suite 1500, Cleveland, Ohio 44115-1027. The Operating Member may change the principal office or place of business of the Company at any time provided such principal office or place of business is located within the continental United States and is the same principal office or place of business as the Operating Member and may cause the Company to establish other offices or places of business in various jurisdictions and appoint agents for service of process in such jurisdictions.

      Section 1.4 QUALIFICATION IN OTHER JURISDICTIONS. The Operating Member shall cause the Company to be qualified or registered under applicable laws of every jurisdiction in which the Company transacts business and shall be authorized to execute, deliver and file any certificates and documents necessary to effect such qualification or registration.

      Section 1.5 TERM. The term of the Company commenced as of the date of the filing of the LLC Certificate in the office of the Secretary of State of the State of Delaware and shall continue until December 31, 2010 unless earlier dissolved pursuant to the provisions of this Agreement.


                            ARTICLE II-- DEFINITIONS

      Section 2.1 DEFINITIONS. The following terms shall have the meanings indicated or referred to below, inclusive of their singular and plural forms except where the context requires otherwise.

      "Accountants" shall mean the Approved firm of independent certified public accountants from time to time engaged by the Company for purposes of reviewing or auditing the Company's financial statements or other information furnished by the Operating Member with respect to the Properties and performing such other duties as are imposed on the accountants by this Agreement. The Approved Accountants initially designated by the Board shall be either The E&Y Kenneth Leventhal Real Estate Group or Arthur Andersen LLP.

      "Acquisition/Redevelopment Budget" shall have the meaning set forth in Exhibit J-1.

         "Acquisition/Redevelopment Costs" shall mean those Third Party costs and expenses of the Company or any Subsidiary Company, reasonably determined by the Operating Member to be necessary in connection with the acquisition or redevelopment of a proposed acquisition as identified by the Operating Member and Approved pursuant to Article X, including, without limitation, deposits, option payments, the acquisition purchase price, costs of entity formation, costs of financing, title insurance, escrow, survey, legal, engineering, architectural, environmental, appraisal and other consultant fees or expenses, accounting fees, franchise costs and market studies, renovation and repair costs, brokerage fees, including any fees owed Chadwick, Saylor and other fees approved in an Acquisition/Redevelopment Budget, in each case related to the acquisition of a Property or a proposed acquisition, and any and all other Approved out-of-pocket Third Party expenses incurred or anticipated to be incurred by the Company or any Subsidiary Company (or incurred by the Operating Member and to be reimbursed by the Company or a Subsidiary Company pursuant to
Section 10.3.5) in connection with such acquisition or potential acquisition, redevelopment or substantial addition or renovation. Acquisition/Redevelopment Costs shall also include all amounts identified by the Operating Member and Approved in the applicable Acquisition/Redevelopment Budget for such proposed acquisition at the time of acquisition as being reasonably necessary to fund all costs of redevelopment, construction, renovation programs or other identifiable capital or tenant improvements, reserves, or operating deficits.

      "Act" shall have the meaning set forth in the introductory statement.

      "AEW Board Members" shall have the meaning set forth in Section 6.1.

      "Adjusted Capital Account" shall have the meaning set forth in Section
4.4.

      "Annual Budgets" shall have the meaning set forth in Section 9.5.3.

      "Approve", "Approved", or "Approval" shall refer to a proposed decision, action, report, budget, election, or any other matter that has received either
(a) the approval by a Majority Vote of the Board of Members or (b) the written approval by both Members as described in Section 6.1.4 (subject, however, to the express provisions of Sections 6.2, 6.4.5, 6.6 and any other provision of this Agreement pursuant to which Approval for certain actions may result from the unilateral action of the Class A Member).

      "Approved Budgets" shall mean, as the case may be, each or any of the Annual Budget, Acquisition/Redevelopment Budget, Construction Budget or Pursuit Cost Budget, as Approved pursuant to the terms of this Agreement.

      "Approved Schedule of Accounts" shall mean the chart of accounts proposed by the Operating Member as Approved.

      "Asset Business Plan" shall have the meaning set forth in Section 9.5.2.

      "Authorized Financing" shall mean any financing by the Company or by a Subsidiary Company with an institutional lender, to the extent such financing has specifically been Approved.

      "Binding Purchase Agreement" means any bona fide purchase and sale agreement between the Company or any Subsidiary Company as buyer and a Third Party as seller for the purchase of a Proposed Investment with respect to which any due diligence period under the agreement has expired without the purchase agreement being terminated and the deposit thereunder is generally nonrefundable.

      "BLC" means Boykin Lodging Company, an Ohio corporation, and its successors.

      "BLC Subsidiary" means any corporations, partnerships, limited partnerships, joint ventures and limited liability companies which are directly or indirectly and wholly or majority owned by BLC, including, unless the context requires otherwise, the Operating Member.

      "Board" or "Board of Members" shall have the meaning set forth in Section 6.1.

      "Business Day" means any day excluding a Saturday, Sunday and any other day during which there is no trading on the New York Stock Exchange.

      "Calendar Quarter" means each period of three calendar months commencing on a January 1, April 1, July 1, or October 1.

      "Capital Contribution Cap" means the maximum amount of Initial Capital required to be contributed by each respective Member pursuant to Section 3.1. The Capital Contribution Cap for each Member shall initially be as follows: (i) with respect to the Class A Member: Fifty Million Dollars ($50,000,000), and
(ii) with respect to the Operating Member: Sixteen Million Six Hundred Sixty Six Thousand Six Hundred Sixty Seven and 67/00 Dollars ($16,666,666.67). The Capital Contribution Cap shall be subject to any Approved increase or any increase effected pursuant to the provisions of Article III. Such Approval may be in the form of an Approved increase to the maximum amounts set forth herein or by virtue of Approval of an Approved Budget or of Pursuit Costs, Acquisition/Redevelopment Costs, Cash Flow Deficits or other cash expenditures which result in the increase of the maximum amounts set forth herein.

      "Capital Proceeds" means the Gross Receipts of the Company in connection with a Capital Transaction or resulting from a Capital Transaction (and, if in connection with the liquidation of the Company, any other property available for distribution) following deduction of the following, to the extent paid out of such proceeds: (i) any reasonable expenses incurred in connection with the transaction giving rise to such proceeds or paid out of such proceeds (including fees, costs and expenses such as points, loan fees, rate lock fees, interest rate protections, brokerage fees and all legal fees and expenses), (ii) any amounts set aside for the establishment or replenishment of reasonable reserves as permitted under this Agreement and (iii) payment of any indebtedness. Any balance in a reserve set aside pursuant to clause (ii) above remaining after the payment of sums necessary to satisfy the purpose for which such reserve was created subsequently released from such reserve shall be deemed Capital Proceeds.

      "Capital Stock" means, with respect to any Person, any and all shares, interests, participation rights in or other equivalents (however designated) of such Person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

      "Capital Transaction" means the sale, financing, refinancing, total or partial destruction, condemnation or other recapitalization or disposition of one or more Properties or any substantial asset of the Company or any Subsidiary Company.

      "Cash Flow" shall mean, for any period, THE EXCESS, IF ANY, OF (a) the aggregate, consolidated sum of the Gross Receipts during such period of any kind and description but EXCLUDING (x) Gross Receipts received in connection with a Capital Transaction and (y) Contributions, OVER (b) the sum of the following cash expenditures paid or reserves made or established by the Company or any Subsidiary Company during such period (other than cash expenditures paid from Gross Receipts in connection with a Capital Transaction or included in the calculation of Capital Proceeds or cash expenditures paid from Contributions):
(i) all cash expenditures for Acquisition/Redevelopment Costs and for operating expenses including, without limitation, all operating expenses related to the ownership of the Properties such as real estate taxes, expenses of insurance, maintenance, repair, management and leasing, (ii) debt service payments made on any Authorized Financing, (iii) cash expenditures for capital improvements and other expenses of a capital nature with respect to any Property, (iv) additions to reserves pursuant to Section 5.1 as may be Approved from time to time, and
(v) any contributions, loans or other payments made by the Company to or for the benefit of any Subsidiary Company. Cash Flow shall be calculated to avoid double counting of payments to and from reserves. In no event shall any deduction be made for non-cash expenses such as depreciation, amortization or the like. It is the intention of the parties that all available cash held by any Subsidiary Company be distributed to the Company so that the available cash from all Properties will be consolidated and result in Gross Receipts to the Company. Cash expenditures made by a Subsidiary Company will be excluded from the calculation of Cash Flow unless paid directly by the Company. No item of income or expense included in the calculation of Capital Proceeds shall be included in the calculation of Cash Flow.

      "Cash Flow Deficits" shall mean, for any period, those sums necessary to fund actual or reasonably foreseeable operating deficits of the Company.

      "Change in Control" means the occurrence of one or more of the following events (whether or not approved by the Board of Directors of BLC): (i) if any "person" or "group" as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power of the Capital Stock of BLC (treating as "beneficially owned" all shares of Capital Stock of BLC that such "person" or "group" may receive upon exchange of units of limited partnership interest in the Operating Member held by such "person" or "group"); (ii) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of BLC in one transaction or a series of transactions to any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or group of related persons for purposes of Section 13(d) of the Exchange Act (a "Group of Persons"); (iii) BLC consolidates with or merges with or into another Person or any Person consolidates with, or merges with or into, BLC (in each case, whether or not in compliance with the terms of this Agreement), in any such event pursuant to a transaction in which immediately after the consummation thereof the stockholders of BLC immediately prior to the consummation of the transaction shall cease to have the power, directly or indirectly (including by way of a general partnership interest), to vote or direct the voting of securities having in the aggregate at least a majority of the ordinary voting power for the election of the directors of BLC or its successor; or (iv) the adoption of any plan of liquidation or dissolution of BLC. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of the Operating Member (or any other BLC Subsidiary, BLC's interest in which constitutes all or substantially all of the assets of BLC), shall be deemed to be the transfer of all or substantially all of the assets of BLC.

      "Class A Member" means AEW Partners III, L.P. or any permitted successor or assign.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Committed Contributions" means, at any given time, (a) with respect to any Property and/ or (b) with respect to any Proposed Investment under a Binding Purchase Agreement, the sum of all unfunded contributions which the Members have agreed to advance to the Company as Contributions for Acquisition/Redevelopment Costs in an Approved Acquisition/Redevelopment Budget.

      "Company" has the meaning set forth in the introductory statement.

      "Competing Investment" shall mean (a) any Lodging Facility in the Restricted Area which directly competes with a Property as determined either by agreement of the Operating Member and the Class A Member or absent any agreement, at the request of either Member, by the Market Expert or (b) twenty percent (20%) or more of the beneficial interests in any Entity which directly or indirectly owns any such Lodging Facility in the Restricted Area.

      "Construction Budget" shall have the meaning set forth in Section
9.5.3(c).

      "Contributions" means the aggregate of each Member's cash and non-cash capital contributions made to the Company pursuant to Article III. Contributions shall not include any Default Loans made by a Member under Section 3.8(a) or
Section 3.10 or Committed Contributions.

      "Credit Enhancement" shall have the meaning set forth in Section 3.9.

      "Default Amount" shall have the meaning set forth in Section 3.8.

      "Defaulting Member" shall have the meaning set forth in Section 3.8.

      "Default Loan" shall have the meaning set forth in Section 3.8(a).

      "Default Rate" means fifteen percent per annum (15%), compounded monthly.

      "Entity" means any general partnership, limited partnership, corporation, limited liability company, limited liability partnership, joint venture, trust, business trust, cooperative or association or other comparable business entity.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

      "Event of Default" shall have the meaning set forth in Section 11.2.

      "Exchange Act" means the Securities Exchange Act of 1934, and the rules and regulations of the United States Securities and Exchange Commission or any other federal agency at the time administering the Exchange Act promulgated thereunder, as from time to time amended.

      "Excluded Costs" shall have the meaning set forth in EXHIBIT G-2.

      "Expansion Capital" shall have the meaning set forth in Section 3.7(b).

      "Final Approval Package" shall have the meaning set forth in Section
10.3.2.

      "Funding Notice" means a written notice from either Member to the other Member, substantially in the form attached as EXHIBIT E, requesting each Member to fund or make Contributions pursuant to Article III.

      "Governmental Requirements" shall mean collectively any federal, state or municipal law, ordinance, regulation, order, permit or approval applicable to the ownership, development, servicing, use, operation or marketing of any Property.

      "Gross Receipts" shall mean all cash receipts of the Company, including distributions received by the Company from any Subsidiary Company from any source whatsoever, but calculated to avoid any double-counting of cash receipts of a Subsidiary Company and distributions from a Subsidiary Company to the Company with respect to those cash receipts or payments to and from reserves. Tenant security deposits shall be excluded from the calculation of Gross Receipts unless and until such time as the Company or the respective Subsidiary Company is entitled to apply such amounts toward tenant obligations.

      "Immediate Family" means with respect to any individual, such individual's spouse, parents, brothers, sisters, children (natural or adopted), stepchildren, grandchildren, but not other members of the individual's extended family.

      "Initial Capital" shall mean the Contributions required to be made by the Members pursuant to Section 3.1.

      "Indemnified Party" shall have the meaning set forth in Section 6.5.

      "Interest Rate" shall mean an annual rate of interest equal to the annual rate of interest announced by BankBoston, N.A. (or any successor entity) at its main office as its so called "base rate" plus two percentage (2%) points.

      "Insurance Requirements"- shall mean the property and liability insurance coverages and requirements set forth in EXHIBIT F attached hereto, as the same may be amended from time to time with the prior written consent of all of the Members.

      "Investment Guidelines" shall mean the investment guidelines to be followed by the Company in its search for Properties, which are attached hereto and made a part hereof as EXHIBIT C as such guidelines may be amended from time to time by mutual agreement of all of the Members.

      "Investment Period" shall have the meaning set forth in Section 10.2.

      "Key Personnel" shall mean the following officers of the Company (and any Approved successors to such officers): Robert W. Boykin.

      "Lease" shall mean an Approved lease between the Company or any Subsidiary Company as landlord and either an Operating Member Related Party or a Third Party as tenant demising all or substantially all of a Property. Each Lease shall have an initial term of at least five (5) years.

      "Legal Successor" shall mean the legal representative, heir, successor or assign of any Person who is legally incompetent or has died.

      "Lodging Facility" or "Lodging Facilities" shall mean any hotel, motel, inn or full service commercial and resort hotel property or other lodging facility or other entity which, directly or indirectly, owns or operates any such facility and any land, amenities and personal property related to or used in connection with any such facility and any land acquired for the purpose of the development of any such facility.

      "Majority Vote" shall have the meaning set forth in Section 6.1.2.

      "Market Expert" shall mean a nationally recognized hotel consulting group designated by the Board as the determiner of whether a Lodging Facility is a Competing Investment. Until a different designation is made by the Board, the Market Expert shall be Pricewaterhouse Coopers LLP.

      "Master Account" shall have the meaning set forth in Section 9.2(a).

      "Members" shall have the meaning set forth in the introductory statement.

      "Monthly Statement" shall have the meaning set forth in Section 9.5.4.

      "Mortgage Loan" shall mean any loan secured in whole or in part by a Property.

      "Nondiscretionary Expense" shall have the meaning set forth in Section 9.5.3(b).

      "Operating Member" means Boykin Hotel Properties, L.P., an Ohio limited partnership or any permitted successor or assign.

      "Operating Member Related Party" means the Operating Member and any Related Party of the Operating Member. In any event, any Key Personnel, BLC, Boykin Management Company Limited Liability Company and any Related Party of any of the foregoing shall be deemed an Operating Member Related Party. Notwithstanding the foregoing, the Class A Member acknowledges that (i) neither William Boykin nor John E. Boykin is an Operating Member Related Party and (ii) Boykin Management Company Limited Liability Company shall no longer be deemed an Operating Member Related Party if Robert W. Boykin and any Related Party or Immediate Family of Robert W. Boykin collectively own less than twenty five percent (25%) of the beneficial interest in Boykin Management Company Limited Liability Company and the Class A Member receives notice of such ownership change from the Operating Member.

      "Person" means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so permits.

      "Portfolio Business Plan" shall have the meaning set forth in Section
9.5.1.

      "Portfolio Expenses" shall mean, as of the date of determination, an amount equal to (a) all reasonable costs and expenses incurred by the Company from time to time directly in connection with its operations and activities conducted pursuant to this Agreement, to the extent that any such costs and expenses are not specifically attributable to the acquisition, development, ownership, operation or disposition of any one Property. Portfolio Expenses shall include, for example and without limitation, all costs and expenses in connection with investigation, due diligence and deposits with respect to Proposed Investments which are not acquired by the Company, (b) all costs of the Accountants and other Third Parties in connection with maintenance of the books and records of the Company (to the extent not properly allocable to a specific Property), and (c) all filing fees and other Third Party expenses incurred in connection with maintenance of the existence of the Company as an entity.
Portfolio Expenses shall be reasonable in light of industry standards and shall be calculated to avoid the double-counting of costs and expenses between specific Property-related expenses and Portfolio Expenses.

      "Preliminary Information" shall have the meaning set forth Section 10.3.1.

      "Preservation Capital" shall have the meaning set forth in Section 3.2.

      "Preservation Costs" shall have the meaning set forth Section 3.2.

      "Project Representative" shall have the meaning set forth in Section
6.1.4.

      "Property" shall mean, at any time, any Lodging Facility or other real property owned directly or indirectly in whole or in part by the Company, including all land and other real and personal property owned by the Company or a Subsidiary Company and used in connection with the ownership or operation thereof.

      "Property Account" shall have the meaning set forth in Section 9.2.

      "Proportionate Share" shall mean, unless and until there has been a transfer of an interest in the Company or an admission of a new Member, with respect to the Class A Member, seventy five percent (75%), and with respect to the Operating Member, twenty five percent (25%), as set forth on EXHIBIT A, subject at all times to recalculation in accordance with the provisions of
Section 3.8 or as otherwise provided in accordance with the terms of this Agreement.

      "Proposed Investment" shall mean any Lodging Facility or other real estate proposed by the Operating Member (whether or not referred to the Operating Member by the Class A Member) to be acquired, leased or developed directly by the Company or through a Subsidiary Company pursuant to Article X and with respect to which the Operating Member has submitted a Preliminary Approval Package under Section 10.3.1.

      "Purchase and Sale Agreement" shall have the meaning set forth in Section 10.3.3.

      "Pursuit Cost Budget" shall mean, from time to time, the Approved budget for Pursuit Costs with respect to Proposed Investments with a maximum limit on an asset and portfolio basis. As of the date of this Agreement, the Pursuit Cost Budget does not permit the expenditure of more than $25,000 in the aggregate of Pursuit Costs for any one Proposed Investment or more than $100,000 in the aggregate of Pursuit Costs for all Proposed Investments at any one time, such limits to be calculated and recalculated from time to time in accordance with Sections 10.3.1(c) and 10.3.5.

      "Pursuit Costs" shall mean costs and expenses of the Company of the type described in the definition of Acquisition/Redevelopment Costs associated with pursuing investment opportunities, including Proposed Investments, pursuant to the then approved Pursuit Cost

Budget and which have not been Approved in an Acquisition/Redevelopment Budget or otherwise. In no event shall Pursuit Costs include any Excluded Costs.

      "Qualified Organization" shall have the meaning set forth in Section 514(c)(9)(C) of the Code or in any successor provision of similar import.

      "Related Party" shall mean with respect to any Person, (i) any Person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person, or (ii) any Person who is a member of the Immediate Family of such Person, or (iii) any Person in which such Person or one or more members of the Immediate Family of such Person has a twenty-five percent (25%) or more beneficial interest or as to which such Person serves as a trustee or general partner or in a similar fiduciary capacity. A Person shall be deemed to control a Person if it and/or any member of the Immediate Family of such Person owns, directly or indirectly, at least twenty-five percent (25%) of the ownership interest in such Person or otherwise has the power to direct the management, operations or business of such Person. The term "beneficial owner" is to be determined in accordance with Rule 13d-3 promulgated by the SEC under the Securities Exchange Act of 1934.

      "REIT" means a real estate investment trust under the provisions of Sections 856-860 of the Code.

      "REIT Gross Income" shall have the meaning set forth in Section 12.5.3 hereof.

      "REIT Tax Provisions" means Parts II and III of Subchapter M of Chapter I of Subtitle A of the Code, as now enacted or hereafter amended, and other provisions of the Code referred to or incorporated in, or referring to or incorporating any other provisions of, said Parts II and III, or similar provisions or successor statutes, and applicable regulations under and rulings with respect to the aforesaid provisions of the Code.

      "Requested Amount" means with respect to each of the Members, such Member's Proportionate Share of any capital requested by a Member pursuant to a Funding Notice under Article III.

      "Restricted Area" shall have the meaning set forth in Section 6.4.4 hereof.

      "Safety Costs" shall have the meaning set forth in Section 3.2 hereof.

      "Special Managing Member" shall have the meaning set forth in Section
8.2.10 hereof.

      "Subsidiary Company" or "Subsidiary Companies" shall mean, at any time, the Entity or Entities that directly own one or more Properties and which are, in turn, directly or indirectly majority or wholly-owned and controlled by the Company in accordance with this Agreement.

      "Target Asset" shall have the meaning set forth in Section 8.2.1 hereof.

      "Target Asset Closing Date" shall have the meaning set forth in Section 8.2.6.

      "Target Market" means the United States of America.

      "Terminating Event" means any of the following:

            (a) FOR A NATURAL PERSON: death; any disabling mental or physical condition which prevents such person from carrying on business activities and which continues for an uninterrupted period of more than six months; entry of an order adjudicating such person incompetent by a court of competent jurisdiction; appointment of a conservator; or execution of a certificate diagnosing such person's incompetency by each of such person's physician and two additional independent consulting physicians, each licensed to practice medicine in the state of such person's residence.

            (b) FOR AN ENTITY OTHER THAN A NATURAL PERSON: filing of a certificate of dissolution or its equivalent for any corporation; dissolution of a partnership; termination of a trust; distribution of a trust estate's entire interest in the Company; or the dissolution, termination or bankruptcy of any other entity that is a Member, whether voluntary or involuntary; provided that a tax termination of an Entity shall not alone be a Terminating Event.

            (c) FOR ANY MEMBER: withdrawal, resignation or Transfer in contravention of this Agreement; or filing with respect to such Member for relief under Title 11 of the United States Code or similar debtor protection laws or an assignment for the benefit of creditors, which would include an involuntary filing not dismissed within ninety (90) days.

      "Third Party" means any Person who is not a Member, or a Related Party of any Member.

      "Total Return" shall have the meaning set forth on EXHIBIT B attached hereto.

      "Transfer" shall have the meaning set forth in Section 8.1.1.

      "Treasury Regulations" means the Income Tax Regulations and Procedure and Administration Regulations promulgated under the Code, as amended from time to time.

      "Uncontributed Expansion Amount" shall have the meaning set forth in
Section 3.10 hereof.

                       ARTICLE III-- CAPITAL CONTRIBUTIONS

         Section 3.1 INITIAL CAPITAL. The Members shall be obligated to make Contributions of Initial Capital to the Company in an aggregate amount equal to each Member's respective Capital Contribution Cap to fund Pursuit Costs, Acquisition/Redevelopment Costs, Cash Flow Deficits or other cash expenditures which have been Approved in an Approved Budget or otherwise. All contributions of Initial Capital by the Members shall be made in proportion to the Members' Proportionate Share. If capital is needed to fund such costs, either Member may issue a Funding Notice substantially in the form attached hereto as EXHIBIT E setting forth the amount of Initial Capital being requested. Within thirty (30) days after receipt of a duly issued Funding Notice, each Member shall advance to the Company as a Contribution of Initial Capital, such Member's Requested Amount, up to such Member's Capital Contribution Cap. In any event, as of the date of expiration of the Investment Period, each Member shall be required to advance to the Company as Initial Capital, such Member's Proportionate Share of all Committed Contributions, determined and calculated as of such date.

         Section 3.2 CONTRIBUTIONS TO FUND PRESERVATION COSTS. Subject to the limitations set forth herein, if at any time after the sum of all Contributions made by the Members and all Committed Contributions is equal to or greater than the Members' aggregate Capital Contribution Cap then in effect, either Member reasonably determines (after taking into account any existing cash reserves of the Company) that the Company requires additional capital to fund the payment of
(x) regularly scheduled debt service obligations, real estate taxes, utility costs and/or insurance premiums (all such costs, collectively "Preservation Costs") and/or (y) other costs and expenses reasonably necessary to prevent imminent harm to the safety and welfare of the employees or guests at a Property ("Safety Costs"), either Member shall have the right to issue a Funding Notice substantially in the form attached hereto as EXHIBIT E setting forth each Member's Requested Amount. Within thirty (30) days after receipt of a duly issued Funding Notice, each Member shall advance to the Company such Member's Requested Amount unless a Buy/Sell Offering Notice has been issued in which case, once it has been determined which Member will be the Seller, the Seller shall not be obligated to fund such Requested Amount and Buyer's only right with respect to the failure of Seller to fund such Requested Amount shall be the right to make a Default Loan to a Seller pursuant to Section 3.8(a). Any funds advanced by the Members to the Company pursuant to this Section 3.2 for Preservation Costs or Safety Costs shall be referred to as "Preservation Capital" and shall constitute additional Contributions to the Company. All contributions by the Members pursuant to this Section 3.2 shall be made in proportion to the Members' Proportionate Shares. Notwithstanding the above, if at any time the Operating Member issues a Funding Notice under this Section 3.2 which requires the Class A Member to fund Preservation Costs for a Property under this Section 3.2 (taking into account any prior Contributions of Preservation Costs for such Property under this Section 3.2 funded by the Class A Member) in excess of five percent (5%) of the sum of the Contributions and Committed Contributions made by the Class A Member with respect to the acquisition and initial development or renovation of such Property, the Class A Member by written notice to the Operating Member (the "Declination Notice"), which notice must be given within fifteen (15) days after the date of receipt of the applicable Funding Notice, may elect to decline to make such

Contribution and in such event, neither Member shall be obligated or have the right to make a Contribution to fund such Preservation Costs. In addition, if at any time a Member issues a Funding Notice under this Section 3.2 which requires the Members to fund Preservation Capital (taking into account any prior Contributions of Preservation Capital) in excess of five percent (5%) of the sum of the Contributions and Committed Contributions (other than Contributions of Preservation Capital) made by the Members, neither Member shall be obligated or have the right to make a Contribution to fund such Preservation Capital.

         Section 3.3 FORM OF CONTRIBUTIONS. Unless otherwise Approved, all Contributions shall be paid in cash.

         Section 3.4 NO RIGHT TO INTEREST OR RETURN OF CAPITAL. Except as specifically provided for herein, no Member shall be entitled to any return of or interest on Contributions to the Company.

         Section 3.5 NO THIRD PARTY RIGHTS. Any obligations or rights of the Company or the Members to make or require any Contribution under this Article III shall not result in the grant of any rights to or confer any benefits upon any Person who is not a Member.

         Section 3.6 LIMITATIONS. Except as set forth in this Article III, no Member shall be entitled or required to make any Contribution to the Company. No Member shall have any liability for the repayment of the Contribution of any other Member (other than as set forth in Section 3.8), and each Member shall look only to the assets of the Company for return of its Contributions.

         Section 3.7 EXPANSION CAPITAL. (a) If (i) at any time prior to the first anniversary of the date of this Agreement, the sum of all Contributions made by the Members and all Committed Contributions equal $64,666,666.67 or more or (ii) on the first anniversary of the date of this Agreement, the sum of all Contributions made by the Members and all Committed Contributions equal $26,666,666.67 or more, the Operating Member shall promptly send a written notification of such fact to the Class A Member, which notice shall contain a specific reference to this Section 3.7. Within 60 days after the receipt of such written notice from the Operating Member with respect to the satisfaction of either of the conditions set forth in (i) or (ii) above or upon the determination by the Class A Member that either of the conditions set forth in
(i) or (ii) above has been satisfied, the Class A Member shall have the right, at its option, to notify the Operating Member in writing (such notice, the "Cap Increase Notice") that the Class A Member is prepared to increase its Capital Contribution Cap. The Cap Increase Notice shall set forth the amount by which the Class A Member proposes the aggregate Capital Contribution Caps of the Members shall be increased, which amount shall not be less than $33,333,333.33 nor more than $66,666,666.67. The Operating Member shall, within thirty (30) days following the giving of any such Cap Increase Notice, give written notice to the Class A Member of the Operating Member's election either (i) approving the increase in the aggregate Capital Contribution Cap proposed by the Class A Member, in which event the Capital Contribution Cap for each Member shall be increased by its Proportionate Share of such aggregate increase, or (ii) disapproving such increase, in which event the Capital Contribution Caps of the Members shall not be increased. The Operating Member's failure to give notice within the aforesaid thirty (30) day period shall be deemed to be the Operating Member's election not to approve the increase in the Capital Contribution Caps as set forth in the Cap Increase Notice.

                  (b) If at any time during the Investment Period, the Operating Member offers a Lodging Facility to the Company as a proposed acquisition under
Article X and such proposed acquisition is approved by the Class A Member or the AEW Board Members, then notwithstanding the fact that Approval of the proposed acquisition, taking into account all Contributions of Initial Capital made by the Members and all Committed Contributions then in effect, would result in the Capital Contribution Cap of each Member being exceeded, the Operating Member shall be deemed to have approved such acquisition and an increase in its Capital Contribution Cap in an amount necessary to fund its Proportionate Share of all Pursuit Costs and Acquisition/Redevelopment Costs in connection with such proposed acquisition, in any event, all subject to the rights of the Class A Member pursuant to Article X. In no event shall the aggregate increases in the Capital Contribution Caps pursuant to this Section 3.7(b) exceed $33,333,333.33. Any Capital advanced or required to be advanced under this Article III as a result of the increase in the Capital Contribution Cap under Section 3.7 (a) or
(b) shall be referred to as "Expansion Capital".

         Section 3.8 FAILURE TO CONTRIBUTE CAPITAL. Subject to the provisions of
Section 3.10, if any Member fails to make a Contribution required under this
Article III by the date such Contribution is due and such failure continues for ten (10) days after written notice from any Member who has not failed to make its Contribution (any such failing Member shall be a "Defaulting Member" and the amount of the failed contribution shall be the "Default Amount"), then, in addition to its other rights and remedies set forth herein, or otherwise provided by law, the nondefaulting Member shall have one or more of the following remedies:

                           (a) to advance to the Company on behalf of, and as a loan to the Defaulting Member, an amount equal to the Default Amount to be evidenced by a promissory note in substantially the form attached hereto as EXHIBIT D (each such loan, a "Default Loan"). The Capital Account of the Defaulting Member shall be credited with the amount of such Contribution and such amount shall constitute a debt owed by the Defaulting Member to the nondefaulting Member. Any Default Loan shall bear interest at the Default Rate (but in no event in excess of the highest rate permitted by applicable law) and shall be payable from any distributions due the Defaulting Member hereunder, but shall in all events be payable in full by the Defaulting Member on or before the earlier of (i) December 31, 2010 and (ii) the transfer of the entire interest of a Member in the Company to the other Member. Interest on a Default Loan to the extent unpaid shall accrue and compound monthly. A Default Loan shall be prepayable, in whole or in part, at any time or from time to time without penalty. Any such Default Loans shall be secured solely by the Defaulting Member's interest in the Company, including, without limitation, such Defaulting Member's rights to distributions under Article V. Except as expressly provided herein, Default Loans, with interest as aforesaid, shall otherwise be without recourse to any other assets of the Defaulting Member. The Defaulting Member hereby grants a security interest in its interest in the Company to the nondefaulting Member and the Defaulting Member hereby irrevocably appoints the nondefaulting Member, and any of its respective officers, as its attorney-in-fact coupled with an interest with full power to prepare and execute any documents, instruments and agreements, including, but not limited to, any note evidencing the Default Loan and such Uniform Commercial Code Financing Statements, continuation statements, and other security instruments as may be appropriate to perfect and continue its security interest in favor of the nondefaulting Member. Any Contributions contributed by the nondefaulting Member on behalf of a Defaulting Member shall be deemed to be made by the Defaulting Member except as otherwise expressly provided herein. All distributions to the Defaulting Member hereunder shall be applied first to payment of any interest due under any Default Loan and then to principal until all amounts due thereunder are paid in full. While any Default Loan is outstanding, the Company shall be obligated to pay directly to the nondefaulting Member, until all Default Loans have been paid in full, the amount of (x) any distributions payable to the Defaulting Member, and (y) any proceeds of a sale that would otherwise be payable to the Defaulting Member resulting from the sale of a Target Asset as contemplated by Section
         8.2 or from the sale of the Defaulting Member's interest in the Company as contemplated by Section 8.4; or

                           (b) to advance to the Company as an additional Contribution the Default Amount whereupon the Proportionate Shares of the Members shall be recalculated as provided in this subparagraph (b). After the exercise of a Member's rights under this subparagraph (b), each Member's Proportionate Share shall equal a fraction (expressed as a percentage), the numerator of which shall equal the aggregate sum of all Contributions made by the Member under this Agreement and the denominator of which shall equal the aggregate sum of all Contributions made by all Members under this Agreement; or

                           (c) in lieu of the remedies set forth in subparagraphs (a) or (b) above, to revoke the Funding Notice for both Members, whereupon any unmatched Contributions paid by the nondefaulting Member pursuant to such Funding Notice shall be returned, with interest computed at the Interest Rate, in which event the nondefaulting Member shall reconsider the needs of the Company for additional capital and may issue any Funding Notice following such reconsideration.

         Section 3.9 CREDIT ENHANCEMENT. Either Member may, on a case by case basis, but subject to obtaining Approval, elect to provide credit enhancement for Authorized Financing for one or more Properties in the form of guaranties, indemnifications, pledges of collateral or letters of credit to the provider of the Authorized Financing (a "Lender"), in each case to secure certain obligations of the Company or any Subsidiary Company (any such credit enhancement shall be collectively, "Credit Enhancement"). Any request for Approval made by a Member may include proposed fees to be charged to the Company by such Member in connection with providing such Credit Enhancement. The provision of any such Credit Enhancement shall not be deemed a

Contribution unless and until any funds payable under any guaranty are paid, or with respect to collateral, such collateral is applied or with respect to a letter of credit, such letter of credit is drawn upon, but shall be deemed a Contribution upon and after such payment, application or draw (but only to the extent funds are paid, collateral applied or a letter of credit is drawn upon). If any Member is required to make payments under any Credit Enhancement or any Credit Enhancement supplied by a Member is drawn or applied by any Lender against the obligation of the Company or any Subsidiary Company other than in proportion to the Proportionate Shares of all of the Members, or if the Members shall incur reasonable costs in providing such Credit Enhancement that are disproportionate to the Members' Proportionate Shares, then the Member who has proportionally paid or funded less Credit Enhancement or has had proportionally less of its Credit Enhancement so applied (or who has incurred proportionally fewer costs in providing Credit Enhancement) shall promptly reimburse the other Member in an amount which shall result in each Member having its Proportionate Share of the Credit Enhancement applied (or having incurred its Proportionate Share of Credit Enhancement costs) and the Contributions deemed made by the Members shall reflect any such payment. If any Member fails to promptly reimburse the other Member, the non-failing Member shall have the right to cause the Company to reimburse both Members for all costs and expenses reasonably incurred by the Members in connection with such Credit Enhancement (and such non-failing Member shall have the unilateral right to issue a Funding Notice in such amount) and the Members agree that such reimbursement shall be made prior to any distributions to the Members under Article V.

         Section 3.10 FAILURE TO CONTRIBUTE EXPANSION CAPITAL. If the Operating Member fails to contribute its Requested Amount of Expansion Capital after the issuance of a Cap Increase Notice (the portion of its Requested Amount which the Operating Member fails to contribute shall be the "Uncontributed Expansion Amount"), then, notwithstanding the provisions of Section 3.8, if the Operating Member notifies the Class A Member within ten (10) days after a receipt of a Funding Notice for such Expansion Capital that it does not intend to fund its Requested Amount and such notice sets forth the Uncontributed Expansion Amount, then such failure shall not be deemed a default of the Operating Member under this Agreement or an Event of Default hereunder, but the Class A Member shall have the specific right to the remedies set forth in Section 3.8(a) or 3.8(c). Any loan made by the Class A Member pursuant its rights under Section 3.8(a) as a result of the application of this Section shall be deemed a "Default Loan" for all purposes of this Agreement.


          ARTICLE IV-- CAPITAL ACCOUNTS, ALLOCATIONS OF INCOME AND LOSS

         Section 4.1 CAPITAL ACCOUNTS. A separate capital account (each a "Capital Account") shall be maintained for each Member in accordance with the rules of Treasury Regulations Section 1.704-1(b)(2)(iv), and this Section 4.1 shall be interpreted and applied in a manner consistent therewith. Whenever the Company would be permitted to adjust the Capital Accounts of the Members pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(F) to reflect revaluations of Company property, the Company may so adjust the Capital Accounts of the Members. In the event that the Capital Accounts of the Members are adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(F) to reflect revaluations of Company property,

(i) the Capital Accounts of the Members shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(G) for allocations of depreciation, depletion, amortization and gain or loss, as computed for book purposes, with respect to such property, (ii) the Members' distributive shares of depreciation, depletion, amortization and gain or loss, as computed for tax purposes, with respect to such property shall be determined so as to take account of the variation between the adjusted tax basis and book value of such property in the same manner as under Code Section 704(c), and (iii) the amount of upward and/or downward adjustments to the book value of the Company property shall be treated as income, gain, deduction and/or loss for purposes of applying the allocation provisions of this Article IV. In the event that Code Section 704(c) applies to Company property, the Capital Accounts of the Members shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(G) for allocations of depreciation, depletion, amortization and gain and loss, as computed for book purposes, with respect to such property.

         Section 4.2 ALLOCATION OF NET INCOME. Subject to Sections 4.5 through 4.9, net income for any fiscal year or portion thereof shall be allocated among the Members in the following order and priority:

                  (a) First, to the Members until the aggregate allocations of net income to each Member pursuant to this Section 4.2(a) for all fiscal years or portions thereof are equal to the aggregate allocations of net loss to each Member pursuant to Section 4.4 for all fiscal years or portions thereof, in the reverse order of, and in proportion to, the prior allocations of net loss to the Members pursuant to Section 4.4; and

                  (b) Thereafter, to the Members, pro rata in accordance with their Proportionate Shares.

         Section 4.3 ALLOCATION OF NET LOSS. Subject to Sections 4.4 through 4.9, net loss for any fiscal year or portion thereof shall be allocated among the Members in accordance with their Proportionate Shares.

         Section 4.4 LOSS LIMITATION. Net loss allocated pursuant to Section 4.3 shall not exceed the maximum amount of net loss that can be allocated without causing or increasing a deficit balance in a Member's Adjusted Capital Account. A Member's "Adjusted Capital Account" balance shall mean such Member's Capital Account balance increased by such Member's obligation to restore a deficit balance in its Capital Account, including any deemed obligation pursuant to the penultimate sentences of Treasury Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5), and decreased by the amounts described in Treasury Regulations
Section 1.704-1(b)(2)(ii)(D)(4), (5), or (6). In the event that one but not both of the Members would have a deficit balance in its Adjusted Capital Account as a consequence of an allocation of net loss pursuant to Section 4.3 in excess of the amount, if any, permitted under the first sentence of this Section 4.4, the limitation set forth in this Section 4.4 shall be applied by allocating 100%of the remaining net loss to the other Member until the Adjusted Capital Account of such other Member is zero.

         Section 4.5 ALLOCATIONS TO MATCH CARRY DISTRIBUTIONS. After giving effect to the special allocations set forth in Sections 4.6 through 4.8, the Operating Member shall be specially allocated 100% of the net income of the Company until the aggregate amount of net income (including any gross items of income or gain allocated under this Section 4.5) allocated to the Operating Member pursuant to this Section 4.5 in all fiscal years of the Company is equal to the aggregate amount of the Carry Distributions which the Operating Member has received. If the Company has insufficient net income to make the allocation required by the preceding sentence, the Company shall specially allocate gross items of income and gain to the Operating Member to the extent of any such shortfall.

         "Carry Distributions" means the portion of the distributions made (or deemed made pursuant to the following provisions of this Section 4.5) to the Operating Member pursuant to Sections 5.2(b), 5.2(c), 5.3(b) and 5.3(c) in amounts not in accordance with the Operating Member's Proportionate Share (e.g. 16 2/3% of all distributions under Sections 5.2(b) and 5.3(b)). For purposes of determining the amount of Carry Distributions, all distributions made, or which will be made, pursuant to Section 5.4 shall be treated as if made pursuant to each applicable paragraph of Section 5.3 to the extent of the amount that would have been made pursuant to each such paragraph if the aggregate amount distributed, or to be distributed, pursuant to Section 5.4 had been distributed pursuant to Section 5.3. In addition, for purposes of determining the amount of Carry Distributions, distributions shall only be taken into account if they are made prior to the date which is the earlier of (i) the date on which the Company files its federal income tax return with respect to the fiscal year for which the allocation pursuant to this Section 4.5 is being made, or (ii) the date prescribed by law for the filing of such return (not including extensions). Finally, the parties acknowledge that it is the intention of this Section 4.5 and Section 4.9 that, to the extent possible and subject to the other provisions of this Agreement, each Member will receive the same aggregate amount of net distributions under this Agreement that each Member would have received if this Agreement did not contain Section 5.4.

         Section 4.6 MINIMUM GAIN CHARGEBACKS AND NON-RECOURSE DEDUCTIONS.

                  Section 4.6.1 COMPANY MINIMUM GAIN. Notwithstanding any other provisions of this Agreement, in the event there is a net decrease in Company Minimum Gain during a fiscal year, the Members shall be allocated items of income and gain in accordance with Treasury Regulations Section 1.704-2(f). For purposes of this Agreement, the term "Company Minimum Gain" shall mean "Partnership Minimum Gain" as set forth in Treasury Regulations Section 1.704-2(b)(2), and any Member's share of Company Minimum Gain shall be determined in accordance with Treasury Regulations Section 1.704-2(g)(1). This
Section 4.6.1 is intended to comply with the minimum gain charge-back requirement of Treasury Regulations Section 1.704-2(f) and shall be interpreted and applied in a manner consistent therewith.

                  Section 4.6.2 NONRECOURSE DEDUCTIONS. Notwithstanding any other provision of this Agreement, non-recourse deductions shall be allocated to the Members, pari passu, in proportion to their Proportionate Shares. "Non-recourse deductions" shall have the meaning set forth in Treasury Regulations Section 1.704-2(b)(1).

                  Section 4.6.3 PARTNER NONRECOURSE DEBT. Notwithstanding any other provisions of this Agreement, to the extent required by Treasury Regulations Section 1.704-2(i), any items of income, gain, loss or deduction of the Company that are attributable to a nonrecourse debt of the Company that constitutes "partner nonrecourse debt" as defined in Treasury Regulations
Section 1.704-2(b)(4) (including chargebacks of partner nonrecourse debt minimum gain) shall be allocated in accordance with the provisions of Treasury Regulations Section 1.704-2(i). This Section 4.6.3 is intended to satisfy the requirements of Treasury Regulations Section 1.704-2(i) (including the partner nonrecourse debt minimum gain chargeback requirements) and shall be interpreted and applied in a manner consistent therewith.

         Section 4.7 QUALIFIED INCOME OFFSET. Any Member who unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(D)(4), (5) or (6) that causes a deficit balance in its Capital Account (in excess of any deemed deficit restoration obligation pursuant to Treasury Regulations Sections 1.704-2(g)(1) and (i)(5), and adjusted as provided in Treasury Regulations Section 1.704-1(b)(2)(ii)(D)) shall be allocated items of income and gain in an amount and a manner sufficient to eliminate, to the extent required by the Treasury Regulations, such deficit balance as quickly as possible. This Section 4.7 is intended to comply with the alternate test for economic effect set forth in Treasury Regulations Section 1.704-1(b)(2)(ii)(D) and shall be interpreted and applied in a manner consistent therewith.

         Section 4.8 CURATIVE ALLOCATIONS. The allocations set forth in Sections
4.6 and 4.7 (the "Regulatory Allocations") are intended to comply with the requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding any other provisions of this Article IV (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account as provided for in the following two sentences. Income, gain, loss and deduction shall be reallocated to the extent that such reallocation causes the net aggregate amount of allocations of income, gain, deduction and loss to each Member to be equal to or more closely approximate the net aggregate amount of such items that would have been allocated to each such Member if the Regulatory Allocations had not occurred; PROVIDED, HOWEVER, that such reallocations shall be made only if and to the extent they are consistent with the requirements of Code Section 514(c)(9)(E) and Treasury Regulations Section 1.514(c)-2. This
Section 4.8 shall be interpreted and applied in such a manner and to such extent as is reasonably necessary to eliminate, as quickly as possible but consistent with the requirements of Code Section 514(c)(9)(E), permanent economic distortions that would otherwise occur as a consequence of the Regulatory Allocations in the absence of this Section 4.8.

         Section 4.9 SPECIAL INCOME ALLOCATION. Notwithstanding any other provision of this Article IV (except Sections 4.6 through 4.8), in the year in which the Company liquidates (within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g)), items of gross income and gain shall be allocated to the Operating Member and items of gross loss and deduction shall be allocated to the Class A Member to the extent necessary to cause the aggregate amount of net distributions under Article V with respect to each Member to be equal to or more closely approximate the aggregate net distributions that each such Member would have received pursuant to Article V if this Agreement did not contain Section 5.4; PROVIDED, HOWEVER, that gross items of loss and deduction shall not be allocated to the Class A Member pursuant to this Section 4.9 to the extent they would cause or increase a deficit balance in the Class A Member's Adjusted Capital Account; and PROVIDED FURTHER, that gross items of loss and deduction shall be allocated to the Operating Member pursuant to this Section
4.9 to the extent necessary to reflect the agreement of the parties that the Operating Member will bear the cost of certain transaction expenses pursuant to
Section 6.4.1(a), the last sentence of Section 10.3.3(b) and certain lease termination expenses pursuant to Section 6.4.4, but only to the extent permitted by Treasury Regulations Sections 1.514(c)-2(f) or (g).

         Section 4.10 CODE SECTION 704(B) AND 514(C)(9)(E) ALLOCATIONS. The allocation provisions contained in this Article IV are intended to comply with Code Section 704(b) and the Treasury Regulations promulgated thereunder, and shall be interpreted and applied in a manner consistent therewith. Further, it is the intention of the Members that this Agreement provide for allocations to comply with the requirements of Code Section 514(c)(9)(E) and the Treasury Regulations promulgated thereunder, and the Members agree that any provision of this Article IV that is reasonably subject to different interpretations shall be interpreted in a manner that comports with the foregoing intention.

         Section 4.11 DISTRIBUTIONS OF NONRECOURSE LIABILITY PROCEEDS. If, during a fiscal year, the Company makes a distribution to any Member that is allocable to the proceeds of any nonrecourse liability of the Company that is allocable to an increase in Company Minimum Gain pursuant to Treasury Regulations Section 1.704-2(h), then the Company shall elect, to the extent permitted by Treasury Regulations Section 1.704-2(h)(3), to treat such distribution as a distribution that is not allocable to an increase in Company Minimum Gain.

         Section 4.12 ALLOCATION OF DEBT. For purposes of allocating excess nonrecourse liabilities among the Members pursuant to Treasury Regulations
Section 1.752-3(a)(3), the Operating Member's interest in Company profits shall be 100% and the Class A Member's interest in profits shall be 0%.


         Section 4.13 OTHER ALLOCATION PROVISIONS. Any elections or other decisions relating to the allocations of Company items of income, gain, loss, deduction or credit shall be made by the Class A Member in any manner that reasonably reflects the purpose and intention of this Agreement.

         Section 4.14 NO DEFICIT RESTORATION BY MEMBERS.

         No Member shall be required to contribute capital to the Company to restore a deficit balance in its Capital Account upon liquidation or otherwise.

                           ARTICLE V-- DISTRIBUTIONS.

         Section 5.1       MAINTENANCE OF RESERVES.

                  Section 5.1.1 RESERVES -- GENERAL. Subject to the reserve requirements set forth herein, the Operating Member shall cause all available cash held by each Subsidiary Company to be distributed to the Company. The Company shall maintain such Approved reserves at each Subsidiary Company or at the Company level as the Operating Member deems appropriate in light of customary industry standards and potential opportunities and obligations of the Company to meet the anticipated cash needs and obligations of the Properties and the Company, including, without limitation, any reasonably anticipated contingent liabilities of the Company. If the Members are unable to agree on required reserves for a particular Property, the Company (or Subsidiary Company) shall maintain reserves equal to four percent (4%) of the annual gross revenue generated by the particular Property. There shall be no distributions to the Members (other than in the event of dissolution and liquidation of the Company) during any period that the Company does not have reserves meeting Approved (or minimum) levels, until such reserves have been funded or replenished to those levels, as the case may be.

                  Section 5.1.2 PROHIBITED DISTRIBUTIONS. Notwithstanding any provision of this Agreement to the contrary, the Company shall not make any distributions prohibited by the terms of the Act.

         Section 5.2 DISTRIBUTIONS OF CASH FLOW. Subject to the provisions of Sections 3.8, 3.10, 5.1 and 5.4, within thirty (30) days after the end of each Calendar Quarter, the Operating Member shall distribute Cash Flow with respect to such Calendar Quarter to the Members as follows:

                           (a) First, one hundred percent (100%) to the Members, pari passu, in proportion to their Proportionate Shares, until the Class A Member has received distributions under this Article V which provide to the Class A Member a Total Return equal to [*] percent [*]; and

                           (b) Second, eighty three and one-third percent (83-1/3%) to the Members, pari passu, in proportion to their Proportionate Shares and sixteen and two-thirds percent (16-2/3%) to the Operating Member until the Class A Member has received distributions under this Article V which provide to the Class A Member a Total Return equal to [*] percent [*]; and

                           (c) Thereafter, the balance, sixty six and two-thirds percent (66-2/3%) to the Members, pari passu, in proportion to their Proportionate Shares and thirty three and one-third percent (33-1/3%) to the Operating Member.

         Section 5.3 DISTRIBUTIONS OF CAPITAL PROCEEDS. Subject to the provisions of Sections 3.8, 3.10, 5.1 and 5.4, the Operating Member shall, promptly after a Capital Transaction, calculate the Capital Proceeds resulting therefrom, if any, and shall distribute the same to the Members as follows:

                           (a) First, one hundred percent (100%) to the Members, pari passu, in proportion to their Proportionate Shares, until the Class A Member has received distributions under this Article V which provide to the Class A Member a Total Return equal to [*] percent [*]; and

                           (b) Second, eighty three and one-third percent (83-1/3%) to the Members, pari passu, in proportion to their Proportionate Shares and sixteen and two-thirds percent (16-2/3%) to the Operating Member until the Class A Member has received distributions under this Article V which provide to the Class A Member a Total Return equal to [*] percent [*]; and

                           (c) Thereafter, the balance, sixty six and two-thirds percent (66-2/3%) to the Members, pari passu, in proportion to their Proportionate Shares and thirty three and one-third percent (33-1/3%) to the Operating Member.

         Section 5.4 DISTRIBUTIONS UPON LIQUIDATION. In the event the Company (or a Member's interest therein) is "liquidated" within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(G), then any distributions shall be made pursuant to this Section 5.4 to the Members (or such Member, as appropriate), in accordance with their (or its, as appropriate) positive Capital Account balances in compliance with Treasury Regulations Section 1.704-1(b)(2)(ii)(B)(2).


                         ARTICLE VI-- POWERS AND DUTIES

         Section 6.1 BOARD OF MEMBERS.

                  Section 6.1.1 ESTABLISHMENT OF BOARD OF MEMBERS. Subject to the rights of the Class A Member as set forth in this Agreement (including, without limitation, Section 6.1.3, Section 6.2, Section 6.4.5 and Section 6.6), the decision-making power of the Company shall be vested in a Board of Members, which shall consist of four (4) individuals (each a "Board Member") comprised as follows: (a) two (2) Board Members chosen by the Operating Member, initially consisting of Robert W. Boykin and Richard C. Conti (together with their permitted successors, the "Operating Member's Board Members"), and (b) two (2) Board Members chosen by the Class A Member (the "AEW Board Members"). Either Member may change the designation of the individual or individuals appointed by it to the Board of Members at any time by written notice to the Operating Member, except that the Operating Member shall not change the designation of Mr. Boykin as a Board Member without the prior consent of the Class A Member and such consent shall not be unreasonably withheld. The names and addresses of the initial Board Members of the Company are set forth on EXHIBIT A attached hereto, and EXHIBIT A shall be amended from time to time by the Operating Member to reflect the resignation or removal of any Board Member or the appointment of new or additional Board Members pursuant to this Agreement.

                  Section 6.1.2 MEETINGS AND ACTION OF THE BOARD OF MEMBERS. Except as otherwise set forth in this Agreement, all action to be taken by the Board of Members shall be taken at a meeting of the Board of Members by the affirmative vote (a "Majority Vote") of a majority in number of the Board Members, PROVIDED, however, that no combination of affirmative votes shall be deemed to qualify as a Majority Vote unless such combination of affirmative votes includes at least one (1) Operating Member Board Member and one (1) AEW Board Member. If action is to be taken at a duly called meeting of the Board of Members, notice of the time, date and place of meeting shall be given to each Board Member by the Operating Member or the Board Member(s) calling the meeting by personal delivery, telephone or fax sent to the address of each Board Member set forth on EXHIBIT A at least three (3) Business Days in advance of the meeting; PROVIDED, HOWEVER, no notice need be given to a Board Member who waives notice before or after the meeting or who attends the meeting without protesting at or before its commencement the inadequacy of notice to him or her. The Board Members may attend a meeting in person or by proxy, and they may also participate in the meeting by means of conference call or similar communications equipment that permits all Board Members to hear each other. A chairman selected by the Class A Member shall preside over all meetings of the Board of Members. Either Member may introduce meeting agenda items, all of which the Board of Members shall consider. The chairman shall determine the order of business and the procedures to be followed at each meeting of the Board of Members. Any action required or permitted to be taken at any meeting of the Board of Members may be taken without a meeting if one or more written consents to such action shall be signed by the requisite number of Board Members required for a Majority Vote. Such written consents shall be delivered to the Operating Member at the principal office of the Company and, unless otherwise specified, shall be effective on the date when the first consent is delivered. To the extent that this Agreement permits the Board to request materials, reports, information or clarifications, such request may be made by any individual Member of the Board without further action by the Board.

                  Section 6.1.3 SPECIFIC APPROVAL RIGHTS OF BOARD OF MEMBERS. Notwithstanding any provision of this Agreement to the contrary, the Operating Member shall not, in the exercise of its general control and decision-making authority as more particularly described in Section 6.3, take, consent to or permit the Company or any Subsidiary Company to take any of the following actions (each, a "Major Decision"), without in each instance first obtaining Approval. In addition, except as expressly set forth in this Agreement to the contrary, the Class A Member shall not unilaterally cause a Major Decision to occur, without in each instance first obtaining Approval. The Major Decisions are as follows:

                           (a) Acquire any Lodging Facility or other real or personal property or interest therein on behalf of the Company or any Subsidiary Company other than personal property in the ordinary course of business. Any Approval by the Board of the Final

         Approval Package for the acquisition of a proposed acquisition pursuant to Article X shall be deemed Approval pursuant to this Section 6.1.3(a), subject to the provisions of Article X, including, without limitation, the provisions of Section 10.3 which provide the Members with the right to disapprove an acquisition as a result of diligence conditions or otherwise.

                           (b) Execute or enter into any franchise agreement, management agreement, Lease or operating agreement with respect to any Property or Properties, unless with respect to an operating agreement only, such operating agreement is in the ordinary course of the business of the Company, is terminable on not less than thirty (30) days prior written notice for a penalty of not more than One Thousand Dollars ($1,000.00) and is for an expense which has been Approved in an Approved Budget.

                           (c) Sell, convey, exchange, mortgage, or otherwise transfer or encumber or lease all of or any interest in any Property or any real or personal, tangible or intangible property, other than non-material transfers, financings or leases with respect to personal, tangible or intangible property in the ordinary course of business or leases of less than 3,000 square feet of leasable space with a term, including extension options, of not greater than five (5) years which are consistent with any current Approved Leasing Plan.

                           (d) Execute or enter into, amend, modify or terminate any development agreement, construction contract or other agreement relating to the development, redevelopment or improvement of any Property or Properties; provided, however, without Approval, the Operating Member may enter into any such contract or agreement if the obligations under such contract or agreement are for less than $100,000 and the scope of the work to be completed under such contract or agreement has been Approved (whether by inclusion in an Approved Budget or otherwise) and may approve any single change order or series of related change orders causing a price adjustment of less than of Fifteen Thousand Dollars ($15,000) per item or related items or Twenty-Five Thousand Dollars ($25,000) in the aggregate under any such contract.

                           (e) Execute or enter into any contract or agreement other than of the type described in (b) or (d) above or incur any obligation other than obligations which would not require Approval under (d) above, unless such agreement or obligation is in the ordinary course of the business of the Company and such agreement or obligation has been contemplated in an Approved Budget.

                           (f) Borrow money, issue evidences of indebtedness or grant any mortgages or other encumbrances on or security interests in the assets of the Company or any Subsidiary Company, including without limitation, any financing or refinancing of any Property or any portion thereof, or modify, extend, renew, change or prepay in whole or in part any borrowing, financing or refinancing, or make any commitments to borrow funds or give any consideration to obtain a commitment for the loan of funds except as expressly permitted under (c) above with respect to nonmaterial personal, tangible or intangible property.

                           (g) Make a distribution of any Cash Flow or Capital Proceeds of the Company, which, in either case, is inconsistent with the current Approved Budgets, Portfolio Business Plan or Asset Business Plan, or otherwise in contravention of this Agreement.

                           (h) Institute legal action or proceedings or otherwise bring or prosecute any claim available to the Company or any Subsidiary Company, or settle any claim against the Company or any Subsidiary Company or any other matter, in each case outside of the ordinary course of business of the Company or the Subsidiary Company; or settle any eminent domain taking.

                           (i) Establish any amendment to any Portfolio Business Plan or Asset Business Plan, including, without limitation, the establishment of or amendment (whether or not material) to any Approved Budget. The content of any Portfolio Business Plan, Asset Business Plan, Annual Budget, Acquisition/Redevelopment Budget, Construction Budget or Pursuit Cost Budget, or any other budget or report to be generated by the Operating Member pursuant to this Agreement shall require Approval before any such plan, budget or report shall become operative or effective. The foregoing shall not be deemed to require separate Approval for a conforming amendment to an Approved expenditure, Approved plan, Approved Budget or Approved report where such amendment is clearly derived from an Approved expenditure, Approved plan, Approved Budget, or Approved report.

                           (j) Modify any contract, agreement or lease or other arrangement, if such modification would require Approval as provided herein in the case of a new contract, agreement or lease or other arrangement.

                           (k) Other than as already Approved in an Approved Budget, develop or approve on behalf of the Company any plans for the construction of any improvements or the making of any capital improvements or alterations in or to any Property or any portion thereof having a cost in excess of $100,000 or any material deviation in construction from Approved plans and specifications.

                           (l) Alter the amount or nature of the Contributions.

                           (m) Allow any Property to be owned and operated without a Lease.

                           (n) Engage the Accountant or any other accountant or legal counsel for the Company or change or terminate any accountant or legal counsel unless (a) the Operating Member determines in its reasonable judgment that an adverse determination of any dispute is reasonably expected to result in exposure of less than $100,000 and (b) the amount of professional fees incurred with respect to any individual matter will be less than $50,000.

                           (o) Establish, increase, replenish or decrease the amount of reserves held by the Company or any Subsidiary Company, except in accordance with the applicable Approved Budget unless required by law or pursuant to the terms of any Authorized Financing.

                           (p) Permit any Related Party of the Operating Member to engage in Competing Activities in violation of the provisions of
         Section 6.4 or Article X hereof.

                           (q) Permit the Transfer of any Member's interest in the Company or admit any additional Members, except for Transfers permitted under Article VIII.

                           (r) Dissolve the Company or any Subsidiary Company.

                           (s) Effect a merger, conversion, consolidation or other reorganization of the Company or any Subsidiary Company or modify or amend this Agreement or the LLC Certificate.

                           (t) Engage in any business not described in
         Section 1.2.

                           (u) Discharge or replace Key Personnel.

                           (v) Pay any fees, compensation or expense reimbursement to the Operating Member or any Operating Member Related Party or the Class A Member or any Related Party of the Class A Member or enter into any transaction with any Operating Member Related Party or any Related Party of the Class A Member.

                           (w) Intentionally deleted.


                           (x) Modify the Insurance Requirements set forth in EXHIBIT F for the benefit of the Company.

                           (y) Guaranty the payment of any money, or debt of another Person, or guaranty the performance of any other obligation of another Person.

                           (z) Grant any general power of attorney or other unlimited authority to act on behalf or in the name of the Company.

                           (aa) Agree to any material change to accounting and related matters material to the Company or the Members or any material changes to accounting practices or policies.

                           (b) Initiate or respond to any so called "buy/sell" or "forced sale" provision under any agreement (other than this Agreement) to which the Company or any Subsidiary Company is a party or commit on behalf of the Company to acquire any partnership or membership interest owned by a Third Party in any Subsidiary Company.

                           (cc) File any voluntary petition for the Company or any Subsidiary Company under Title 11 of the United States Code, the Bankruptcy Act, or seek the protection of any other Federal or State bankruptcy or insolvency law or debtor relief statute.

                           (dd) Make any other decision or take any other action which by any provision of this Agreement is required to be approved by the Board.

                           (ee) Do any act in contravention of this Agreement.

                           (ff) In any instance where the consent or approval of the Company or a Subsidiary Company is required under any Lease, the granting of such consent or approval with respect to any action which if undertaken by the Operating Member under this Agreement would require Approval.

                  Section 6.1.4APPROVAL BY MEMBERS IN LIEU OF BOARD APPROVAL; PROJECT REPRESENTATIVES. Notwithstanding the foregoing provisions of this
Section 6.1, the unanimous approval by the Members (any approval of any Member must be in writing) as to any matter or decision shall satisfy the requirement for Approval by the Board of Members for all purposes of this Agreement, and any such matter or decision receiving the unanimous approval of the Members shall be deemed "Approved." Each Member shall designate at least two (2) individuals to represent such Member as its "Project Representatives." The initial Project Representatives for each Member and their addresses are set forth on EXHIBIT A hereto, and each Member may by written notice to the other Member redesignate its Project Representatives. The written approval of a Project Representative as to any matter or decision shall be deemed to constitute the approval of the Member represented by such Project Representative.

         Section 6.2 ADDITIONAL RIGHTS OF THE CLASS A MEMBER. After the initial acquisition and financing of any Property, in the event that any financing, refinancing, or other recapitalization of such Property (a "Financing Proposal") is proposed by either Member for consideration by the Board and the Board of Members does not achieve a Majority Vote approving the terms of such Financing Proposal or such Financing Proposal is not otherwise Approved by the Members, then, notwithstanding the lack of a Majority Vote of the Board of Members or Approval of the Members and notwithstanding any provision or provisions of this Agreement to the contrary, the Class A Member shall have the right to unilaterally propose and approve on behalf of the Company any bona fide Financing Proposal from a Third Party satisfactory to the Class A Member within the financing parameters set forth on EXHIBIT M and such unilateral proposal and approval by the Class A Member shall constitute Approval within the terms of this Agreement. At the direction of the Class A Member, the Operating Member shall use all reasonable and diligent efforts to cause the Company to enter into and consummate such Financing Proposal as so proposed and approved by the Class A Member.

         In addition to other rights reserved or granted to the Class A Member, the Class A Member and its agents and representatives shall have the right, at their sole cost and expense, at any time and from time to time, upon reasonable notice (which shall not be deemed to require notice of more than one (1) Business Day) and during normal business hours to:

                  (i) inspect any or all of the Properties, proposed acquisitions or other assets of the Company in a manner which does not unduly interfere with the operation and/or development of the Properties; and

                  (ii) review (x) the books and records required to be maintained under Article IX below, and (y) any information and reports relating to the management, operations, policies or strategies of any or all of the Properties or other assets of the Company.

         The Class A Member shall have the right to obtain, at the expense of the Company, an appraisal for any Property once every twelve months.

         Section 6.3 OPERATING MEMBER. Subject to the terms and conditions of this Agreement, the Operating Member shall have responsibility and authority for the day-to-day management and operation of the business and affairs of the Company in accordance with the Leases, the Approved Portfolio Business Plan, the Approved Asset Business Plans, the Approved Budgets and the other terms and conditions of this Agreement. The Operating Member accepts and agrees to perform the duties and undertake the responsibilities set forth for it in this Agreement and to exercise reasonable, diligent, and efficient business administration consistent with customary administration of business enterprises comparable to the Company having similarly sophisticated principals and investors. Except as otherwise set forth herein, the Operating Member shall act as the Company's representative with respect to all aspects of the acquisition, development and leasing of the Properties and other Company assets, shall perform the specified reporting functions, shall use diligent efforts to comply with and perform all obligations of the Company and the Subsidiary Companies under any agreements affecting them and, generally, shall execute and implement decisions and directions of the Board of Members with respect to the Properties and the activities contemplated in, and in each case consistent with, the Approved Portfolio Business Plan, Approved Asset Business Plans, the Approved Budgets and with any decision of the Board of Members, and shall, as requested by the Board, act as the Board's representative in connection with any proposed sale or financing transaction, providing required financial information or other documentation, dealing with brokers and potential sources of financing or purchasers and performing such additional duties as the Board may reasonably request.

         In addition to the general responsibilities of the Operating Member set forth above, the Operating Member shall also use commercially reasonable efforts to provide all of the following services:

                           (a) Collect all rents and other charges which may
become due at any time from any tenant under any Lease and any other monies due the Company or any Subsidiary Company in connection with each such Property. All monies collected are to be deposited in the applicable Property Accounts.

                           (b) Coordinate the bidding, awarding, and negotiation
of contracts with, and coordinate activities among all applicable service providers such as architects, engineers, designers, brokers, consultants, attorneys and other professionals providing services to the Company or Subsidiary Company in connection with asset management, operation or redevelopment of any Property;

                           (c) Coordinate the administration and payment of all
construction costs, equipment costs, architectural and engineering costs, insurance costs and other hard and soft costs incurred in connection with capital improvement to or redevelopment of any Property;

                           (d) Notify the Class A Member of any conditions which
would cause any of the Properties to be in violation of any Mortgage Loan, and take Approved remedial action to cause the Properties to remain in compliance with all Mortgage Loans;

                           (e) Maintain copies of all Leases; subject to the
Class A Member's rights under Section 6.4.5, advise, administer, asset manage and oversee all leasing activities, leasing negotiations and other communications with present and proposed tenants under Leases and use commercially reasonable efforts to cause the Company or the applicable Subsidiary Company to be in compliance with the terms of all Leases;

                           (f) Review bills for real estate taxes, improvements
assessments and other like charges which are or may become liens against each Property and, subject to the terms of each Lease, as part of the Asset Business Plan recommend payment, appeal or application for abatement as in its reasonable judgment it shall determine; and assist the Company in the preparation and prosecution of any such appeal or application for abatement; and

                           (g) Inspect or cause to be inspected each Property at
least quarterly and promptly provide to Class A Member with an inspection report.

                  Section 6.3.1 AUTHORITY OF THE OPERATING MEMBER. Subject to the other provisions of this Article VI and all other provisions of this Agreement calling for the Approval of the Board or of the Class A Member, or otherwise limiting the authority or powers of the Operating Member, the Operating Member shall have the decision-making authority and power necessary for the day-to-day administration and operation of the business and affairs of the Company, including the power and authority to do the following on behalf of and at the Company's expense (except that the Operating Member shall have no authority to take any of the actions listed in Section 6.2 unless, and then only to the extent, such action has been Approved), in each case consistent with the Approved Portfolio Business Plan, Approved Asset Business Plans, the Approved Budgets and with any decision of the Board of Members:

                           (a) Acquire real and personal property and interests in real and personal property on behalf of the Company.

                           (b) Deal in and with the assets of the Company, including without limitation, selling, leasing, developing, constructing, improving, rehabilitating, maintaining, creating easements and conveying all or any part of any real or personal property of the Company.

                           (c) Exercise the rights of the Company with respect
to the Subsidiary Companies.

                           (c) Enter into contracts for the construction, development, improvement, servicing, maintenance, repair and rehabilitation of the Properties.

                           (e) Bring, defend, compromise, collect, pay, adjust, arbitrate or otherwise take any action and exercise any remedies with respect to any receivable held by or claim available to or against the Company.

                           (f) Pay Company expenses incurred in the administration and operation of the business and affairs of the Company.

                           (g) Borrow money and issue evidences of indebtedness and grant mortgages and other encumbrances on and security interests in assets of the Company for the benefit of the Company.

                           (h) Appoint such agents of the Company as the Operating Member may deem appropriate and delegate to any of them such authority as the Operating Member may deem appropriate to carry out the business of the Company.

                           (i) Employ, engage, hire or otherwise secure the services of such Persons as may be necessary or advisable for the proper operation of the Company, including without limitation, construction contractors, engineers, appraisers, attorneys, accountants, and real estate and loan brokers, upon such terms as the Operating Member may deem appropriate.

                           (j) File any voluntary petition for the Company or any Subsidiary Company under Title 11 of the United States Code, the Bankruptcy Act, or seek the protection of any other Federal or State bankruptcy or insolvency law or debtor relief statute.

                           (k) Effect a merger, conversion, consolidation or other reorganization of the Company.

                           (l) Prepare, execute, acknowledge and file, record, publish and deliver all instruments or documents necessary or convenient to effectuate any actions of the Company.

                           (m) Take any other action permitted or required of the Operating Member under this Agreement or applicable law.

                  Section 6.3.2 EMPLOYEES. All persons employed by the Operating Member in connection with the services to be rendered hereunder shall be Operating Member's employees, agents or independent contractors and shall not be the employees, agents or independent contractors of the Company. Operating Member shall be solely responsible for the salaries of its employees and any employee benefits, including, without limitation, wages, worker's compensation benefits, employment and social security taxes and fringe benefits, to which Operating Member's employees or agents may claim to be entitled. Operating Member shall indemnify and hold the Class A Member, any AEW Board Member, any Related Party of the Class A Member or any of their agents, officers, partners, members, employees, representatives, directors or shareholders from any loss, claim or damage resulting from the failure of the Operating Member to fully comply with all applicable laws and regulations having to do with worker's compensation, social security, unemployment insurance, hours of labor, wages, working conditions, and other employer-employee related subjects with respect to Operating Member's employees.

                  Section 6.3.3 COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS. During the term of this Agreement, Operating Member shall be responsible for monitoring whether each Property is in compliance with all Governmental Requirements applicable thereto and that all applicable governmental and municipal licenses, permits, consents and approvals are in full force and effect and shall promptly notify the Class A Member of any known uncorrected material violation of any such Governmental Requirement.

                  Section 6.3.4 FEES. Until the occurrence of an Event of Default or the Closing Date (as defined in Section 8.4.5), Operating Member shall receive fees hereunder (collectively, the "Fees") in amounts and upon the terms and conditions as set forth in EXHIBIT G-1 hereto and reimbursement of certain of its expenses (such reimbursable expenses, the "Reimbursable Expenses") of an amount that has been Approved upon the terms and conditions and subject to the exclusions as set forth in EXHIBIT G-2. In no event shall Operating Member be reimbursed for Excluded Costs as set forth in EXHIBIT G-2. Notwithstanding anything to the contrary contained herein, after the occurrence of an Event of Default and for as long as the Operating Member is a Member, the Operating Member shall be entitled to receive any acquisition fees set forth in paragraph (b) of Exhibit G-1 with respect to any Proposed Investment submitted by the Operating Member to the Company under this Agreement.

         Section 6.4 OTHER BUSINESS ACTIVITIES OF THE MEMBERS.

                  Section 6.4.1 OPERATING MEMBER; FIRST OPPORTUNITY.

                           (a) During the Investment Period, the Operating Member shall not directly or indirectly through an Operating Member Related Party acquire, develop, rehabilitate or redevelop any Lodging Facility (other than the Lodging Facilities listed on EXHIBIT I which are owned by the Operating Member or an Operating Member Related Party as of the date hereof and which the Members acknowledge are exempt from the restriction set forth in this Section 6.4.1) without in good faith first offering such Lodging Facility to the Company pursuant to Article
         X. The Operating Member shall offer such Lodging Facility by delivering a complete set of Preliminary Information as described in Section
         10.3.1. If the Class A Member or the Class A Member Board Members disapprove such acquisition, then the Operating Member or any Operating Member Related Party may, during the twelve (12) month period commencing upon the disapproval of such Lodging Facility by the Class A Member, but subject to the restrictions in Section 6.4.4, proceed to acquire a direct or indirect interest in such Lodging Facility, provided that the terms and conditions of acquiring such Lodging Facility are not more favorable to the Operating Member or such Operating Member Related Party in any material respect than the proposed terms and conditions presented to the Class A Member for approval. In addition, the Operating Member or such Operating Member Related Party shall reimburse the Company for all Pursuit Costs incurred by the Company with respect to such Lodging Facility.

                           (b) Notwithstanding the provisions of Section 6.4.1(a) above, the Class A Member acknowledges that the Operating Member during the Investment Period may dispose of its interest in the DoubleTree Hotel Yakima, DoubleTree Hotel Eugene/Springfield, DoubleTree Hotel Spokane and DoubleTree Hotel Bellevue (each, a "Disposition Property") and is obligated to substitute one or more Lodging Facilities in connection therewith and in any event within six months of the date of such sale (each such substitute Lodging Facility, a "Substitute Property") and that the restrictions set forth in Section 6.4.1(a) shall not apply to any Substitute Property acquired by the Operating Member or Operating Member Related Party in connection therewith and in any event within six months of the date of disposition of any Disposition Properties. In addition, until such time as the Class A Member has made Contributions of at least $25,000,000, the Operating Member or Operating Member Related Party may acquire from a Third Party not more than one (1) Lodging Facility in connection with the disposition of a Lodging Facility owned by the Operating Member or Operating Member Related Party pursuant to a bona fide tax free exchange permitted pursuant to Section 1031 of the Code (a "1031 Exchange"). After the Class A Member has made Contributions of at least $25,000,000, the Operating Member or Operating Member

         Related Party may engage in up to three additional 1031 Exchanges, provided that prior to each subsequent 1031 Exchange after the first 1031 Exchange permitted after the $25,000,000 threshold has been achieved, the Company has acquired an additional Lodging Facility. The restrictions set forth in Section 6.4.1(a) shall not apply to a 1031 Exchange permitted by this Section 6.4.1(b). The Operating Member shall notify the Class A Member of the identity of the Lodging Facility and the terms of any 1031 Exchange permitted hereunder prior to the date of commitment thereof.

                  Section 6.4.2 GENERAL PROVISIONS. The Class A Member and its Related Parties shall not be obligated to present any investment opportunity to the Company, even if the opportunity is of a character consistent with the Company's other activities and interests. The Class A Member and any of its Related Parties may engage in or possess any interest, directly or indirectly, in any other business venture of any nature or description independently or with others, including but not limited to, the ownership, financing, leasing, operation, management, syndication, brokerage, or development of real property competitive with the Properties. Membership in the Company and the assumption by the Class A Member of any duties hereunder shall be without prejudice to such Class A Member's rights (or the rights of its Related Parties and other affiliates) to have such other interests and activities and to receive and enjoy profits or compensation therefrom, and neither the Company nor the other Members shall have any right by virtue of this Agreement in and to such ventures or the income or profits derived therefrom. If the Operating Member (i) lists a Lodging Facility on the "deal sheet" referenced in Section 10.3 which the Class A Member indicates in writing should not be pursued as a potential acquisition because the Class A Member does not anticipate Approving the acquisition of such Lodging Facility pursuant to Section 10.3; (ii) lists a Lodging Facility on the "deal sheet" referenced in Section 10.3 and submits a Preliminary Approval Package within thirty (30) days of being listed on a "deal sheet" and the Class A Member disapproves such acquisition pursuant to Article X or (iii) proposes a Proposed Investment pursuant to Article X which the Class A Member disapproves, the Class A Member agrees not to acquire an interest in such Lodging Facility during the next twelve month period following such disapproval, unless such interest is acquired directly or indirectly by Dolce/AEW, L.P., a Delaware limited partnership, to be used and operated as a conference center hotel.

                  Section 6.4.3 RELATED PARTY TRANSACTIONS. No Member shall engage or pay any compensation to any Related Party of a Member for the provision of services to the Company unless (a) such party is fully qualified and experienced to provide the required services, (b) both the scope of services and the compensation payable to such Related Party for the services are consistent with then current market standards for arms-length transactions, (c) the Member discloses such engagement to the Board as a transaction with a Related Party of a Member and (d) such engagement or payment is Approved.

                  Section 6.4.4 COMPETING INVESTMENTS; RESTRICTED AREA. The Operating Member shall not directly or indirectly through an Operating Member Related Party acquire, develop, rehabilitate or redevelop any Competing Investment unless expressly permitted pursuant to this Section 6.4.4. The "Restricted Area" shall mean the geographical area surrounding the Property which if a Lodging Facility comparable to the applicable Property were located therein would be deemed a direct competitor of the Property. The parties acknowledge that the Restricted Area shall differ with respect to each Property based on the relevant competitive market, geographic area and type of property to be acquired by the Company. In connection with the approval of any proposed acquisition, the Members shall negotiate in good faith to define the Restricted Area for such acquisition. In the event that the Members are unable to agree on a Restricted Area for any proposed acquisition, the resolution shall be submitted to the Market Expert, whose determination of the Restricted Area shall be conclusive and binding on the Members. During the pendency of any determination of the definition of the Restricted Area for any proposed acquisition, the Operating Member shall not directly or indirectly through an Operating Member Related Party acquire, develop, rehabilitate or redevelop any Lodging Facility located within the area proposed by the Class A Member to be the Restricted Area.

         During the Investment Period, the Operating Member shall not, directly or indirectly through an Operating Member Related Party, acquire a Competing Investment or develop, rehabilitate or redevelop a Lodging Facility or other real property in a manner which causes such Lodging Facility or other real property to be a Competing Investment. Notwithstanding the foregoing, a Competing Investment may be acquired by the Operating Member or Operating Member Related Party during the Investment Period as part of a transaction involving the direct or indirect acquisition of three or more Lodging Facilities provided the Operating Member complies with the provisions of Section 6.4.1 with repect to offering the Lodging Facilities to the Company and the timing and terms of the acquisition of such Lodging Facilities by the Operating Member or an Operating Member Related Party.

         After the expiration of the Investment Period, the Operating Member or an Operating Member Related Party may acquire a Competing Investment or develop, rehabilitate or redevelop a Lodging Facility or other real property in a manner which causes such Lodging Facility or other real property to be a Competing Investment, provided, however, the Operating Member shall give the Class A Member prior notice of its intention to so acquire a Competing Investment or develop, rehabilitate or redevelop a Lodging Facility or other real property in a manner which would cause such Lodging Facility or real property to be a Competing Investment, which notice shall set forth all material details reasonably necessary for the Class A Member to assess the impact of such Competing Investment on any Property and prompt notice after the acquisition of the Competing Investment or the development, rehabilitation or redevelopment of the Lodging Facility or other real property to be a Competing Investment, whether during or after the Investment Period. The Class A Member shall have the right, by delivering written notice to the Operating Member within twelve (12) months after receipt of notice of the occurrence of the closing of the acquisition of the Competing Investment or the completion of development, rehabilitation or redevelopment of the Lodging Facility or other real property into a Competing Investment by the Operating Member or any Operating Member Related Party, to either (x) cause the Company to terminate the Lease with an Operating Member Related Party with respect to the Property which competes with the Competing Investment or (y) cause the Company to convey the Property which competes with the Competing Investment to the Operating Member or a designated Operating Member Related Party for a purchase price equal to the aggregate

Contributions made by the Members with respect to such Property without further adjustment or proration. If any termination fees are due to an Operating Member Related Party as a result of a termination of a Lease pursuant to this Section 6.4.4, such fees shall be the sole responsibility of the Operating Member. If the Class A Member elects to cause the Company to convey the Property which competes with the Competing Investment to the Operating Member or a designated Operating Member Related Party, the closing of the sale of such Property shall be on the date which is thirty (30) days after the Class A Member's election hereunder. Any Property conveyed by the Company pursuant to this Section 6.4.4 shall be conveyed to the Operating Member or the Operating Member Related Party subject to any and all easements, liens, restrictions, covenants and matters of record title and the Operating Member or Operating Member Related Party acquiring such Property shall acquire the Property subject to all liabilities with respect to such Property. The Operating Member shall use all commercially reasonable efforts to obtain for the benefit of the Company and the Class A Member releases from any and all monetary or other guaranties given by them with respect to such liabilities. If following the exercise of commercially reasonable efforts, the Operating Member is unable to obtain such releases, the Operating Member shall provide to the Company and the Class A Member indemnities reasonably satisfactory to each to address the contingent liability contained in the unreleased liabilities.


                  Section 6.4.5 LEASES.

                           (a) The Operating Member shall not enter into any
Lease unless the form and substance thereof and the identity of the tenant have all been Approved.

                           (b) The Operating Member acknowledges and agrees that
the Class A Member shall have the sole and exclusive right and authority on behalf of the Company to take any action on the part of the Company with respect to a Lease with an Operating Member Related Party, including, without limitation
(i) the right to modify, amend or terminate such Lease, (ii) the right to exercise any right or option on the part of the Company or to grant or withhold any material consent or approval contained therein, and (iii) the right to enforce any rights or remedies therein. Any Lease for a Property with an Operating Member Related Party shall contain the right of the Company to terminate such Lease without cause for an Approved termination fee.

                           (c) In the event an Operating Member Related Party is
in default under a Lease and the Class A Member desires to terminate such Lease and enter into a new Lease for the applicable Property, the Class A Member shall notify the Operating Member and the Members shall cooperate to identify an approved replacement tenant for a new Lease for the Property within thirty (30) days. If the Members are not able to agree on a replacement tenant, then, notwithstanding the lack of Approval and notwithstanding any provision or provisions of this Agreement to the contrary, the Class A Member shall have the right to unilaterally propose and approve on behalf of the Company of one of the entities listed on EXHIBIT O or any Affiliate thereof as a replacement tenant and to negotiate and cause the Company (or Subsidiary Company) to enter into a new lease substantially on the terms and conditions contained in the form of Lease entered into with the Operating Member Related Party; provided that the Class A Member, in connection with its right to negotiate a Lease pursuant to this Section 6.4.5, shall have the right to unilaterally propose, negotiate and approve base rent, percentage rent and other economic terms in the Lease.

                           (d) The Operating Member acknowledges and agrees that
the Class A Member shall have the sole and exclusive right and authority on behalf of the Company to take any action on the part of the Company with respect to terminating a Lease due to the breach by a tenant (a "Defaulting Tenant") of a non-compete covenant or clause in such Lease if the breach is the result of the Defaulting Tenant's involvement with a Competing Investment owned or operated by the Operating Member or an Operating Member Related Party.

         Section 6.5 LIMITATION OF LIABILITY.

                  Section 6.5.1 EXCULPATORY PROVISIONS. None of the Operating Member, the Class A Member, any Board Member, any Related Party of any Member or any Member's agents, officers, partners, members, employees, representatives, directors or shareholders (each such party, an "Indemnified Party") shall be liable, responsible or accountable in damages or otherwise to the Company or any Member for (i) any act performed in good faith within the scope of the authority conferred by this Agreement, (ii) any failure or refusal to perform any acts except those required by the terms of this Agreement, or (iii) any performance or omission to perform any acts in reliance on the advice of accountants or legal counsel for the Company; provided, however, that each Indemnified Party shall nevertheless be liable in all events for its own fraud, gross negligence or willful misconduct.

                  Section 6.5.2 INDEMNIFICATION. To the fullest extent permitted by law, the Company shall indemnify and save harmless each Indemnified Party from any loss, cost, damage, fee (including without limitations, legal fees and costs) or expense incurred by reason of (i) such party's status as a Member or Board Member or the Related Party of a Member or such party's status as agent, officer, partner, member, employee, representative, director or shareholder of such Member (ii) any act performed in good faith within the scope of the authority conferred by this Agreement, (iii) any failure or refusal to perform any acts except those required by the terms of this Agreement or (iv) any performance or omission to perform any acts based upon reasonable good faith reliance on the advice of accountants or legal counsel for the Company, provided that no indemnification shall be given with respect to acts or omissions which constitute fraud, willful misconduct or gross negligence.

                  Section 6.5.3 MODIFICATION OF LIABILITY. The Operating Member expressly agrees that with respect to any approval right granted to the Class A Member or any AEW Board Member or the exercise of the Right of First Offer pursuant to Section 8.2 or the Buy-Sell pursuant to Section 8.4 or rights under
Section 6.4.4, the Class A Member and any such AEW Board Member shall have no fiduciary duty whatsoever to the Operating Member, and the Class A Member and any such AEW Board Member may grant such approval or refuse to grant such approval under this Agreement for the sole benefit of the Class A Member, as determined in its sole discretion. Likewise, the Class A Member expressly agrees that with respect to any approval right granted to the Operating Member or any Operating Member Board Member or the exercise of the Right of First Offer pursuant to Section 8.2 or the Buy-Sell pursuant to Section 8.4, the Operating Member and any such Operating Member Board Member shall have no fiduciary duty whatsoever to the Class A Member, and the Operating Member and any such Operating Member Board Member may grant such approval or refuse to grant such approval under this Agreement for the sole benefit of the Operating Member, as determined in its sole discretion.

                  Section 6.5.4 INSURANCE. The Operating Member shall, consistent with the Portfolio Business Plan, maintain, for the benefit and at the expense of the Company, such insurance in such amounts, with such carriers and providing such coverages as satisfy the Insurance Requirements.

         Section 6.6 CLASS A MEMBER'S RIGHT TO BECOME THE MANAGING MEMBER. Notwithstanding anything in this Agreement to the contrary, if there shall exist an Event of Default by the Operating Member hereunder or a default, beyond any applicable notice and cure periods by the Operating Member or any Operating Member Related Party under any Lease, contract or agreement between such party and the Company or any Subsidiary Company, then, in any such event, the Class A Member shall have the unilateral right, by written notice to the Operating Member given at any time thereafter to become the managing member of the Company and in such capacity, shall have the unilateral decision-making authority and power to replace the Key Personnel and to take all actions on behalf of and at the Company's expense permitted or required of a managing member of a Delaware limited liability company, including, without limitation, all Major Decisions, without the necessity for obtaining any consent or approval of the Operating Member, the Operating Member Board Members or the Board. Nothing in this Section
6.6 is intended to permit the Class A Member to unilaterally Approve any amendment to this Agreement or increase the obligations of the Operating Member under this Agreement beyond those contained herein or permit the Class A Member to act as the Operating Member's agent or representative.

                      ARTICLE VII -- LIABILITIES OF MEMBERS

         No Member shall be liable for any debts, liabilities, contracts or other obligations of the Company nor shall any Member be required to lend funds to the Company. Except as otherwise specifically required by Article III or by applicable law, no Member shall be required to make any Contributions to the Company.


                  ARTICLE VIII -- TRANSFER OF COMPANY INTEREST

         Section 8.1 TRANSFER BY THE MEMBERS.

                  Section 8.1.1 GENERAL RESTRICTIONS. No Member shall sell, assign, transfer, mortgage, charge or otherwise encumber, or permit or suffer any Third Party to sell, assign, transfer, mortgage, charge or otherwise encumber, or contract to do or permit any of the foregoing, directly or indirectly and whether voluntarily or by operation by law (collectively referred to as a "Transfer") any part or all of its interest or membership in the Company except as provided in this Article
VIII. Any attempt to effect any of the foregoing prohibited actions shall be void and, in addition to other rights and remedies at law and in equity, the other Member or Members shall be entitled to injunctive relief enjoining the prohibited action. The Members expressly acknowledge that damages at law would be an inadequate remedy for a breach or threatened breach of the provisions concerning transfer set forth in this Agreement. The giving of consent or approval by the Member required under this Article VIII in any one or more instances shall not limit or waive the need for such consent or approval in any other or subsequent instances. Notwithstanding anything in this Article VIII or this Agreement to the contrary, no Member shall have the right to effect any Transfer of its interest in the Company if the Transfer, in the opinion of counsel to the Company, may constitute a violation of any state or federal securities laws or other applicable laws, rules or regulations.

                  Section 8.1.2 INDIRECT TRANSFERS. For as long as BLC stock is listed and publicly traded on a nationally recognized stock exchange, for purposes of this Section 8.1, (i) the sale, exchange or transfer of stock in BLC and (ii) the sale, exchange or transfer of partner interests in the Operating Member shall not be deemed a Transfer subject to the restrictions of this Section, provided BLC remains the sole general partner of the Operating Member. The restrictions set forth in this Article VIII shall not be construed to limit or restrict in any way the (i) Operating Member's or the Special Managing Member's authority to sell the Company's assets as described and limited in
Section 8.2, (ii) indirect transfers otherwise permitted under this Article VIII, (iii) transfers of the general partner interest in the Class A Member as a result of the removal of the general partner of the Class A Member by its limited partners or (iv) indirect transfers of interest by or in the Class A Member or its constituent partners or members, as the case may be.

                  Section 8.1.3 PERMITTED TRANSFERS. Without any requirement for obtaining Approval, each Member shall have the right to Transfer all or a portion of its interest in the Company solely (a) if such Transfer is to an Entity which is owned or controlled by, is under common ownership and control with or owns and controls the original Member or as to the Class A Member only is to an Entity in which AEW Capital Management L.P. (including any successor thereto, including, without limitation, any successor by merger, consolidation or the sale of all or substantially all of the assets thereof) has the authority to direct the management, operations or business or (b) as to the Class A Member only, if the Transfer is (i) to banks, insurance companies, public or private pension or endowment funds or other institutional lenders or investors, or (ii) granting a security interest to any such institutional lender or investor as security for a loan to the Class A Member, or (iii) a transfer due to foreclosure or other realization on collateral under a security interest referred to in clause (ii).

                  Section 8.1.4 CONDITIONS TO SUBSTITUTIONS. An assignee or transferee of a Member shall not be entitled to vote on Company matters and shall not have any other rights of a Member other than its right to distributions, unless and until the assignee is admitted as a substituted Member. Thereafter, subject to the last sentence of this Section, such assignee shall have all rights and obligations of a Member hereunder. An assignee or transferee shall become a substituted Member when and if the assignee or transferee (a) pays all Company expenses incurred in connection with its substitution; (b) submits a duly executed instrument of assignment and assumption, in a form reasonably satisfactory to the non-assigning Member, specifying the membership interest assigned to it and setting forth the assigning Member's intention that the assignee succeed to such portion of the assigning Member's membership interest and acknowledging that the assignor or transferor remains liable for its obligations hereunder; and (c) executes a copy of this Agreement or an amendment to this Agreement. The admission of a substituted Member shall be effective as of the close of the day on which all of the conditions specified in this Section 8.1.4 have been satisfied.

         Section 8.2 RIGHT OF FIRST OFFER.

                  Section 8.2.1 FIRST OFFER. At any time after the first anniversary of the date of this Agreement and provided the Buy/Sell procedure under Section 8.4 has not previously been initiated (unless there shall have been a default under such Buy/Sell procedure and the Buy/Sell is no longer in effect), if either Member wishes the Company or any Subsidiary Company to sell any Property or Properties (any such Property or Properties, collectively, the "Target Asset"), that Member (the "Initiating Member") shall deliver a written notice (a "First Offer Notice") to the other Member (the "Responding Member") stating a gross purchase price (the "Offered Price") at which the Initiating Member is prepared to have the Company (or the applicable Subsidiary Company or Companies) sell the Target Asset. If the Target Asset is at or after the time of the First Offer Notice under development or substantial renovation or rehabilitation, the Offered Price shall be deemed increased on a dollar for dollar basis by the amount of all costs incurred by the Company to fund such development, renovation and rehabilitation expenses during the period beginning on the date of the First Offer Notice and ending on the date of Target Asset Closing Date. The Responding Member may elect to purchase or to cause its nominee to purchase the Target Asset for the First Offer Price by (i) giving written notice thereof to the Initiating Member and (ii) depositing in escrow with the with the Company the Target Asset Deposit (hereinafter defined), each within thirty (30) days after receipt of the First Offer Notice (the "Response Period"); provided, however, the Response Period shall be reduced to fifteen
(15) days in the event a First Offer Notice is given under Section 8.2.7 or in the event a subsequent First Offer Notice is given by the Initiating Member with respect to a Target Asset during the six (6) month period described in Section
8.2.9. If the Responding Member duly elects to purchase or to cause its nominee to purchase the Target Asset as set forth above, the Initiating Member and the Responding Member shall cause the Company to convey the Target Asset to the Responding Member or its nominee in accordance with the provisions of this
Section 8.2. The failure of the Responding Member to give such a responsive notice and/or to deliver the Target Asset Deposit within the Response Period shall be deemed an election by the Responding Member not to purchase the Target Asset. During the Response Period, the Responding Member may also elect to issue its own First Offer Notice with respect to such Target Asset, (a "Subsequent First Offer Notice"), provided the gross purchase price contained in the Subsequent First Offer Notice is less than ninety-five percent (95%) of the gross purchase price contained in the First Offer Notice and upon the issuance of such a Subsequent First Offer Notice, the previous First Offer Notice shall be deemed null and void and the Subsequent First Offer Notice shall be operative. A First Offer Notice may only be issued with respect to a Target Asset by the Responding Member within the Response Period as set forth above. After the Response Period, the Responding Member may not issue a First Offer Notice with respect to a Target Asset during the pendency of the Initiating Member's rights under Section 8.2.9 with respect to such Target Asset.

                  Section 8.2.2 TARGET ASSET DEPOSIT; FINANCING COMMITMENT. The "Target Asset Deposit" shall be an amount equal to One Million Dollars ($1,000,000). The Target Asset Deposit shall be delivered to the Company in escrow together with the Responding Member's notice of election to purchase the Target Asset.

                  Section 8.2.3 CONDITIONS. Each of the following (unless and except to the extent waived by the Responding Member) shall be a condition to the Responding Member's obligation to proceed with a purchase under this Section 8.2:

                           (a) As of the Target Asset Closing Date, the Company shall have received no notice of any eminent domain proceeding or other governmental taking of all or any material portion of the Target Asset, and there shall have occurred no material casualty to the Target Asset, whether insured or uninsured, which has not been restored, in either case, and of which the Responding Member was unaware as of the making of its election to purchase the Target Asset; and

                           (b) There shall be no suit, action or other proceeding pending on the Target Asset Closing Date before or by any court or governmental body seeking to restrain or prohibit, or material damages or other relief in connection with the sale of the Target Asset.

         For purposes of this Section 8.2.3, (i) a "material casualty" shall mean a casualty resulting in damage to any Property constituting part of the Target Asset requiring repairs (as estimated by an engineer reasonably acceptable to the Class A Member and the Operating Member) costing in excess of two hundred fifty thousand dollars ($250,000), and (ii) a "material portion" shall mean the taking by eminent domain of (A) an area of any Property constituting part of the Target Asset having a material adverse effect upon access to any Property constituting part of the Target Asset or parking at any Property constituting part of the Target Asset, (B) any portion of a building located at any Property constituting part of the Target Asset, or (C) any portion of any Property constituting part of the Target Asset having a material adverse impact upon the use of the Target Asset for its intended purposes or its continued compliance with applicable laws. If there shall occur a casualty or taking that is not "material," then there shall be no corresponding adjustment to the Purchase Price and the insurance proceeds for such casualty or the eminent domain award for such taking shall be assigned to the Responding Member on the Target Asset Closing Date.

                  Section 8.2.4 ADJUSTMENTS AND CLOSING COSTS. The following adjustments and prorations shall be made on any sale of the Target Asset to the Responding Member pursuant to this Section 8.2 (references to the Company shall be deemed to be made to the respective Subsidiary Company if the Target Asset is owned by a Subsidiary Company):

                           (a) The Company shall pay the actual cost of all transfer taxes and documentary stamps and any prepayment fees due under any loans coming due, if any, as a result of such sale;

                           (b) The Responding Member or its nominee shall pay all title fees, recording costs and if applicable, recording taxes, loan assumption fees, termination fees under any Leases and all fees and costs customarily paid by buyers of real property in the state or states where the Target Asset is located;

                           (c) Each Member shall pay its own legal fees;

                           (d) Taxes on the Target Asset shall be prorated between the Company and the Responding Member, according to the closing customs of the local real estate bar within which the Target Asset is located. In the event that real estate taxes are not ordinarily prorated between a buyer and seller on the basis of the taxes paid for the most recent fiscal year, with a subsequent re-proration promptly after issuance of the tax bill for the year of the closing ("Customary Adjustments"), then the Initiating Member shall clearly state in the First Offer Notice the basis upon which taxes will be adjusted for all Properties included in the Target Asset. Special assessment liens certified as of the closing shall be paid by the Company. Collected rents and other customary closing adjustments shall be adjusted to the date of closing in a customary manner, provided, however, that in all events all rental income from the Target Asset accruing prior to the Target Asset Closing Date shall remain the property of the Company. The Company shall be responsible for paying management fees, insurance, debt service and other operating costs through the Target Asset Closing Date. The Company shall either deliver to the Responding Member, or give the Responding Member a credit against the Purchase Price for the amount of any tenant security deposits and other prepaid rent with respect to the Target Asset. If any rent attributable to the period prior to the closing is collected after the closing, the Responding Member shall promptly remit to the Company the amounts so collected; and

                           (e) If the Target Asset consists of all or substantially all of the Properties, then all Default Loans shall become due and payable on the Target Asset Closing Date and reconciled at the closing.

                  Section 8.2.5 INTENTIONALLY DELETED.

                  Section 8.2.6 CLOSING. The closing on any sale of the Target Asset to a Member pursuant to this Section 8.2 shall be held on the date sixty
(60) days (or thirty (30) days in the
event Section 8.2.7 is applicable) following the date the Responding Member elects to purchase the Target Asset (or on the first Business Day thereafter if such date is not a Business Day) or on such earlier date as the Responding Member may specify on at least fifteen (15) days prior written notice to the Initiating Member (in either event, the "Target Asset Closing Date"). The closing shall be held at such location as the Responding Party may reasonably designate at least five (5) Business Days prior to the Target Asset Closing Date. The purchase price for the Target Asset (the "Purchase Price") shall be the Offered Price, subject to adjustment pursuant to Section 8.2.4, if applicable. At the closing, the Purchase Price shall be payable to the Company or applicable Subsidiary Company, by wire transfer of immediately available federal funds. The Target Asset shall be conveyed to the Responding Party or its nominee subject to then existing title encumbrances other than any Prohibited Mortgage. A "Prohibited Mortgage" is any mortgage or other lien securing the payment of money that is not a Permitted Mortgage. A "Permitted Mortgage" means any mortgage or other lien securing the payment of money if (i) either (A) the consent of the holder of such mortgage or lien is not required for the transfer of the Target Asset to the Responding Member or its nominee or (B) the consent of the holder of such mortgage or lien is required for the transfer of the Target Asset to the Responding Member or its nominee and such consent has been obtained, and (ii) if applicable, the Initiating Member has been released from any personal guaranties or indemnities or other undertakings granted with respect to such mortgage or lien or in connection with the Target Asset. The Responding Member may elect, by written notice given to the Initiating Member not later than thirty (30) days prior to the Target Asset Closing Date, to purchase the Target Asset subject to any then existing Permitted Mortgage. The Company shall apply such portion of the Purchase Price as is necessary to discharge any Prohibited Mortgage (or any Permitted Mortgage not being assumed). If the Target Asset is conveyed to the Responding Member subject to a Permitted Mortgage, the purchase price payable to the Company or the appropriate Subsidiary Company shall be reduced by the amount of principal and interest owing with respect to such Permitted Mortgage as of the Target Asset Closing Date. At the closing, the Target Asset Deposit shall be credited towards the Purchase Price and the Target Asset Deposit shall become the property of the Company.

                  Section 8.2.7 RESPONDING MEMBER'S FAILURE TO CLOSE. In the event the sale of the Target Asset to the Responding Member fails to close on the Target Asset Closing Date, and such failure to close is a result of a default by the Responding Member, then in addition to any other rights the nondefaulting Member may have hereunder, (i) the Target Asset Deposit may be retained by the Company as liquidated damages, and (ii) the Initiating Member may elect to sell the Target Asset to a Third Party pursuant to Section 8.2.9. In addition, in the event the nondefaulting Member issues a new First Offer Notice with respect to such Target Asset during the twelve month period after the default by the Responding Member, the Response Period with respect to such First Offer Notice shall be fifteen (15) days and the closing of the disposition of the Target Asset to the Responding Member pursuant to Section 8.2.6 shall be held no later than the date thirty (30) days following the date the Responding Member elects to purchase the Target Asset (or on the first Business Day thereafter if such date is not a Business Day).

                  Section 8.2.8 BROKERAGE. No brokerage fees or commissions shall be payable by the Company (or any Subsidiary Company) in connection with any purchase by a Member pursuant to this Section 8.2; and each Member shall indemnify and hold harmless the Company and the other Member from and against any such claims made based upon the actions of such Member, including any fees and expenses in defending any such claims.

                  Section 8.2.9 SALE TO THIRD PARTY. If the Responding Member elects not to purchase the Target Asset or is deemed not to have elected to purchase the Target Asset, or in the event of a sale under this Section 8.2.9 expressly permitted pursuant to Section 8.2.7, the Initiating Member may, without the further consent of the Responding Member or the Board Members designated by the Responding Member, cause the Company to sell the Target Asset to a Third Party on an all cash basis for an "adjusted gross purchase price" of not less than ninety five percent (95%) of the Offered Price originally proposed by the Initiating Member (subject to adjustment for development, renovation and rehabilitation costs as set forth in Section 8.2.1). In connection with a sale of the Target Asset to a Third Party pursuant to this Section 8.2.9, an agreement of sale must be entered into within six months following (i) in the case of an election not to purchase, the date of receipt by the Initiating Member of written notice from the Responding Member of such election; and (ii) in the case of a deemed election not to purchase, the end of the Response Period; and (iii) in the case of a sale to a Third Party pursuant to Section 8.2.7, the original Target Asset Closing Date and the closing must occur within 120 days after the execution of such written contract. For purposes of this
Section 8.2.9, "adjusted gross purchase price" shall mean the gross purchase price for the Property to be paid by a Third Party purchaser (prior to calculation of prorations, prepayment fees, and the like) reduced only by any termination fees under the Lease of the Target Asset which the Company has agreed to assume as a result of such sale. For example, if the Offered Price for a Target Asset is $10,000,000, the gross purchase price for the sale of the Target Asset to a Third Party is $9,800,000 and in connection with the sale of the Target Asset to such Third Party, the Company has agreed to assume a termination fee under the Lease of the Target Asset on the Target Asset Closing Date equal to $250,000, the "adjusted gross purchase price" shall be $9,550,000, i.e. 95.5% of the Offered Price, then the Initiating Member may cause Company to sell the Target Asset without the further consent of the Responding Member. Alternatively, if the Company agrees to assume a lease termination fee of $400,000, the "adjusted gross purchase price" would be $9,400,000, i.e. 94% of the Offered Price, and the consent of the Responding Member to such sale would be required. If the Company fails to sell the Target Asset pursuant to the terms and conditions set forth above for any reason other than the willful act or omission of the Responding Member, neither Member shall be entitled to require the Company to sell the Target Asset without again complying with the provisions of this Section 8.2.

                  Section 8.2.10 CLASS A MEMBER AS INITIATING MEMBER. If the Class A Member is the Initiating Member pursuant to Section 8.2.1, then, solely for the purpose of consummating the sale of the Target Asset in accordance with the provisions of Section 8.2.6, 8.2.7 or 8.2.9, the Class A Member shall have the right, upon five (5) days' written notice given to the Operating Member, to unilaterally propose and approve itself or a Person of its choosing to be the interim Managing Member of the Company (the "Special Managing Member") and upon such unilateral proposal and approval by the Class A Member and in the case of the designation of another Person to be the Special Managing Member, the assignment of some or all of the Class A

Member's membership interest to the Special Managing Member (which assignment shall be permitted hereunder without the approval of any Member, including the Operating Member), the Special Managing Member shall thereafter have the exclusive power and authority, at any time and from time to time, acting singly, without the further consent of any other Member, including the Operating Member, to sell and transfer (a "Disposition") the Target Asset in accordance with Sections 8.2.6, 8.2.7 or 8.2.9. The Operating Member shall fully cooperate with the Special Managing Member in the exercise of the rights conferred on the Special Managing Member hereunder and shall take all action reasonably requested by the Special Managing Member to consummate the sale of the Target Asset, including without limitation, confirming the power and authority granted to the Special Managing Member hereunder. The Operating Member shall not take any action which would prevent, interfere with or constrain in any way the exercise of the rights of the Special Managing Member to dispose of the Target Asset. In furtherance of the Special Managing Member's rights under this Section 8.2.10, the Special Managing Member shall have full power and authority to take all action necessary or incidental to effect the Disposition of the Target Asset, including, without limitation, engaging on behalf of the Company and at the Company's expense, one or more real estate brokers to market the Target Asset upon customary market terms and conditions (provided the terms of any such agreement may not bind the Company after the six month period described in
Section 8.2.9 if the Company fails to enter a purchase and sale agreement within such period or fails to close on the Target Asset within the 120 day period described in Section 8.2.9), entering into contracts and agreements, oral or in writing, executing and delivering deeds and all of the other rights and powers granted to the Operating Member hereunder to accomplish the foregoing. The rights of the Special Managing Member with respect to the Disposition of the Target Asset shall be exclusive and the Operating Member shall not take any action inconsistent with the foregoing. The Operating Member shall cause the Company to take any action reasonably necessary to accomplish the foregoing, including, but not limited to, causing the Company to take all action necessary or appropriate to accomplish the Disposition of the Target Asset and any action necessary or appropriate to confirm the rights of the Special Managing Member hereunder. With respect only to the sale of a Target Asset pursuant to section 8.2, the Special Managing Member shall be entitled to the same rights and have all of the powers as the Operating Member hereunder, and shall, in connection with its actions as Special Managing Member, have the fiduciary obligations to the Company as are imposed upon the Operating Member hereunder. The Operating Member shall retain its other rights, obligations and powers with respect to the Company following the appointment of the Special Managing Member. If the Operating Member is the Initiating Member pursuant to Section 8.2.1, then, solely for the purpose of consummating the sale of the Target Asset in accordance with the provisions of Section 8.2.6, 8.2.7 or 8.2.9, the Operating Member shall have the same powers and authorities as the Special Managing Member would have had as described above and the Class A Member shall in good faith cooperate in all reasonable respects to effect the consummation of such sale, subject to the terms and conditions set forth herein. Nothing in this Section
8.2.10 is intended to modify the provisions of Section 6.4.3.

                  Section 8.2.11 INTERRELATIONSHIP OF BUY-SELL.

                           (a) An Initiating Member under Section 8.2.1 shall
                  have no right to give a Buy/Sell Offering Notice during the Response Period. The Responding Member under Section 8.2.1 may give a Buy/Sell Offering Notice during the Response Period, provided however that if the Target Asset as described in the First Offer Notice consists of all or substantially all of the Properties, then the Responding Member may give a Buy/Sell Offering Notice during the Response Period only if the Proposed Value indicated in the Buy/Sell Offering Notice is less than ninety percent (90%) of the Offered Price set forth in the First Offer Notice.

                           (b) If the Responding Member validly issues a
                  Buy/Sell Offering Notice during the Response Period, then the First Offer Notice shall be deemed null and void and the provisions of Section 8.4 shall control.

                           (c) If (i) the Responding Member under Section 8.2.1
                  fails to elect to purchase the Target Asset during the Response Period and (ii) the Target Asset consists of more than seventy five percent (75%) of the number of the Properties, then the Responding Member shall have no right to give a Buy/Sell Notice during the period beginning on the date thirty (30) days after the end of the Response Period and ending on the termination of the six (6) month period described in Section 8.2.9.

                           (d) If (i) the Responding Member duly elects to buy
                  the Target Asset under Section 8.2.1, and (ii) during the period subsequent to such election but before acquisition of such Target Asset by the Responding Member either Member gives a Buy/Sell Offering Notice, then the Responding Member shall nonetheless have the right and be obligated to acquire the Property pursuant to this Section 8.2, but the Proposed Value in the Buy/Sell Offer Notice shall take into account the value of the Target Asset.

                           (e) if any Property or Target Asset is under a
                  binding agreement for sale with a Third Party at the time of the issuance of a Buy/Sell Offering Notice, the Members agree to sell such Property or Target Asset pursuant to the terms of such agreement, but the Proposed Value in the Buy/Sell Offer Notice shall take into account the value of the Target Asset.

         Section 8.3 MEMBERS

                  Section 8.3.1 TERMINATING EVENT. Upon the occurrence of a Terminating Event with respect to a Member, the Legal Successor of the Member shall continue to possess the Member's interest in Company distributions, but shall possess no rights of approval or decision otherwise attendant to such interest.

                  Section 8.3.2 WITHDRAWAL BY MEMBERS. Notwithstanding any provision of the Act to the contrary, no Member may resign, withdraw or withdraw capital from the Company, except pursuant to a right expressly set forth herein.

         Section 8.4 BUY/SELL.

                  Section 8.4.1 BUY/SELL OFFERING NOTICE. Subject to Section 8.2.11, the operation of this Section 8.4 may be triggered upon written notice (the "Buy/Sell Offering Notice") by either Member given at any time after the earlier of (x) the date eighteen (18) months after the date of this Agreement and (y) the occurrence of a Change in Control, in each case provided that there is no Event of Default with respect to the Member initiating such notice and the provisions of this Section 8.4 are not then in effect with respect to a prior Buy/Sell Offering Notice. Notwithstanding the foregoing, the Operating Member may issue a Buy/Sell Offering Notice within ten (10) Business Days of its receipt of a notice from the Class A Member that the Class A Member is exercising its right to become the managing member of the Company pursuant to
Section 6.6. The Member duly triggering such right shall be the "Initiating Member" and the other Member shall be the "Responding Member" for the purposes of this Section 8.4. The Buy/Sell Offering Notice shall set forth an amount determined by the Initiating Member as the basis for the calculations required under Section 8.4.3 (the "Proposed Value"), and shall include a calculation of the Sale Price and the Buy Price, as calculated pursuant to Section 8.4.3. No Buy/Sell Offering Notice or responsive notice under this Section 8.4 may be rescinded without the written consent of each of the Members.

                  Section 8.4.2 VERIFICATION NOTICE. Within twenty (20) days after the Buy/Sell Offering Notice is received, the Responding Member shall promptly and in good faith review the same and shall give written notice (the "Verification Notice") to the Initiating Member identifying errors in calculating the Buy Price and/or the Sell Price or such other matters as the Initiating Member may reasonably request in the Buy/Sell Offering Notice to be verified; provided that the Responding Member shall have no right or obligation to verify the accuracy of the Proposed Value. If the Responding Member gives a Verification Notice, which, if correct, would increase the Sale Price or reduce the Buy Price by more than three percent (3%) in either event, the Initiating Member shall have the right, within five (5) days after receipt of the Verification Notice, by written notice to the Responding Member, to withdraw the Buy/Sell Offering Notice, in which event the parties shall return to the STATUS QUO ANTE.

                  Section 8.4.3 RESPONSIVE NOTICE. Unless the Buy/Sell Offering Notice is withdrawn as set forth above, within 30 days following the date of the Buy/Sell Offering Notice, the Responding Member shall deliver to the Initiating Member a responsive notice, without qualification or condition, electing either:

                           (a) To sell to the Initiating Member the entirety of the Responding Member's interest in the Company at a price (the "Sale Price") equal to the amount of cash that would be distributed to the Responding Member under Section 5.4, if all of the assets of the Company were sold for cash in the amount of the Proposed Value taking into account the allocations set forth in Article IV which would be required to be made as a result of such sale and the adjustments required to be made hereunder; OR

                           (b) To purchase from the Initiating Member the entirety of the Initiating Member's interest in the Company at a price (the "Buy Price") equal to the amount of cash that would be distributed to the Initiating Member under Section 5.4 if all of the assets of the Company were sold for cash in the amount of the Proposed Value taking into account the allocations set forth in Article IV which would be required to be made as a result of such sale and the adjustments required to be made hereunder.

The failure of the Responding Member to give such a responsive notice (without qualification or condition) within the required time period shall be deemed notice of an election to sell its entire interest under clause (a) above. The date as of which the Responding Member shall have given notice of its election (or be deemed to have made an election) shall be the "Buy/Sell Election Date."

         In calculating the amount which would be distributed to the applicable Member under either (a) or (b) above, the parties shall assume that the sum of $50,000 (or such lesser amount as is then known to be sufficient for such purposes) shall be deemed set aside for liquidation costs and reserves, and all Company indebtedness shall be deemed to be retired as of the Closing Date. If any Company indebtedness becomes due as a result of the closing under this
Section 8.4 or at the time of closing any indebtedness of the Company is prepaid (any such indebtedness shall be collectively "Accelerated Debt"), then Company indebtedness shall include all prepayment penalties due on Accelerated Debt as of the date of closing. Otherwise prepayment penalties on Company indebtedness shall not be taken into account.

                  Section 8.4.4 BUY/SELL DEPOSIT. The Member bound to purchase pursuant to the election referenced in Section 8.4.3 (the "Purchaser," and the other Member shall be the "Seller") shall be required to make an earnest money deposit (the "Buy/Sell Deposit") in an amount equal to One Million Dollars ($1,000,000). The Buy/Sell Deposit shall be delivered in escrow within five (5) Business Days following the Buy/Sell Election Date, in immediately available funds, to a national title insurance company reasonably acceptable to Seller, who shall perform the services of escrow agent. The Buy/Sell Deposit shall be nonrefundable to the Purchaser (except in the event of a material default of the Seller in performing its closing obligations pursuant to Section 8.4.5).

                  Section 8.4.5 CLOSING PROCESS. The Purchaser shall fix a closing date (the "Closing Date") not later than sixty (60) days following the Buy/Sell Election Date by notifying the Seller in writing of the Closing Date not less than ten (10) days prior thereto. The closing shall take place on the Closing Date at the principal office of the Company or such other location as the Purchaser shall reasonably designate at least five (5) Business Days prior to the Closing Date. The purchase price for the Seller's interest shall be paid in immediately available funds and the Seller shall convey good and marketable title to its membership interest in the Company to Purchaser or its designee free and clear of all liens and encumbrances. Each Member agrees to


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


cooperate and to take all actions and execute all documents reasonably necessary or appropriate to reflect the purchase of the Seller's interest by the Purchaser. The Operating Member shall in good faith prepare a balance sheet for the Company as of the date of determination of the Closing Date showing all items of adjustment described below and such adjustments shall be made as of the Closing Date. At the closing, the following adjustments shall be made to Proposed Value as set forth in the Buy/Sell Offering Notice in order to complete the final calculation of the applicable purchase price due Seller:

                           (a) There shall also be added to the Proposed Value
         (i) the amount of cash and cash equivalents then held by the Company or any Subsidiary Company (ii) the amount of any cash receivables of the Company and other tangible liquid assets which are customarily the subject of adjustment between buyers and sellers of Lodging Facilities
         (iii) the aggregate of all Contributions made by the Members during the period (the "Closing Period") commencing on the date of the Buy/Sell Offering Notice and ending on the Closing Date and (iv) if any Property is acquired by the Company or any Subsidiary Company during the Closing Period, the gross purchase price of such Property; and

                           (b) There shall be subtracted from the Proposed Value
         (i) the amount of any accounts payable and other liabilities of the Company which are customarily the subject of adjustment between buyers and sellers of Lodging Facilities and (ii) if any Property is sold by the Company or any Subsidiary Company during the Closing Period, the gross sale price of such Property.

The cost of any title insurance policy endorsements desired by the Purchaser shall be paid by the Purchaser. All other costs shall be borne by the party who customarily bears such costs. Any risk of casualty, condemnation or loss prior to the Closing Date shall be borne by Purchaser, who shall succeed to all rights to insurance proceeds or condemnation awards (and any such casualty or condemnation proceeds received by the Company after the date of the Buy/Sell Notice shall not be taken into account in the adjustment of the Proposed Value set forth above). In no event shall Purchaser be required to repay or to cause the Company to repay any indebtedness of the Company at such closing. Notwithstanding anything to the contrary contained in this Section 8.4, it shall be a condition precedent to Seller's obligation to close on the Closing Date that Purchaser obtains for the benefit of Seller releases from any and all monetary or other guaranties (including, without limitation, hazardous substances indemnities and the like) ("Guaranties") given by Seller to Third Party lenders. If following the exercise of commercially reasonable efforts the Purchaser is unable to obtain releases from all Guaranties, then the Purchaser shall provide to the Seller indemnities reasonably satisfactory to Seller to address the contingent liability contained in the unreleased Guaranties. All adjustments to Proposed Value shall be made on the basis of good faith estimates of the Members using currently available information, and final adjustment shall be made promptly after precise figures are determined or available, and in any event within thirty (30) days after the Closing Date. In addition, on the Closing Date or on any other date when a Member is transferring its entire interest in the Company to the other Member or a Related Party of the other Member, all Default Loans made by the Purchaser on the Seller's behalf shall be repaid in full from the sale proceeds otherwise payable to the Seller and all Default Loans made by the Seller on the Purchaser's behalf shall be repaid in full by adding the amount thereof to the sale proceeds otherwise due the Seller.

                  Section 8.4.6 INTENTIONALLY DELETED.

                  Section 8.4.7 FAILURE TO CLOSE. If the Purchaser fails to perform its obligations under this Section 8.4 (following such failure, the "Defaulting Purchaser"), the Seller, in addition to its other rights hereunder, is entitled to retain the Deposit, and shall have the additional right to purchase the interest of the Defaulting Purchaser for a price equal to ninety percent (90%) of the amount the Defaulting Purchaser would have received pursuant to Section 8.4.2 had it been the Seller rather than the Purchaser, and subject to the same adjustments as set forth herein, upon written notice to the Purchaser given within thirty (30) days after the originally scheduled Closing Date. If the Seller elects to purchase the interest of the Defaulting Purchaser, Seller shall deposit the Buy/Sell Deposit in escrow within five (5) business days following its notice to elect to purchase the interest of the Defaulting Purchaser, the closing of such purchase shall take place in accordance with the provisions hereof, except that the Closing Date shall be not later than ninety
(90) days following the date on which the notice electing such purchase is given. If the Seller shall fail to perform its obligations under this Section 8.4, the Purchaser shall have all rights and remedies available to it hereunder or at law or equity, including, without limitation, the right to seek specific performance. The Defaulting Purchaser shall lose the right to give a Buy/Sell Offering Notice for a period of twelve months after the date such Defaulting Purchaser failed to perform its obligations under this Section 8.4.

         Section 8.5 EFFECT UPON TRANSFEREES. Following any Transfer of the interest or membership of any Member effective under this Agreement, the provisions of this Article VIII shall be binding upon such transferee Member. Any transferee of such interest who is admitted as a successor Member shall enjoy fully the benefits and be subject to the burdens of such provisions.

         Section 8.6 QUALIFIED ORGANIZATIONS. The Operating Member hereby represents and covenants that it is not and will not become (for so long as it is a Member in the Company) a Qualified Organization and, further, that so long as the Operating Member is classified as a partnership for federal income tax purposes, no equity interest in the Operating Member will be held directly, or indirectly through one or more entities taxed as partnerships or disregarded for federal income tax purposes, by a Qualified Organization. In addition to the restrictions on transfer set forth in this Article VIII, the Operating Member further represents and covenants that it will not transfer or assign or permit the transfer or assignment of all or any portion of its interest as a Member, or of any direct or indirect interest in itself (other than pursuant to this Agreement or any instrument entered into pursuant to this Agreement), that would result in the direct or indirect or beneficial ownership by a Qualified Organization of any interest in the Company held or formerly held by or through such Member; PROVIDED, HOWEVER, that a Qualified Organization may own an indirect interest in the Company through a taxable corporation or a REIT. If the Operating Member or any of the holders of interests in the Operating Member fails to comply with the requirements of this Section 8.6, or breach any of the representations and covenants made in connection therewith, and such failure or breach causes or contributes to the failure of the Company to comply with the requirements of Code Section 514(c)(9)(E) and the Treasury Regulations promulgated thereunder, said Operating Member or holder shall be liable to the Company, to the Class A Member and to any direct or indirect investors in the Class A Member for any damages resulting directly or indirectly therefrom, including but not limited to any unrelated business income tax incurred by the Class A Member (and its constituent partners) with respect to its investment in the Company.


       ARTICLE IX -- OPERATING MEMBER'S OBLIGATIONS FOR REPORTING, RECORDS
                             AND ACCOUNTING MATTERS

         Section 9.1 FISCAL YEAR. Except as provided by the Code, the fiscal year and the taxable year of the Company shall be the calendar year.

         Section 9.2 BANK ACCOUNTS.

                           (a) The Operating Member shall deposit or cause each Subsidiary Company to deposit all cash balances derived from rents or occupancy payments or otherwise arising from ownership of a Property, in one or more bank accounts established in the name of the Company or the applicable Subsidiary Company by the Operating Member (each a "Property Account"). Each such Property Account shall be in the name of the Company or the applicable Subsidiary Company. In no event shall any Property Account be co-mingled with any accounts of any other party. The Property Account shall be deposited in such depository institution under such arrangements as the Operating Member may determine. Any investment of funds shall be made in the name of the Company or the applicable Subsidiary Company and shall be consistent with investment guidelines stated in the Approved Portfolio Business Plan (as hereinafter defined). At the request of the Class A Member, the Operating Member shall cause all such funds received to be transferred into a master account of the Company (the "Master Account"), subject to sufficient funds being reserved in any Property Account to pay for all contemplated expenses of the corresponding Property.

                           (b) In connection with the development, construction or reconstruction of a Project, the Operating Member shall establish a separate interest-bearing bank account (each a "Development Account") for the Project in the name of the Company. To the extent that a Project is funded by a Mortgage Loan, any disbursements requested by the Company shall be deposited directly in the applicable Development Account. Any Contributions made in accordance with Section 3.1 for a Project shall also be deposited in the applicable Development Account. In no event shall a Development Account be commingled with any account of the Operating Member. The Operating Member shall not change any depository institution or depository arrangement without the approval of the Board, which approval shall not be unreasonably withheld or delayed.


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


                           (c) Through the use of signature cards, authorized representatives of the Class A Member shall have access to all Property Accounts and the Master Accounts and the contents thereof. The Class A Member agrees not to draw against any Property Account and Master Account until there is an Event of Default with respect to the Operating Member, shall only draw upon any Property Account and Master Account in accordance with the terms of this Agreement and shall promptly give the Operating Member notice if it draws upon any Property Account or Master Account. Upon an Event of Default with respect to the Operating Member, the Operating Member's authority to draw against any Master Account may be suspended or terminated by the Class A Member, in which event the Class A Member and the Operating Member shall establish an alternative method of paying obligations of the Company.

                           (d) The Operating Member shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Company and each Subsidiary Company. The funds of the Company and of any Subsidiary Company shall not be commingled with the funds of any other Person and the Operating Member shall not employ such funds in any manner except for the benefit of the Company or the Subsidiary Company.

         Section 9.3 MAINTENANCE OF RECORDS.

                           (a) The Operating Member shall maintain and develop on a current basis a uniform system of accounts and document filing system with respect to the Company, each Subsidiary Company and each Property. All such records shall be maintained at a principal office of the Company.

                           (b) The Operating Member shall maintain files related to the Properties in a good and orderly fashion, all such files being the sole property of the Company or the applicable Subsidiary Company, including, but not limited to, the following to the extent the same are delivered to the Operating Member upon acquisition of the applicable Properties or delivered to or generated by the Operating Member during the term of this Agreement, to wit:

                                    (i)    Occupancy files, including executed
                  leases, or residency agreements and amendments thereto, correspondence, and current rent roll;

                                    (ii)   Maintenance and repair files;

                                    (iii)  Accounting books and records and
                  supporting documentation;

                                    (iv)   Construction files, competitive bid
                  records, including site plans, construction drawings, as-built drawings, plans, construction specifications, capital improvements schedules and information, construction contracts, architects agreements, engineering contracts and subcontracts;
                                    (v)    Operation files, including HVAC
                  maintenance schedules, warranties, and operation manuals;

                                    (vi)   Service contracts, including
                  cleaning, maintenance, landscaping, snow removal, trash removal, etc.;

                                    (vii)  Permits, licenses and certifications
                  from governmental authorities;

                                    (viii) Copies of insurance policies or
                  certificates; and

                                    (ix)   Such other Property information as
                  the Class A Member reasonably requests from time to time.

                           (c) The Class A Member may, at its expense, from time to time audit such of the books, records and internal systems and procedures of the Operating Member as may be necessary or appropriate to ascertain the appropriateness and reasonableness of the allocations and internal audit procedures of the Operating Member as they relate to the Company or any Subsidiary Company.

         Section 9.4 CERTAIN RECORDS. The Operating Member shall cause the Company to keep a complete set of books of account which fully and accurately reflect all transactions of the Company and each Subsidiary Company. The Operating Member shall keep at the principal office of the Company a current list of the full name and last known business or residence address of each Member and each Board Member, a copy of the LLC Certificate and all certificates of amendment to any of them, together with executed copies of any powers of attorney pursuant to which any of the certificates or any amendments have been executed, copies of the Company's federal, state and local income tax or information returns and reports, if any, for the six most recent taxable years, copies of this Agreement and any amendments thereto, copies of any and all financial statements of the Company for the six most recent fiscal years, and the books and records of the Company as they relate to the internal affairs of the Company for at least the current and past four fiscal years, if any, including calculations of capital accounts and Total Returns and, for purposes of satisfying the request of an appraiser, a true copy of business records relevant to the amount, cost and value of all property owned, claimed, possessed or controlled by the Company. All of the Company's books of account shall be maintained in accordance with generally accepted accounting principles (including, but not limited to being prepared in accordance with the Uniform System of Accounting for Hotels) consistently applied. The Operating Member shall perform all such tasks, as applicable, with respect to the Subsidiary Companies in the same fashion as for the Company. Each Member has the right, upon reasonable request, to inspect and copy during normal business hours any of the Company's books and records.

         Section 9.5 REQUIRED REPORTS. The Operating Member shall promptly deliver to the Class A Member, at the Company's expense, a copy of this Agreement as in effect from time to time, and any amendments thereto and, upon request, shall so deliver any additional documents or information required by the Act or reasonably requested by a Member. The Operating Member shall furnish or arrange to be furnished to the Board reports prepared for the Company in accordance with the reporting requirements set forth in EXHIBIT H.

                  Section 9.5.1 PORTFOLIO BUSINESS PLAN. On or before thirty days after the date of this Agreement with respect to calendar year 1999 and on or before December 1 of each subsequent calendar year during the term hereof, the Operating Member shall prepare and submit to the Class A Member, a proposed portfolio business and management plan, together with the Pursuit Cost Budget. The Operating Member shall meet with the Class A Member to discuss the proposed portfolio business plan, shall furnish promptly any additional information or explanations requested by the Class A Member and shall modify any proposed portfolio business plan as agreed between the Members. Such portfolio plan, or any modified version thereof, when approved in writing by the Class A Member, shall be referred to as the "Portfolio Business Plan." The Portfolio Business Plan shall be in the form and contain such information as is required by the terms of EXHIBIT H-1. The Portfolio Business Plan shall be supplemented or modified as necessary from time to time, at least quarterly but also within thirty (30) days after the acquisition or sale or financing of a Property. With respect to each Property, the Operating Member shall use all commercially reasonable efforts to implement the Portfolio Business Plan. Any material changes to or material deviations from the Portfolio Business Plan shall require Approval.

                  Section 9.5.2 ASSET BUSINESS PLANS.

                           (a) As part of the materials submitted to the Board prior to the Board's final approval of the closing of the acquisition and/or development of any Property pursuant to Article X below and on or before December 1st of each year during the term hereof for the calendar year beginning on the next following January 1st, the Operating Member shall prepare and submit to the Board an asset business plan for such Property in accordance with the requirements set forth on EXHIBIT H-2. Each such plan, or any modified version thereof, when approved in writing by the Board, shall be referred to as an "Asset Business Plan." The Board shall either approve in writing each Asset Business Plan or provide comments to the Operating Member either orally or in writing or both. The Operating Member shall meet with the Board to discuss the proposed Asset Business Plan, and shall furnish promptly any additional information or explanations requested by the Board and shall modify any proposed asset business plan in accordance with the Board's comments or directions. To the extent necessary, the Operating Member shall be required to submit to the Board an updated Asset Business Plan with respect to any such Property no more frequently than quarterly during each year of the term hereof, but in any event, within thirty (30) days after any Authorized Financing on any Property.

                           (b) The Operating Member shall use all commercially reasonable efforts to implement and comply with the approved Asset Business Plan. Unless and until a current Asset Business Plan is Approved, however, the Operating Member shall comply with the requirements of Section 9.5.9. Any material changes to or material deviations from the Asset Business Plan shall require Approval. In addition to complying with the foregoing requirements, the Operating Member shall prepare and propose for Approval such revisions and updates to the Asset Business Plan as may either be requested from time to time by the Board, Class A Member or as the Operating Member may otherwise deem appropriate.

                  Section 9.5.3 ANNUAL BUDGETS.

                           (a) As part of each Asset Business Plan, the
         Operating Member shall prepare and submit to the Board for the Board's approval each year a detailed budget for each Property in the form and containing the information as is required by the terms of EXHIBIT H-2 or in the alternative deliver to the Board budgets prepared by tenants under the Leases which satisfy the requirements of EXHIBIT H-2. The Operating Member shall review proposed budgets prepared by tenants under Leases and shall forward such proposed budgets when received for the Class A Member's review and in any event prior to December 1 of each year. The Members shall thereafter work together to review the budgets and coordinate discussions with each tenant under a Lease to finalize such budgets.

                           (b) The Operating Member shall use all commercially reasonable efforts to avoid (or cause a tenant under a Lease to avoid) causing the actual costs of operation and management of any Property to exceed the applicable Approved Budget either in total or in any one accounting category. The Operating Member shall secure prior Approval before expending, obligating the Company for or approving any expenditure in connection with the operation and management of any Property that would result in a budget line item or category being exceeded by at least the greater of: (a) $15,000, or (b) ten percent (10%) or more in that category of the applicable Approved Budget, PROVIDED, HOWEVER, that where emergency action is necessary to prevent imminent risk to health and safety, imminent property damage, or imminent imposition of criminal or civil sanctions against the Company or any Member, the Operating Member may make, or cause to be made, expenditures not contemplated by the Approved Budget IF (A) any expenditure made without the Board's consent is, in the Operating Member's good faith judgment, reasonable under the circumstances and
         (B) the Operating Member endeavors diligently and in good faith (1) to notify the Class A Member of any such emergency and (2) obtain verbal approval for any required expenditure. Notwithstanding the above, the Operating Member may make or cause to be made an expenditure in excess of the corresponding amount in the Approved Budget which is (a) paid for real estate taxes, utility costs, insurance premiums or other like nondiscretionary expenses and over which the Operating Member has no reasonable control (each a "Nondiscretionary Expense"), or (b) incurred pursuant to and in accordance with any contract or agreement theretofore entered into by or on behalf of the Company that is either permitted hereunder or otherwise Approved. Except as specifically provided herein, all expenses must be charged to the proper accounting category as specified in the Approved Schedule of Accounts and no expense may be classified or reclassified for the purpose of avoiding an excess in the annual budgeted amount of any accounting category.

                           (c) In the case of any Property involving renovation or construction, the Operating Member shall prepare a construction budget based on the projected construction costs of the applicable project (when approved in writing by the Board, the "CONSTRUCTION BUDGET"), including, without limitation all so-called "hard" and "soft" costs and other capital requirements. The Construction Budget shall include the estimated timing and amount of all projected construction expenses and shall be accompanied by a construction and development status report containing a cost-savings analysis, a description of any change-orders and a summary of any deviations of the proposed construction budget from the then existing Construction Budget and original Construction Budget. The Operating Member shall update such Construction Budget for each such project as needed from time to time, for Approval.

                           (d) The Operating Member shall use all commercially reasonable efforts to avoid (or cause tenant under a Lease to avoid) causing the actual costs of development and construction of any such construction project to exceed the Approved Construction Budget, either in total or any one accounting category. The Operating Member shall notify the Board in each instance that the Operating Member moves funds from the "contingency" line item of the Approved Construction Budget to any other line item in any Approved Construction Budget. The Class A Member acknowledges that it will not object to contingency line items which are less than five percent (5%) of the aggregate costs contained in an Approved Construction Budget. In addition, the Operating Member shall obtain Approval in advance of authorizing the General Contractor to incur costs that the General Contractor proposes to be charged to the line item of the Approved Construction Budget which would exceed the greater of Twenty Five Thousand Dollars ($25,000) in any one instance, or (ii) five percent of the amount of the "contingency" line item of the Approved Construction Budget. The Operating Member shall obtain Approval before expending, obligating the Company for or approving any expenditure in connection with the construction and development of any Property in excess of amounts provided for in the applicable Approved Construction Budget. Any material change in materials, systems or quality of components shall be promptly explained to the Board by the Operating Member as part of the Operating Member's monthly reporting pursuant to Section 9.5.4 below.

                           (e) The Operating Member shall further prepare and propose for Approval, from time to time, but no more often than quarterly, such additional revisions to the Approved Budgets as may reasonably be required to reflect changes in costs or expenditures in redevelopment and management of the Properties.

                  Section 9.5.4 MONTHLY REPORTS. The Operating Member shall prepare monthly reports ("Monthly Statements") of all transactions occurring during such month to be furnished to the Board with respect to each Property AND a report for all Properties on a consolidated and consolidating basis, in each case within twenty (20) days after the end of each calendar month during the term of this Agreement. The Monthly Statement shall be designed so as to clearly and efficiently communicate to the Board relevant information compiled on an asset by asset basis, and on a consolidated, overall portfolio basis. The general requirements for all Monthly Statements and other financial reports are set forth in EXHIBIT H-3 attached hereto.

                  Section 9.5.5 ANNUAL REPORTS. Within sixty (60) days after the end of each calendar year during the term of this Agreement (and within sixty
(60) days after the date of termination of this Agreement, if such termination does not occur on and as of the last day of a calendar year), the Operating Member shall, if so requested by the Class A Member, arrange for and furnish to the Class A Member annual audited financial statements for such (full or partial) calendar year accurately reflecting the financial condition and the results of operation of each Property individually and of all of the Properties on a consolidated and consolidating basis (the "Audited Annual Report"), all prepared and certified by the Accountants in accordance with generally accepted accounting principles, consistently applied, and the applicable provisions of this Agreement. If the Accountants are unable to prepare and deliver to the Class A Member the Audited Annual Reports within sixty (60) days following the end of the respective calendar year, then, within such sixty (60) day period,
(i) the Operating Member shall deliver to the Class A Member the unaudited financial statements of the Company for such (full or partial) calendar year, and (ii) the Accountants shall provide a written statement to the Class A Member stating that, based upon their review of the financial statements delivered pursuant to clause (i) and to the best of their knowledge and belief, the Audited Annual Report when delivered will not indicate any adverse changes from the financial statements delivered pursuant to clause (i). In any event, the Operating Member shall cause the Audited Annual Report to be delivered to the Class A Member not later than ninety (90) days following the end of the respective calendar year. The Audited Annual Report shall be accompanied by a compliance letter prepared by the Accountants or other party agreed upon by the Operating Member and the Class A Member indicating that the Operating Member is in compliance with its reporting requirements under this Agreement. The Class A Member shall have the unilateral right to appoint, on behalf of the Company, the Accountants to perform such audit.

                  Section 9.5.6 TAX RETURNS. The Operating Member shall prepare or cause to be prepared drafts of all tax returns required of the Company. The Operating Member shall submit drafts of all tax returns (including all schedules and exhibits thereto and upon request, copies of all supporting workpapers), together with a request to the Board for its consent at least thirty (30) days prior to the required filing date thereof. The Operating Member shall file or cause to be filed all such tax returns required of the Company once Approved. Any decisions regarding or affecting the reporting or characterization for tax purposes of items of Company income, gain, loss or deduction including, but not limited to, whether to make any available election pursuant to the Code and the regulations which will materially affect the taxation of the Class A Member or any of its constituent partners shall require Approval. The Class A Member shall have the unilateral right to appoint, on behalf of the Company, the Accountants to perform the annual tax audit.

                  Section 9.5.7 GENERAL REQUIREMENTS. The Class A Member may from time to time, reasonably modify, supplement or amend the reporting requirements of this Agreement in its reasonable discretion, and the Operating Member shall supply such additional information as the Class A Member may reasonably request, provided that the Company shall reimburse the Operating Member for its costs incurred in connection with any material increase in reporting requirements. In addition, the following general requirements shall apply to all financial reports required under this Agreement: all such reports shall be prepared typed or computer-generated on forms reasonably acceptable to the Class A Member and shall include all detail required by the Approved Schedule of Accounts; the Operating Member shall use commercially reasonable efforts to maintain electronically, in format reasonably acceptable to the Class A Member, all financial and operating information, in order to enable the Class A Member to maintain its core data base and shall cooperate with the Class A Member to make such data available to the Class A Member in a manner mutually acceptable to the parties hereto; all statements and reports shall be prepared on an accrual basis in accordance with generally accepted accounting principles, except as otherwise required hereunder; and all such reports shall be certified as true and correct to the best knowledge of the Operating Member. Each financial report shall include comparisons of actual results for the period to previously forecasted results in the Final Approval Package and the Asset Business Plans, each on a consolidated and a consolidating basis. The Operating Member shall cooperate with the Class A Member's accountants in the preparation of the Class A Member's annual financial statements and with the institution and maintenance of an on-line, accounting system mutually acceptable to the parties hereto.

                  Section 9.5.8 SUPPORTING DOCUMENTATION. As additional support to required reporting information under this Agreement, the Operating Member, at the Class A Member's reasonable request shall provide (or cause tenants under Leases to provide) copies of (a) detailed cash receipts and disbursement records, (b) general ledger listing and journal entries, (c) copies of invoices for capital expenditures and nonrecurring items, (d) summaries of adjusting journal entries, (e) copies of all paid bills and (f) such other supporting documentation as the Class A Member may reasonably require.

                  Section 9.5.9 FAILURE TO APPROVE; BUDGET IMPASSE. In the event Approval is not obtained with respect to any proposed Portfolio Business Plan, Asset Business Plan, Annual Budget or Construction Budget prior to the intended period for such plan or budget, then a "Budget Impasse" shall be deemed to exist, until such time as such plan or budget is Approved. During any Budget Impasse, the Operating Member shall operate and cause to be operated the Company, each Subsidiary Company and each Property in accordance with the most recently Approved Budget, except that the Operating Member may make or cause to be made any expenditure not contemplated by the Approved Budget which is (a) a Nondiscretionary Expense or (b) incurred pursuant to and in accordance with any contract or agreement that was entered into prior to the commencement of such Budget Impasse by or on behalf of the Company (to the extent such contract or agreement was Approved pursuant to an Approved Budget or following review by the Class A Member).

         Section 9.6 QUARTERLY PRESENTATIONS. Not less than once each calendar quarter the Operating Member shall make a presentation to the Board detailing the status of each Property and performance of the Operating Member's duties hereunder at such locations as may from time to time be designated by the Board.

         Section 9.7 OTHER DISCLOSURES. The Operating Member shall keep the Class A Member informed of any material fact, information, projection, litigation, employee relations or other matter of which the Operating Member has knowledge which could reasonably be expected to have a material impact on the operations or financial position of any Property or the Company. The Operating Member shall provide any and all material information relating to the Property or the management or operation thereof as the Class A Member may reasonably request from time to time.

         Section 9.8 CLASS A MEMBER AS TAX MATTERS PARTNER. The Class A Member is designated the tax matters partner of the Company as provided in Section 6231(a)(7) of the Code and corresponding provisions of applicable state law. This designation is effective only for the purpose of activities performed pursuant to the Code, corresponding provisions of applicable state law and under this Agreement. The Class A Member shall inform the Members of any material decisions or actions taken by the Class A Member as the tax matters partner. The Company may, subject to Approval, make an election pursuant to Section 754 of the Code and the regulations thereunder (and a corresponding election under the applicable sections of state and local law).

         Section 9.9 TAXATION AS A PARTNERSHIP. It is the intent of the Company and its Members that the Company be treated as a partnership for income tax purposes, and the terms of this Agreement shall be construed so as to accomplish that goal, and the Members will use their best efforts to cause the Company to be so treated.

         Section 9.10 COSTS PAYABLE FROM MASTER AND PROPERTY ACCOUNTS. With respect to each Property, the Operating Member shall, to the extent of available funds, pay directly from the applicable Property Account, all Approved costs incurred in connection with the acquisition, development, redevelopment, management, servicing and disposition of the applicable Property. Pre-acquisition expenses associated with any Proposed Investment which the Company is contemplating purchasing or developing pursuant to this Agreement shall be paid directly from the Master Account to the extent such expenses are within the Portfolio Business Plan or have been approved by the Board under this Agreement.

         Section 9.11 YEAR 2000 ISSUES. The Operating Member shall use all commercially reasonable efforts to assure that all tenants under Leases comply with the so called "Year 2000" covenants set forth in the Leases.


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              ARTICLE X - ACQUISITION AND DEVELOPMENT OF PROPERTIES

         Section 10.1 EXCLUSIVE OBLIGATION. During the Investment Period, the Operating Member shall use all commercially reasonable efforts to locate and propose investment opportunities with respect to Lodging Facilities within the Target Market which satisfy the Investment Guidelines. If approved by the Board, any proposed acquisition (or any direct or indirect ownership interest therein) shall be acquired by the Company at a cost and in accordance with the provisions of this Agreement and the appropriate form of purchase and sale agreement.

         Section 10.2 INVESTMENT PERIOD. The Operating Member shall be obligated to use all commercially reasonable efforts to seek, identify and offer Lodging Facilities which satisfy the Investment Guidelines for potential acquisition to the Company for a period (the "Investment Period") commencing on the date hereof and expiring upon the earlier of: (a) the date on which the sum of Initial Capital contributed by each Member plus the amount of Committed Contributions then in effect equals or exceeds the sum of each Member's respective Capital Contributions Cap then in effect); (b) the date two (2) years after the date of this Agreement or (c) the date of the sale or assignment of fifty one percent (51%) or more of the Class A Member's interest in the Company to an institutional lender or investor described in
Section 8.1.3(b) which is not otherwise an Entity described in Section 8.1.3(a). The Investment Period unless terminated under (c) above shall automatically be extended in the event that the Class A Member gives a Cap Increase Notice pursuant to Section 3.7(a). In such event, the Investment Period shall be extended until the earlier of (i) the date on which the sum of Initial Capital contributed by each Member plus the amount of Committed Contributions then in effect equal the sum of each Member's respective Capital Contributions Cap then in effect (as increased) if the Operating Member elects (or is deemed to have elected) to increase the Capital Contribution Cap pursuant to Section 3.7; (ii) the date twelve (12) months after the date that the Operating Member notifies the Class A Member in writing that it disapproves an increase in the Capital Contribution Cap pursuant to Section 3.7(a); (iii) the date of the sale or assignment of fifty one percent (51%) or more of the Class A Member's interest in the Company to an institutional lender or investor described in Section 8.1.3(b) which is not otherwise an Entity described in Section 8.1.3(a); (iv) the date thirty six (36) months after the date of this Agreement or (v) the date the Class A Member gives the Operating Member notice that it is terminating the Investment Period. Notwithstanding the above, if as of the first anniversary of the date of this Agreement, the sum of Initial Capital contributed by each Member plus the amount of Committed Contributions then in effect equals less than $26,666,667, the Operating Member may elect within the thirty (30) day period following the first anniversary of this Agreement to notify the Class A Member that it is terminating the Investment Period, in which event the Investment Period shall terminate as of the date of that election. In addition, if the Operating Member has approved an increase in the Capital Contribution Caps of the Members pursuant to Section 3.7(a) and as of the first anniversary of the date of receipt by the Class A Member of the notice from the Operating Member acknowledging such approval, the sum of Expansion Capital contributed by the Members and the amount of Committed Contributions then in effect to advance capital that would be classified as Expansion Capital is less than forty percent (40%) of the Expansion

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


Capital approved by the Operating Member, the Operating Member may elect within the thirty (30) day period following such first anniversary to notify the Class A Member that it is terminating the Investment Period in which event the Investment Period shall terminate as of the date of that election, provided such termination date shall never be earlier than the date twenty four (24) months after the date of this Agreement. Each Member's Proportionate Share of any Committed Contributions outstanding as of the expiration of the Investment Period shall be deemed contributed as of the date of the expiration of the Investment Period and shall be contributed by each Member within ten (10) days after the termination of the Investment Period.

         Section 10.3 PROPOSED ACQUISITIONS. In connection with the obligations of the Operating Member under this Article, the Operating Member shall furnish to the Class A Member, not less frequently than once per month, an updated "deal list," in such detail as the Class A Member may reasonably require, identifying all potential acquisitions and assessing the likelihood of completion thereof. Each "deal list" shall have three boxes next to each listed Lodging Facility enabling the Class A Member to indicate whether such Lodging Facility (i) should continue to be pursued as a potential acquisition by the Company; (ii) should not be pursued as a potential acquisition because the Class A Member does not anticipate approving the acquisition of such Lodging Facility pursuant to Section 10.3, or (iii) should not be pursued as a potential acquisition because the Class A Member is already contemplating pursuing the acquisition of such Lodging Facility without offering such opportunity to the Company. The Class A Member shall use diligent efforts to respond to each "deal list" within ten (10) days of receipt.

                  Section 10.3.1  PRELIMINARY APPROVAL PACKAGE.

                           (a) When the Operating Member identifies a Lodging Facility which the Operating Member intends to recommend for purchase consideration by the Company, the Operating Member shall prepare and submit to the Class A Member a package of information in such form as the Class A Member may from time to time reasonably approve, with respect to such Lodging Facility, which shall include, but not be limited to, the information set forth in EXHIBIT J-1 (collectively, the "Preliminary Information").

                           (b) To the extent that the Operating Member recommends that the Company execute a letter of intent, the Operating Member shall endeavor to cause the same to follow substantially a form of the letter of intent approved by the Class A Member incorporated into the Portfolio Business Plan upon such approval. Any letter of intent shall be in the name of the Company or an appropriate Subsidiary Company. Although not required as a part of the Preliminary Information, the Operating Member shall also deliver with the Preliminary Information such portions of the Final Approval Package as are then available to the Operating Member. The Operating Member may also seek Approval, prior to receiving conditional approval of the Preliminary Information, to enter into a Purchase and Sale Agreement on behalf of the Company or a Subsidiary Company for such proposed acquisition if the Operating Member reasonably determines that prompt execution of a Purchase and Sale Agreement is necessary in order


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


         to obtain the right to acquire the proposed acquisition, PROVIDED, however, that any such Purchase and Sale Agreement entered into by the Operating Member shall explicitly state that, prior to the expiration of the due diligence period therein provided, the Company must affirmatively give notice to the seller that the necessary Approval of all diligence related materials has been granted as required by Section 10.3.2(b), and that without such affirmative notice all deposits shall be returned to the Company and such Purchase and Sale Agreement shall thereupon terminate.

                           (c) Any conditional approval by the Class A Member of the Preliminary Information under this Section 10.3.1 shall mean that expenses incurred by the Operating Member on behalf of the Company or a Subsidiary Company (or by the Operating Member and reimbursed by the Company pursuant to Section 10.3.5) with respect to such proposed acquisition shall thereafter be deemed Acquisition/Redevelopment Costs pursuant to the Acquisition/Redevelopment Budget and shall no longer be expenses under the Pursuit Cost Budget.

                           (d) The Class A Member shall, promptly on receipt of the Preliminary Information with respect to any proposed acquisition review the same and, by notice to the Operating Member, either give conditional approval to the proposed acquisition by the Company or a Subsidiary Company and authorize the execution of the letter of intent by the Company, if applicable, or indicate that the Class A Member shall not approve the proposed acquisition by the Company. Any such conditional approval shall constitute authorization to the Operating Member (i) to incur on behalf of the Company additional expenses in connection with the proposed acquisition (subject, however, to the right of the Class A Member, in connection with giving any such conditional approval, to place more specific limitations on such expenditures), (ii) to proceed with due diligence with respect to such proposed acquisition and (iii) when and as the Operating Member deems appropriate, to negotiate a purchase and sale agreement on behalf of the Company with respect to such proposed acquisition as hereinafter further provided.

                           (e) The Class A Member shall endeavor to notify the Operating Member of its conditional approval or its disapproval with respect to any proposed acquisition within five (5) Business Days following the date upon which the Class A Member receives all the Preliminary Information with respect to such proposed acquisition. If the Class A Member fails to respond within such five (5) Business Day period, the Operating Member may issue a written notice (the "Approval Notice") to the Class A Member which notice shall state on the envelope and on the first page of the notice in capital letters the following "FAILURE TO RESPOND TO THIS NOTICE WITHIN TEN (10) DAYS WILL RESULT IN THE LOSS OF SIGNIFICANT RIGHTS". Such written notice shall also expressly refer to this Agreement and to this Section 10.3.1(e). If the Class A Member fails to respond within ten (10) days after receipt of the Approval Notice, the Class A Member shall be deemed to have given conditional approval of such proposed acquisition.


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


                  Section 10.3.2 DUE DILIGENCE AND REVIEW.

                           (a) In the event that, having received the Preliminary Information for a proposed acquisition, the Class A Member gives notice to the Operating Member of the Class A Member's conditional approval with respect to such proposed acquisition by the Company, such notice shall constitute authorization to the Operating Member to prepare, obtain and submit to the Class A Member, to the extent reasonably obtainable and consistent with the Class A Member's approval authorization, in such form as the Class A Member may from time to time approve, a package including a preliminary budget projection of income and expense for the period following substantial completion of a proposed acquisition until such proposed acquisition is expected to reach stabilization and for the first twelve (12) months following the date on which the proposed acquisition achieves stabilization, together with the information set forth in EXHIBIT J-2 (the "Final Approval Package") within the limits of expenditures therefor authorized by the Class A Member.

                           (b) The Class A Member shall within 10 days after receipt of all material items required to be included in the Final Approval Package, give notice to the Operating Member whether the Class A Member desires to approve the acquisition by the Company of such proposed acquisition. If the Class A Member shall give notice to the Operating Member of its intention to give approval for the Company to proceed with acquisition of such proposed acquisition, the Company shall proceed to execution of a Purchase and Sale Agreement (hereinafter defined) in accordance with Section 10.3.3 below. If the Class A Member has not given written notice of its approval or disapproval of the Final Approval Package within the aforementioned ten
         (10) day period, the Operating Member may give to the Class A Member a "Second Approval Notice" which Second Approval Notice shall state on the envelope and on the first page of the Second Approval Notice in capital letters the following: "FAILURE TO RESPOND TO THIS NOTICE WITHIN TEN (10) DAYS WILL RESULT IN A LOSS OF SIGNIFICANT RIGHTS". Such written notice shall also expressly refer to this Agreement and this
         Section 10.3.2 (b). If the Class A Member fails to respond within ten
         (10) days after receipt of the Second Approval Notice, the Class A Member shall be deemed to have disapproved such proposed acquisition.

                  Section 10.3.3 PURCHASE AND SALE.

                           (a) At such time, during the period commencing with the Class A Member's conditional approval of the proposed acquisition by the Company pursuant to Section 10.3.1, as the Operating Member shall reasonably deem appropriate, the Operating Member shall use commercially reasonable efforts to negotiate a purchase and sale agreement in the name of the Company for such proposed acquisition, it being understood (i) that any such purchase and sale agreement (each a "Purchase and Sale Agreement") shall be substantially in a form approved by the Class A Member and incorporated by and upon such approval into the Portfolio Business Plan, (ii) that the final


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


         form of such Purchase and Sale Agreement, including the amount of any deposit, the purchase price and all other terms and conditions therein, must be reviewed by and be acceptable, in both form and substance, to the Class A Member and (iii) that, when requested by the Operating Member following the Class A Member's approval of the applicable Final Approval Package, the Company shall enter into such Purchase and Sale Agreement (or accept an assignment thereof as herein provided) and provide all necessary deposits. No Purchase and Sale Agreement shall provide the Seller, upon the default of the Company of its obligations thereunder, with a (i) a remedy of specific performance against the Company or (ii) have any liquidated damages in excess of the deposit made therein.

                           (b) Following the execution by the Company of any such Purchase and Sale Agreement, the Operating Member shall carry out all remaining required due diligence and documentation required hereunder in order to consummate the acquisition of such proposed acquisition by the Company in accordance with the terms of such Purchase and Sale Agreement and shall deliver copies of all inspection reports, site studies, environmental reports and the like received or commissioned by the Operating Member to be delivered to the Class A Member. The Operating Member shall expressly notify the Class A Member of any matter that becomes known to it which would have a material adverse impact on the value of such proposed acquisition. Prior to waiver or approval of the inspection/due diligence conditions set forth in the Purchase and Sale Agreement, however, the Operating Member shall further prepare and submit to the Class A Member for the Class A Member's review and approval a revised and updated Acquisition/Redevelopment Budget, the proposed Asset Business Plan for such proposed acquisition and a detailed status report on the due diligence review and investigations conducted by the Operating Member and legal counsel. Any determination as to the satisfaction of any closing condition or other requirement to closing under any Purchase and Sale Agreement shall be made by the Members; any Member shall at all times have the right to disapprove the purchase of any proposed acquisition and, as applicable, to forfeit any deposit thereunder, which forfeiture shall be at the Company's cost and expense, provided that in the event such forfeiture was solely at the request of the Class A Member, all money, including, without limitation, any deposit, paid with respect to such proposed acquisition that was paid by the Company with the Class A Member's approval or otherwise in accordance with the provisions hereof shall be reimbursed by the Class A Member to the Company unless the forfeiture of the deposit thereunder is solely the result of the Class A Member obtaining knowledge with respect to a proposed acquisition which was required to be included, but was not included, in the Preliminary Information or the Final Approval Package. In the event such forfeiture was solely at the request of the Operating Member, all money, including, without limitation, any deposit, paid with respect to such proposed acquisition that was paid by the Company with the Operating Member's approval or otherwise in accordance with the provisions hereof shall be reimbursed by the Operating Member to the Company.


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


                  Section 10.3.4 DISAPPROVAL; FAILURE TO PROCEED. In the event that the Class A Member disapproves the purchase of such proposed acquisition for any reason pursuant to this Section 10.3, the Operating Member (or an Operating Member Related Party) may acquire the applicable proposed acquisition without the participation of the Class A Member therein, but only subject to the conditions set forth in Section 6.4.4.

                  Section 10.3.5 COSTS AND EXPENSES. Until the Class A Member shall have given its conditional approval of acquisition by the Company of a proposed acquisition in accordance with Section 10.3.1, the Company shall reimburse or advance, any costs or expenses incurred by the Operating Member in connection with the investigation or acquisition of any such proposed acquisition to the extent consistent with the Pursuit Cost Budget (or to the extent otherwise Approved), PROVIDED that all such costs and expenses to be reimbursed or advanced shall be or have been incurred, or any action giving rise to such obligation of indemnification occurs, prior to the first date upon which the Operating Member receives notice that the Class A Member has failed to Approve the purchase of the proposed acquisition and are not otherwise the subject of any limitation on permitted expenditures set forth in any notice from the Class A Member with respect to a proposed acquisition. From and after the receipt by the Operating Member of a conditional approval notice pursuant to
Section 10.3.1, such costs and expenses shall no longer be deemed Pursuit Costs but shall be deemed Acquisition/Redevelopment Costs, and the Company shall be obligated to pay for out-of-pocket costs and expenses incurred and paid in connection with the proposed acquisition or development of such proposed acquisition; provided such reimbursable costs and expenses are reasonable in amount and do not exceed the sums budgeted therefor under the then current Approved Acquisition/Redevelopment Budget.


                 ARTICLE XI -- DISSOLUTION AND EVENTS OF DEFAULT

         Section 11.1 DISSOLUTION. Dissolution of the Company shall be effective on the day of the event giving rise to the dissolution. The Company shall not terminate until the assets of the Company have been distributed as provided herein and a certificate of cancellation of the Company has been filed with the Secretary of State of Delaware. In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs, including a sale of the assets of the Company in an orderly manner and the assets of the Company shall be applied in the manner and in the priority set forth in this Agreement.

         Section 11.2 EVENTS OF DEFAULT. There will be an "Event of Default" under this Agreement if any one or more of the following events or circumstances shall transpire or exist and shall not be cured within any applicable period of notice and grace specified below:

                  Section 11.2.1 BREACH OF OBLIGATIONS. If either Member is in breach of any material obligation under this Agreement and such breach is not corrected within fifteen (15) days after written notice thereof from the other Member, provided, however, if such breach is not able to be corrected within fifteen (15) days and the defaulting Member is diligently prosecuting cure, the curing Member shall have an additional time period to cure, which in no event shall be


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


longer than sixty (60) days after receipt of the default notice; provided that if such breach is willful, flagrant and material and not susceptible of cure, then no notice or grace period shall be required.

                  Section 11.2.2 FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. If either Member shall commit an act involving fraud, willful misconduct or gross negligence with respect to any matter relating to the Company.

                  Section 11.2.3 PROHIBITED TRANSFER. Any Transfer by either Member in violation of the provisions of Article VIII.

         Section 11.3 REMEDIES. Upon an Event of Default by either Member, the other Member shall have, in addition to any other rights set forth herein, all of its rights at law and in equity and upon the occurrence of an Event of Default by the Operating Member, no Fees or Reimbursable Expenses shall be earned or paid to the Operating Member pursuant to Section 6.3.4 other than acquisition fees set forth in paragraph (b) of EXHIBIT G-1.

                           ARTICLE 12 -- MISCELLANEOUS

         Section 12.1 NOTICES.

                           (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement (collectively, "notices") shall be deemed adequately given if in writing and the same shall be delivered either in hand or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

                           (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt and in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.


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


                           (c) All such notices shall be addressed:

                           If to the Company, the Class A Member, or the AEW
Board Members, to:

                           c/o AEW Capital Management, L.P.
                           225 Franklin Street
                           Boston, Massachusetts 02110
                           Attn: J. Grant Monahon, Esq.
                           Telecopier No. (617) 261-9555

                           with a copy to:

                           Goodwin, Procter & Hoar  LLP
                           Exchange Place
                           Boston, Massachusetts 02109
                           Attn: Michael H. Glazer, P.C.
                           Telecopier No. (617) 227-8591

                           If to the Operating Member, to:

                           Boykin Lodging Company
                           Guildhall Building
                           45 West Prospect Avenue, Suite 1500
                           Cleveland, OH 44115-1027
                           Attn: Robert W. Boykin, Chief Executive Officer Telecopier No.

                           with a copy to:

                           Baker & Hostetler, LLP
                           3200 National City Center
                           1900 E. 9th Street
                           Cleveland, Ohio  44114-3485
                           Attn:  Robert A. Weible, Esq.
                           Telecopier No. (216) 696-0740

                           (d) By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

         Section 12.2 AMENDMENTS. This Agreement may be amended only with the written approval of all Members.

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


         Section 12.3 INTERPRETATION. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law. The parties agree that any dispute arising in connection with this Agreement shall be resolved in the Chancery Court in the State of Delaware, and each party hereby submits to the jurisdiction of that court. EACH PARTY HEREBY WAIVES ITS RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY DISPUTE BETWEEN ANY OF THE PARTIES TO THIS AGREEMENT ARISING OUT OF THIS AGREEMENT OR THE RIGHTS OR OBLIGATIONS OF THE PARTIES HEREUNDER. The table of contents and titles of the Articles and Sections in this Agreement are for convenience only and shall not be considered in construing this Agreement. Pronouns used with reference to the Members shall be construed to refer to the feminine, neuter, singular and plural as the identity of the individual or entity referred to may require. This Agreement, together with the documents and agreements being executed on the date hereof, constitutes the entire agreement among the Members and the Operating Member and supersedes any prior written or oral agreements with respect to the subject matter of this Agreement. No provision of this Agreement (including, without limitation, any obligation of any Member to make Contributions) shall be interpreted as bestowing any rights whatsoever upon any third party. A cross-reference to another section shall be deemed to be to such section of this Agreement, unless explicitly stated otherwise.

         Section 12.4 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original.

         Section 12.5 ERISA, UBTI AND REIT MATTERS.

                  Section 12.5.1 ERISA. The Operating Member acknowledges that it has been advised that the Class A Member desires the Company to conduct its business in such manner as to enable the Company to qualify as a "real estate operating company," under Department of Labor Regulation Section 2510.3-101 and the Members agree that each Member shall be entitled to exercise any vote, consent, election, or other right under this Agreement with a view to causing the Company to so conduct its business. Notwithstanding anything to the contrary contained in Section 3.1 or otherwise in this Agreement, the Class A Member shall have the right to require, prior to making its initial Contribution, an opinion of counsel to the Company in form and substance reasonably acceptable to the Class A Member that the Company is a "real estate operating company" under Department of Labor Regulation Section 2510.3-101. The "annual valuation period" of the Company is hereby specified as the 90-day period commencing on each December 31 following the "initial valuation date," as such terms are defined in said regulation. The Class A Member shall be entitled to request and, if such a request is made, receive an opinion of counsel to the Company in form and substance and from counsel all reasonably acceptable to the Class A Member as to the then current status of the Company as being or not being a "real estate operating company" under said regulation, provided that the Class A Member shall not make more than one such request with respect to each annual valuation period.

                  Section 12.5.2 UBTI MATTERS. The Operating Member acknowledges that it has been advised that certain indirect investors in the Class A Member are Qualified Organizations


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


which are not generally required to pay federal income tax on interest, certain real property rents and certain other types of income and agrees that the business and affairs of the Company will be managed with a view to minimizing the amount of income of the Company that will constitute unrelated business taxable income ("UBTI") to a Qualified Organization under Section 511 ET SEQ. of the Code. The Operating Member agrees that the Class A Member shall be entitled to exercise any consent, election or other right under this Agreement with a view to avoiding any UBTI to the Class A Member or any of its members and without regard to whether conducting the business of the Company in such manner will maximize either pre-tax or after-tax profit of the Company to a Member who is not such a Qualified Organization. Without the prior written consent of the Class A Member which specifically refers to the requirement of a consent under this Section 12.5.2, the Company shall not (i) obtain financing from any seller to the Company of any property or any individual or entity who bears a relationship described in Code Sections 267(b) or 707(b) to any such seller,
(ii) lease any property to any seller or to any individual or entity who bears a relationship described in Code Sections 267(b) or 707(b) to any such seller,
(iii) obtain any financing where the amount of the indebtedness or any other amount payable with respect to the financing, or the time for making any payment, is dependent upon any revenue, income or profits derived from any property, (iv) incur any indebtedness which would otherwise be treated as "acquisition indebtedness" under Code Section 514(c), (v) incur any indebtedness which would constitute "partner nonrecourse debt" as defined in Treasury Regulations ss.1.704-2(b)(4), (vi) enter into any lease which provides for contingent rental payments unless based upon the tenant's gross receipts, (vii) enter into any lease or other arrangement pursuant to which it receives rents from personal property or payment for the performance of services which would constitute UBTI, (viii) invest or hold, directly or through one or more entities, any interest in any partnership (or any entity treated as a partnership for federal income tax purposes) if at any time it does not comply with Code Section 514(c)(9)(E) and the Treasury Regulations thereunder or (ix) otherwise engage in any transactions which would result in UBTI for the Class A Member or any of the holders of direct or indirect equity interests in the Class A Member.

                  Section 12.5.3 REIT MATTERS.

                           (a) The Members agree that the business and affairs
of the Company will be managed in a manner that will neither jeopardize the REIT status of any Member or direct or indirect owner of any Member, nor result in the imposition of any taxes or penalties under the REIT Tax Provisions on any such Person. Any provision of this Agreement that might otherwise jeopardize a Member's REIT status under the Code (or the REIT status of a direct or indirect owner of a Member) or cause the imposition of such tax or penalty (other than the provisions of this Section 12.5.3 and other Sections of this Agreement expressly referenced by the provisions of this Section 12.5.3) shall be (i) void and of no effect, or (ii) reformed, as necessary, to avoid such Person's loss of REIT status or the imposition of such tax or penalty.

                           (b) Without limiting the foregoing paragraph (a), the
Members agree as follows:


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


                                    (i)     For each taxable year, the Company
shall be managed so that the gross income of the Company allocable to the Operating Member (for purposes of the income tests set forth in Section 856(c)(2) and (3) of the Code, and excluding gross income from "prohibited transactions" as defined in Section 857(b)(6)(B)) (such allocation of gross income, the "REIT Gross Income") that fails to qualify as one of the following shall not exceed twenty-five percent (25%) of the Operating Member's aggregate REIT Gross Income: (a) "rents from real property" within the meaning of Section 856(d) of the Code (determined with respect to the Company as if the Company were a REIT for federal income tax purposes, subject to the modifications set forth below), (b) interest on obligations secured by mortgages on real property or on interests in real property, (c) gain from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) which is not described in Section 1221(1) of the Code, (d) dividends or other distributions on, and gain from the sale or other disposition of transferable shares in qualifying REITs, or (e) amounts described in Sections 856(c)(3)(E) through 856(c)(3)(I) of the Code.

                                    (ii)    For each taxable year, the Company
shall be managed so that the Operating Member's REIT Gross Income that fails to qualify as one of the following shall not exceed five percent (5%) of the Operating Member's aggregate REIT Gross Income: (a) the items of income described in paragraph (i) hereof (other than those described in Section 856(c)(3)(I) of the Code), (b) gain realized from the sale or other disposition of stock or securities which are not property described in Section 1221(1) of the Code, (c) interest, (d) dividends, or (e) income derived from payments to the Company on interest rate swap or cap agreements, options, futures contracts, forward rate agreement or other similar financial instruments entered into to reduce the interest rate risks with respect to any indebtedness incurred or to be incurred to acquire or carry real estate assets, or gain from the sale or other disposition of such an investment.

                                    (iii)   As of the end of the last day of
each quarter of each of the Company's taxable years, not more than twenty-five percent (25%) of the total assets of the Company allocable (for purposes of the seventy-five percent (75%) asset test set forth in Section 856(c)(4) of the
Code) to the Operating Member will fail to qualify as one of the following: (a) real estate assets within the meaning of Section 856(c)(5) of the Code, (b) cash and cash items (including receivables which arise in the ordinary course of the Company's operations, but not including receivables purchased from another person), or (c) Government securities.

                                    (iv)    The Company will not own, directly
or indirectly, more than ten percent (10%) of the voting securities (as defined for purposes of Section 856(c)(4)(B) of the Code) of any issuer that is treated as a corporation for federal income tax purposes.

                                    (v)     The Company will not hold, directly
or indirectly, any (a) stock in trade or other property of a kind which would properly be includable in inventory at hand at the close of a taxable year or
(b) property held primarily for sale to customers in the ordinary course of a trade or business, unless the disposition of such property is expected to result in the recognition of no more than DE MINIMIS gains by the Company.

                                    (vi)    The Company will not hold, directly
or indirectly (as determined for purposes of Section 860E of the Code) any REMIC residual interests.

                                    (vii)   The activities of the Company will
be conducted in accordance with the Agreement, and the Company will not be properly classifiable as a corporation for federal income tax purposes. The Company shall not elect to be taxed as a corporation for federal income tax purposes or otherwise take or omit to take any action that reasonably could be expected to cause the Company to be a corporation, or to be treated as an association taxable as a corporation, for federal income tax purposes.

                                    (viii)  The Company will, as and when
requested, make available to the Operating Member a list of all entities that the Company (and any entity that is treated as a partnership or disregarded entity for federal tax purposes in which the Company holds, or is treated as holding, an interest) uses to provide services to tenants or with respect to the properties in which the Company owns a direct or indirect interest the Company is treating as an "independent contractor" (within the meaning of Section 856(d)(3) of the Code and Treasury Regulation Section 1.856-4(b)(5)(iii)) for purposes of determining compliance with the covenants set forth in clauses (i) and (ii) above. At least ten (10) days prior to entering into any contract or other arrangement with a party whose status as an independent contractor with respect to the Operating Member could affect the characterization of amounts received or accrued, directly or indirectly, by the Company as "rents from real property" when allocated to the Operating Member, the Company shall provide the Operating Member with written notice of the identity of such party. The Company shall not, directly or indirectly, enter into any contract or other arrangement that involves or would require treating as an "independent contractor" for these purposes any person identified by the Operating Member in a written notice to the Company; provided that any such restriction shall be solely for the purpose of maintaining the REIT status of the general partner of the Operating Member. If such contracts or other arrangements are already in place at the time that written notice is provided by the Operating Member, then the Company shall take all commercially reasonable steps to terminate such contracts or other arrangements.

                                    (ix)    The Company shall use commercially
reasonable efforts to make distributions to its Partners in accordance with
Article V, in amounts large enough such that the Operating Member will receive an amount sufficient to permit the Operating Member (assuming hypothetically that it were a REIT and that its interests in the Company constituted its only asset) to satisfy the distribution requirements for REIT status and to avoid the imposition of any taxes under Section 857 or 4981 of the Code with respect to the taxable year of the Company to which the Operating Member's request relates.

                                    (x)     Without the prior written consent
of the Operating Member, the Company will not, directly or indirectly, acquire securities issued by, or otherwise enter into any arrangement which will cause the Company directly or indirectly to derive income from any person identified by the Operating Member on a written notice provided to the Company prior to the acquisition of such securities or the entering into of such arrangement; provided that any such restriction shall be solely for the purpose of maintaining the REIT status of the general partner of the Operating Member.

                           (c)      For purposes of the covenants in this
Section 12.5.3, the assets and gross income of the Company will be determined as if the Company were a REIT. Thus, the Company will be deemed to own its proportionate share (determined in accordance with Treasury Regulations ss. 1.856-8(g)) of each of the assets of each entity that is treated as a partnership or disregarded entity for federal tax purposes in which the Company holds, or is treated as holding, an interest and will be deemed to derive directly the income of such entities attributable to such share. Notwithstanding the foregoing, the determination of compliance with these covenants shall be made by reference to the general partner of the Operating Member as the REIT, and the Company will not be treated as a REIT (i) for purposes of determining whether a subsidiary of the Company is a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code, (ii) for purposes of determining whether amounts received from a tenant of the Company would be "related party rent" as described in Section 856(d)(2)(B) of the Code (except that no tenant shall be considered a "related party tenant" for such purposes if the Company does not own, directly or indirectly, any interest in that tenant unless the Operating Member has notified the Company in writing that such tenant would be considered to be a "related party tenant" as to the Operating Member or the REIT), and
(iii) for purposes of determining whether an entity or person that provides services to tenants of the Company meets the definition of an "independent contractor," as set forth in Section 856(d)(3) of the Code and Treasury Regulation Section 1.856-4(b)(5)(iii).

                           (d) So long as the provisions of this Section 12.5.3
remain in effect, the Company shall deliver to the Operating Member, at such times as may be requested by the Operating Member upon reasonable notice to the Company, a certificate, or certificates signed by an authorized person to the effect that the Company has complied with the covenants set forth in this
Section 12.5.3 through the date of such certificate or certificates and that such person anticipates that the Company will continue to comply with such covenants. Such certificate or certificates also will contain such other certifications, in a form and substance reasonably satisfactory to the Operating Member, as the Operating Member shall reasonably request, that relate to matters involving the Company that reasonably could be anticipated to bear upon the general partner of the Operating Member's status as a REIT. In addition, the Company shall cooperate (including, without limitation, by providing information and documents relating to the income and assets of the Company) with the Operating Member, even if the Operating Member at such time no longer holds an interest in the Company, in addressing issues raised by any taxing authority in any audit or similar proceeding relating to the Operating Member or any of its affiliates that relate to or arise out of the Operating Member's investment in the Company.

                           (e) This Section 12.5.3 is for the exclusive benefit
of the Operating Member and its general partner, their direct and indirect owners and subsidiaries, and any successor or assign of all or substantially all of the assets of the Operating Member or its general partner (in which case references herein to the Operating Member or its general partner shall be treated as references to such successors or assignees), provided that such succession or assignment is otherwise permitted by the terms of this Agreement. The provisions of this Section 12.5.3 may be waived by the Operating Member in its sole discretion.

                           (f) For purposes of this Section 12.5.3 and
certifications made by the Company hereunder, the Company will not treat as "rent from real property" any of the following:

                                    (i)     rent attributable to personal
property, except where the personal property is leased under, or in connection with, the rental of real property where the average of the adjusted bases of the personal property at the beginning and at the end of the taxable year does not exceed fifteen percent (15%) of the average of the aggregate adjusted bases of the real property and the personal property leased under such lease at the beginning and at the end of such taxable year within the meaning of Section 856(d)(1) of the Code;

                                    (ii)    any rent received or accrued,
directly or indirectly, where the determination of the amount of rent depends on the income or profits of any person from the property, except where rent is based on a fixed percentage or percentages of receipts or sales within the meaning of Section 856(d)(2)(A) of the Code; and

                                    (iii)   any rent (or any other consideration
under a lease) received or accrued, directly or indirectly, from any person in which the Operating Member or its general partner owns, directly or indirectly,
(a) in the case of a corporation, ten percent (10%) or more of the total combined voting power of all classes of stock entitled to vote, or ten percent (10%) or more of the total number of shares of all classes of stock, or (b) in the case of an entity other than a corporation, an interest of ten percent (10%) or more in the assets or net profits of such entity. For purposes of this paragraph, ownership will be determined by taking into account the constructive ownership rules of Section 318(a) of the Code (as modified by Section 856(d)(5) of the Code).

                           (g) For purposes of this Section 12.5.3 and
certifications made by the Company hereunder, the Company will not treat as "interest" any interest received or accrued, directly or indirectly, where the determination of the amount of interest depends on the income or profits of any person, except where interest is based on a fixed percentage or percentages of receipts or sales within the meaning of Section 856(f)(1)(A) of the Code.

                           (h) The foregoing provisions of this Section 12.5.3
shall be subject to the following restrictions:

                                    (i)     Any reformations to this Agreement,
or voiding of its provisions, under paragraph (a) above shall be the minimum changes necessary to accomplish the intent of this Section 12.5.3. If the provisions of this Agreement are reformed or voided, the parties shall negotiate in good faith to provide replacement provisions that have no material adverse effect on the interest of the Class A Member in the Company, and replicate, as closely as possible in conformance with this Section 12.5.3, the intended after-tax economic consequences to the parties, including without limitation the compliance of the terms of this Agreement with the present requirements of Sections 4.10 and 4.12.

                                    (ii)    The Company shall in no event make
distributions to the Members in an order and priority less favorable to the Class A Member than the order and priority set forth in Sections 5.2 through
5.4. Further, the Company shall be obliged to make distributions in the amounts contemplated by Section 12.5.3(b)(ix) only upon the written request of the Operating Member, accompanied by a certificate signed by an officer of BLC as general partner of the Operating Member stating that BLC and the Operating Member have made all commercially reasonable efforts to obtain sufficient funds from other sources. The Company shall not be required to borrow funds to fulfill any obligation to make distributions to the Operating Member without the prior written consent of all Members.

                                    (iii)   So long as the Class A Member
complies with the provisions of Section 12.5.4, this Section 12.5.3 shall not restrict or impair the Class A Member's rights to cause the sale of a Target Asset under Section 8.2, nor shall this Section 12.5.3 restrict or impair the Class A Member's rights under Section 8.4.

                  Section 12.5.4 DEALER PROPERTY.

         In the event that either Member exercises its right under Section 8.2 to require the sale of any of the Company's properties within four years of the date on which the Company acquired such property or first put the property into service, the Initiating Member shall provide a certification to the Responding Member in substantially the form attached as EXHIBIT N hereto.

                  Section 12.5.5 OBLIGATION OF OPERATING MEMBER TO AVOID PROVISIONS OF SECTION 12.5.3.

         The Operating Member shall use commercially reasonable efforts to conduct its own affairs, and cause any Operating Member Related Party to conduct its own affairs, so that the provisions of 12.5.3(a) will not come into effect.

         Section 12.6 NO PARTITION. Except as set forth in Section 8.2, no Member nor any Legal Successor of a Member shall have the right to partition the Company or any Property or any part thereof or interest therein, or to file a complaint or institute any proceeding at law or in equity to partition the Company or any Property or any part thereof or interest therein. Each Member, for such Member and such Member's Legal Successor, hereby waives any such rights. The Members intend that, during the term of this Agreement, the rights of the Members and their successors in interest, as among themselves, shall be governed solely by the terms of this Agreement and by the Act.

         Section 12.7 ATTORNEYS' FEES. If any Member seeks to enforce such Member's rights under this Agreement by legal proceedings or otherwise the non-prevailing party shall be responsible for all costs and expenses in connection therewith, including without limitation, reasonable attorneys' fees and witness fees.

         Section 12.8 SEVERABILITY. If any provision of this Agreement is determined to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, to achieve the intent of the parties. In any event, all other provisions shall be deemed valid and enforceable to the greatest possible extent.

         Section 12.9 BINDING ON SUCCESSORS. Subject to the provisions of
Article VIII, the rights and obligations of the Members under this Agreement shall inure to the benefit of and bind their respective heirs, successors and assigns.

         Section 12.10 CONFIDENTIALITY. Both parties hereto agrees to maintain the confidentiality of the terms and conditions of this Agreement and to maintain the confidentiality of (a) any information provided by one party to the other, and (b) all information contained in any facility books, records, computer discs and similar materials containing facility information, invoices and other documents received or maintained by the Company pursuant to this Agreement, other than information that is available from public sources. No public announcement of any development with respect to the Company shall be made without the consent of each of the Members. Either party may, however, disclose any of such information to its agents, directors, officers, employees, advisors, attorneys, Affiliates or representatives who require such information for the purpose of performing or assisting in the performance of its obligations or services hereunder, and to investors or lenders or proposed investors or lenders, provided that in all such cases such parties shall be informed of the confidential nature of such information. Either party hereto may also disclose any such information (x) to the extent required by law or court order provided that such party shall have first, to the extent reasonably practicable, advised the other of the requirement to disclose such information and shall have afforded the other an opportunity to dispute such requirement and seek relief therefrom by legal process, (y) in connection with any suit, action, arbitration or other proceedings between the parties hereto or their respective Related Parties, or (z) to the extent required in connection with the preparation or filing of any tax returns or other filings required by any applicable law.

         Section 12.11 REPRESENTATIONS AND WARRANTIES OF EACH MEMBER. As an inducement to each Member to enter into this Agreement, in addition to the representations and warranties contained in this Agreement, the parties make the additional representations and warranties contained in EXHIBIT K attached hereto and made a part hereof.

         Section 12.12 BROKERAGE COMMISSIONS. The parties hereto represent and warrant to each other that, other than Chadwick, Saylor (the "Broker"), they have not dealt with any brokers, consultants or other third parties in the negotiation of this Agreement and the transactions contemplated herein. The parties further agree to indemnify, defend and hold each other harmless from and against any liability, claim, damage, cost or expense (including, without limitation, reasonable attorneys' fees) arising out of or in connection with the claims for commissions or any other fees due in connection with this Agreement and the transaction contemplated herein arising from such Member's actions. Notwithstanding the foregoing, in connection with any Contribution by the Class A Member, the Company shall pay a fee to the Broker equal to [*] percent [*] of the amount of such Contribution (or reimburse the Operating Member for any fees previously advanced by the Operating Member to the Broker). In no event shall the Company be responsible for payment or reimbursement of fees in excess of [*] percent [*] of the amount of such Contribution.

         Section 12.13 TIME IS OF THE ESSENCE. Time is of the essence with respect to all time or notice deadlines set forth herein, however, this provision shall not affect the rights of any defaulting party hereunder to cure such default within the time periods (if any) explicitly set forth herein, if and as so permitted pursuant to the terms of this Agreement.

         [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, each of the Members has executed this Agreement as of the date first written above.


                          CLASS A MEMBER:

                          AEW PARTNERS III, L.P., a Delaware limited partnership

                          By: AEW III, L.L.C., a Delaware limited liability company, its general partner

                               By:  AEW Partners III, Inc., its managing member


                                    By:  /s/ James J. Finnegan
                                         --------------------------------------
                                         Name:  James J. Finnegan
                                         Title:  Vice President


                          OPERATING MEMBER:

                          BOYKIN HOTEL PROPERTIES, L.P.

                          By:  BOYKIN LODGING COMPANY, its general partner



                          By:  /s/ Paul A. O'Neil
                               -------------------------------------------
                               Name:   Paul A. O'Neil
                               Title:  Chief Financial Officer and Treasurer


----------------------------------------------------------------------------------------------------------
                                    EXHIBIT A
----------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------
                             MEMBERS                           ADDRESS                Proportionate Share
----------------------------------------------------------------------------------------------------------


Class A Member    AEW Partners III, L.P., a      c/o AEW Capital Management, L.P.              75%
                  Delaware limited partnership   225 Franklin Street
                                                 Boston, MA 02110
----------------------------------------------------------------------------------------------------------

Operating Member  Boykin Hotel Properties, L.P.  Guildhall Building                            25%
                                                 45 West Prospect Avenue, Suite 1500
                                                 Cleveland, OH 44115-1027
----------------------------------------------------------------------------------------------------------



                  NAMES AND ADDRESSES OF INITIAL BOARD MEMBERS

OPERATING MEMBER BOARD MEMBERS
Robert Boykin             All c/o the Operating Member
Richard Conti






AEW BOARD MEMBERS         All c/o the Class A Member
Henry G. Vickers, Jr.
Marc L. Davidson

                    IDENTIFICATION OF PROJECT REPRESENTATIVES

OPERATING MEMBER PROJECT REPRESENTATIVES
Michael Murphy
Richard Conti


AEW PROJECT REPRESENTATIVES
Henry G. Vickers, Jr.
Marc L. Davidson

                                    EXHIBIT B

                           CALCULATION OF TOTAL RETURN

      The calculation of Total Return with respect to the Class A Member (with respect to this EXHIBIT B, the Class A Member shall include any permitted successor or assign of the Class A Member's membership interest under this Agreement shall be made as of a given time as follows:

      (a) Determine the date and amount of all Contributions made by the Class A Member to the Company; and

      (b) Determine the date and amount of all distributions paid to the Class A Member pursuant to Article V.

      The Class A Member's Total Return shall equal the discount rate (the "Applicable Rate") which causes (i) the present value of the contributions made by the Class A Member under (a) above to equal (ii) the present value of the distributions paid to the Class A Member under (b) above. The present value of
(a) and (b) shall each be determined as of the date of the first Contribution made by the Class A Member to the Company and discounting such contributions or distributions, as the case may be, on a monthly convention basis.

      In no event shall any funds advanced by the Class A Member as a Default Loan or any funds received by the Class A Member in payment thereof be included in the calculation of Total Return.

      Under the terms of Section 3.9 of the LLC Agreement, the Class A Member may elect to provide Credit Enhancement in connection with certain Authorized Financing of the Company. For the purpose of calculating the Total Return of the Class A Member under this Agreement, if the Class A Member (or any affiliate of the Class A Member) provides such Credit Enhancement, then all out of pocket costs and expenses incurred by the Class A Member (or affiliate of the Class A Member) in connection with such Credit Enhancement (including any legal expenses incurred in connection therewith and any costs of renewal) shall be deemed a Contribution made by the Class A Member to the Company on the date such cost or costs are incurred and if the Credit Enhancement or any portion thereof shall be drawn or applied (e.g. funds are paid by the Class A Member under a guaranty or there is a draw under a letter of credit given by or for the benefit of the Class A Member), the amount of any such payment or draw or amount applied shall be deemed an additional Contribution made by the Class A Member to the Company on the date that the Credit Enhancement was first issued or made.

      For purposes of calculating Total Return with respect to the Class A Member, all legal expenses paid by the Class A Member in connection with the formation of the Company or in connection with a default of the Operating Member's obligations under this Agreement or the default of the Operating Member or any Operating Member Related Party under any Approved Related Party Agreement shall be deemed Contributions.

                                    EXHIBIT C

                              INVESTMENT GUIDELINES


[*]

                                    EXHIBIT D

                             FORM OF PROMISSORY NOTE


$
 --------------                                                -------- --, ----


      WHEREAS, Boykin Hotel Properties, L.P. ("Operating Member") and AEW Partners III, L.P. ("Class A Member") entered into that certain Limited Liability Company Agreement (the "LLC Agreement"), dated as of February _, 1999, of Boykin/AEW LLC (the "Company");

      WHEREAS, the Class A Member and the Operating Member are required pursuant to the LLC Agreement to make certain contributions of capital to the Company, as more specifically set forth in the LLC Agreement;

      WHEREAS, the [Operating Member/Class A Member] has failed to make a contribution required to be made pursuant to Article III of the Company Agreement;

      WHEREAS, the [Class A Member/Operating Member] has agreed to lend to the [Operating Member/Class A Member] as Borrower (defined below) a total of __________________________ Dollars ($___________), to be contributed on behalf of the [Operating Member/Class A Member] to the Company;

      NOW THEREFORE, FOR VALUE RECEIVED, [Boykin Hotel Properties, L.P., with an address of Guildhall Building 45 West Prospect Avenue, Suite 1500, Cleveland, Ohio 44115-1027/AEW Partners III, L.P., a Delaware limited partnership with an address of c/o AEW Capital Management, L.P., 225 Franklin Street, Boston, MA 02110] (the "Borrower"), promise(s) to pay to the order of [Class A Member/Operating Member] (together with any successor holder or holders of this Note, the "Lender") at its office at [c/o AEW Capital Management, L.P., 225 Franklin Street, Boston, Massachusetts 02110/ Guildhall Building, 45 West Prospect Avenue, Suite 1500, Cleveland, Ohio 44115-1027] or such other place as Lender may designate, the principal sum of ________________________ Dollars ($________), or so much thereof as shall be advanced hereunder, together with interest thereon, as hereinafter set forth.

      Interest on the principal balance of this Note from time to time outstanding shall accrue from the date hereof at an annual rate which shall equal the "Interest Rate" (defined below). Subject to Borrower's right to defer payments of interest as provided below, interest shall be payable on the unpaid principal balance from time to time outstanding, on a monthly basis in arrears on the first day of each month (the "Interest Payment Date") beginning with the first day of _______________. Interest shall be computed on the basis of a three hundred and sixty (360)-day year and shall be paid for the actual number of days on which principal is outstanding.

      "Interest Rate" means the lesser of (i) fifteen percent (15%) per annum, compounded monthly, or (ii) the highest lawful rate per annum, compounded monthly.

      Borrower may defer payments of interest to the extent that a payment of interest due on an Interest Payment Date exceeds the amount of distributions to Borrower from the Company during the calendar month immediately preceding said Interest Payment Date (such excess, known hereinafter as the "Deferred Interest"). Deferred Interest shall accrue interest at the Interest Rate, compounded monthly (such Deferred Interest together with the interest thereon shall be referred to as "Interest Accruals").

      To the extent that distributions to Borrower from the Company, including any return of capital to Borrower by the Company, for any month prior to an Interest Payment Date exceed the amount due on said Interest Payment Date, then Borrower shall pay such excess to Lender to the extent of and to reduce: first, any late charges or other costs or expenses due hereunder, second, Interest Accruals then outstanding, third, interest then due, and fourth, the outstanding principal balance of this Note.

      The entire outstanding principal balance of this Note, together with any interest, Interest Accruals and other charges as may be due hereunder, shall be paid on the earlier of: (i)______________,_____, (ii) the dissolution of the Company, (iii) the sale of all of the Properties owned by the Company, (iv) the sale of all or substantially all of the Borrower's membership interest in the Company or (v) the occurrence of an Event of Default (hereinafter defined) hereunder (the earlier of such dates, the "Maturity Date").

      In the event that any payment required hereunder is not paid within five
(5) days after the date it is due (such five day period, the "Grace Period;" which failure to pay within the Grace Period shall constitute an "Event of Default" hereunder), Lender shall have the right, in addition to any other rights hereunder, upon written demand to Borrower, to collect a late charge as compensation for increased costs of administering such late payment. Such late charge shall be in an amount equal to four percent (4%) of the amount of any payment amount remaining unpaid after the expiration of the Grace Period, which sum Borrower agrees to pay upon demand; provided, however, that said late charge shall not be Lender's sole remedy for Borrower's default hereunder.

      In the event that any payment due hereunder is not paid prior to the expiration of the Grace Period, Lender at its option may declare immediately due and payable the entire outstanding balance of principal and interest, together with all other charges to which Lender may be entitled.

      The outstanding principal amount due hereunder may be prepaid in whole or in part, together with any interest or Interest Accruals then outstanding, without penalty or premium, upon five (5) days prior written notice to Lender

      Any notice required or permitted to be delivered hereunder shall be in writing and shall be deemed to be delivered on the earlier of (i) the date received, or (ii) the date of delivery, refusal, or non-delivery indicated on the return receipt, if deposited in a United States Postal Service depository, postage prepaid, sent registered or certified mail, return receipt requested, addressed to the party to receive the same at the address of such party set forth at the beginning of this Note, or at such other address as may be designated in a notice delivered or mailed as herein provided.

      Borrower agrees to pay all charges (including reasonable attorney's fees) of Lender in connection with the collection and/or enforcement of this Note or in protecting or preserving the security for this Note, whether or not suit is brought against Borrower.

      The failure of Lender at any time to exercise any option or right hereunder shall not constitute a waiver of Lender's right to exercise such option or right at any other time.

      Borrower and all endorsers and guarantors of this Note hereby jointly and severally waive presentment, demand, notice, protest and all other suretyship defenses generally and agree that (i) any renewal, extension or postponement of the time of payment or any other indulgence, or (ii) any substitution, exchange or release of collateral or the addition or release of any person or entity primarily or secondarily liable, may be effected without notice to Borrower or any endorser or guarantor of Borrower's obligations, and without releasing Borrower or such endorser or guarantor from any liability hereunder.

      This Note shall be governed by, construed, and enforced in accordance with the laws of The State of Delaware. If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect. If the payment of any interest due hereunder would subject Lender to any penalty under applicable law, then the payments due hereunder shall be automatically reduced to what they would be at the highest rate authorized under applicable law.

      This Note is secured only by Borrower's membership interests in the Company, including any return of capital to Borrower upon liquidation of the Company and is otherwise without recourse to Borrower or any member or partner therein.

      This Note shall have the effect of an instrument under seal.

Witness:                                Borrower:



-----------------------------------     ---------------------------------------

                                    EXHIBIT E

                             FORM OF FUNDING NOTICE


                                                                  $
                                                                   -------------

      Re:   FUNDING OF CAPITAL TO BOYKIN/AEW, LLC

Gentlemen:

      Reference is hereby made to the Limited Liability Company Agreement of Boykin/AEW LLC, dated as of February __, 1999, (the "Operating Agreement"). Capitalized terms not otherwise defined shall have the meaning ascribed to them in the Operating Agreement.

      Pursuant to Article III of the Operating Agreement, you are advised, as the ______________ Member of the Company, that the ________ Member has determined that Capital is required to fund [Acquisition/Redevelopment Costs/ Cash Flow Deficits/Pursuit Costs/Preservation Capital] in the aggregate amount of $_________.

      Each Member is hereby requested to contribute, in the form of cash or cash equivalents, fund in the amount of its Proportionate Share (as set forth below) of such required Capital within [INSERT APPROPRIATE TIME PERIOD WHICH SHALL NOT BE LESS THAN AS SET FORTH IN ARTICLE III] of the date of this notice.

      [add description of reason for capital contribution]


                                    Contributions        Percentage Interest
                                    -------------        -------------------

AEW Partners III, L.P.              $                               __%

Boykin Hotel Properties, L.P.       $                               __%

         TOTAL                                                     100%


                              BOYKIN HOTEL PROPERTIES, L.P.

                              By:  Boykin Lodging Company, its general partner


                                   By:  ___________________________
                                        Name:
                                        Title:

                              [or]


                              AEW PARTNERS III, L.P., a Delaware limited partnership

                              By:  AEW III, L.L.C., a Delaware limited
                                   liability company, its general partner

                                   By:  AEW Partners III, Inc., its
                                        managing member


                                        By:  ___________________
                                        Name:
                                        Title:

                                    EXHIBIT F

                             INSURANCE REQUIREMENTS

      A. INSURANCE. The Class A Member shall arrange, in consultation with the Operating Member, for all property and liability insurance with respect to each Property naming the Company and any Subsidiary Company, as applicable, as insured and having Approved coverages consistent with comparable facilities in the area. The Company's Insurance Limits Requirements are set forth on EXHIBIT F-1, which Exhibit may be amended or replaced from time to time as Approved. Insurers must have an A.M. Best's rating of A-VII or higher. The cost of premiums for such insurance shall be allocated as an operating expense of each Property payable from the applicable Property Account or otherwise payable by the Company if not paid by a tenant under a Lease. At the Class A Member's election, any such insurance may be blanketed with other insurance carried by the Company (so long as the required coverages are not diminished), in which case a pro rata share of the premiums, as reasonably determined by the Class A Member, shall be chargeable to the applicable Property or Properties as an operating expense. All such insurance maintained by the Company shall be primary and not contributing with respect to the coverages maintained pursuant to this Agreement. The Class A Member shall furnish the Operating Member with evidence of the coverages and limits then in effect, upon request.

      B. INSURANCE CLAIMS. Subject to the provisions of the Leases, the Company or the Company's insurer shall have the right, at its option (chargeable as an operating expense of the applicable Property), to conduct the defense of any claim, demand or suit arising out of the ownership, operation, development or management of the Properties. The foregoing is not intended to affect the general requirements of this Agreement with respect to the operation, maintenance and management of the Properties or with respect to any indemnities by either party hereunder. The Operating Member and the Class A Member shall aid and cooperate in every reasonable way with respect to such insurance and any claim or loss thereunder. The Operating Member shall notify the Class A Member promptly upon receiving notice of any casualty, loss, injury, claim or threatened claim, condition or other event which the Operating Member believes may result in a claim under any insurance policy maintained hereunder.

      C. OPERATING MEMBER'S INSURANCE. Except as expressly set forth herein or in an Approved Annual Business Plan or Approved Annual Budget, the Operating Member shall maintain at its own expense, the following minimum insurance coverages and limits:

            (i) Worker's compensation as required by law;

            (ii) Employer's Liability in jurisdictions where employer's liability insurance is required by law -- $100,000 each accident; $100,000 disease -- each employee; $500,000 disease -- policy limit (or, if higher, such minimum limits as may be required to satisfy umbrella liability insurance requirements);

            (iii) Commercial General Liability Insurance: bodily injury and property damage with limits of at least $1,000,000 each occurrence and $2,000,000 in the aggregate; and Excess Liability Coverage of at least $5,000,000;

            (iv) Automobile Liability -- As to any vehicle owned, non-owned or hired by the Operating Member, $1,000,000 covering losses due to the insured's liability for bodily injury to others or to the property or others; as to Medical Expenses -- $5,000 per person per accident; and

            (v) Comprehensive crime insurance (including Employee Dishonesty) with limits and terms reasonably acceptable to the Class A Member or a fidelity bond reasonably acceptable to the Class A Member.

      The premium for all insurance required to be maintained by the Operating Member under this Paragraph shall be at the Operating Member's own expense. The minimum A.M. Best's rating of each insurer shall be A-/VII. The Operating Member shall furnish the Class A Member with certificates evidencing the aforesaid coverages, which shall include provisions to the effect that the Class A Member shall be given at least 30 days' prior written notice of cancellation of or any material change in any of the aforesaid policies. The Class A Member shall be named as an additional insured with respect to the Operating Member's excess liability policies and as a loss payee with respect to the coverage described in clause (v).

      D. PAYMENTS AND CERTIFICATES. Unless otherwise directed by the Class A Member, Operating Member shall pay or cause to be paid as they become due all premiums for the insurance required hereunder. Not later than 30 days if commercially available (but in no event fewer than 10 days) prior to the expiration of each such policy, the Class A Member shall deliver to the Operating Member a certificate of insurance and copies of the insurance policies evidencing the insurance required to be provided for a period of not less than one year and evidence of payment (upon payment by the Operating Member for and on behalf of the Company); said certificates shall obligate the insurer to give the Operating Member not less than 30 days prior written notice of the cancellation or material amendment of any insurance required to be carried under this Agreement. The Operating Member shall pay or cause to be paid insurance premiums as to each Property out of the applicable Property Account, to the extent funds are available therefor, provided that the Operating Member shall not refrain from paying any such insurance premium or causing the same to be paid when due, nor otherwise permit insurance coverage to lapse as to any Property to be insured hereunder, unless specifically authorized by the Approved Asset Business Plan or as otherwise Approved.

      E. COMPLIANCE WITH POLICIES. The Operating Member shall use commercially reasonable efforts to cause the Company to comply with: (i) all of the provisions of each such insurance policy affecting each Property and (ii) all of the requirements of the insurers thereunder applicable to the Company or, in the case of each such Property, to improvements located on each such Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or restoration of any of the improvements located on each such Property. The Operating Member, upon its knowledge of same, shall notify the Class A Member of any condition which would cause said Property to be in violation of any insurance requirements with respect to said Property. The foregoing shall not be construed to require the Company to make any structural changes or improvements to any Property or to expend any funds not provided in the Approved Budgets.

      F. CONTRACTORS' AND SUBCONTRACTORS' INSURANCE. The Operating Member shall cause all material service contracts and all construction contracts with respect to the Properties (including any Related Party Agreements) to require the contracting party thereunder to maintain insurance coverage, at such party's expense, with such limits and complying in all other respects with the relevant insurance requirements set forth in Exhibit F-2 and the Lease for such Property. The Operating Member shall obtain and keep on file a certificate of insurance for each service contract and major subcontract which shows that each such party is so insured. The Operating Member shall not waive or permit to be waived any such requirements without the Class A Member's prior written consent. The Operating Member shall obtain from each party to a service contract indemnification and hold harmless provisions in favor of the Company and each of the Members in accordance with industry standards.

      G. WAIVER OF SUBROGATION. The Members agree that with respect to any hazard, liability, casualty or other loss or claim which is covered by insurance then carried (or required to be carried pursuant to the provisions herein) by either Member, (a) the party carrying such insurance and suffering such loss releases the other party of and from any and all claims with respect to such loss; and (b) their respective insurance companies shall have no right of subrogation against the other party or their respective agents, contractors, employees, licensees or invitees on account thereof.

                                   EXHIBIT F-1

                                     COMPANY
                          INSURANCE LIMITS REQUIREMENTS

INSURANCE. The Class A Member shall keep the Properties insured, or cause tenants under Leases to keep the Properties insured, at all times throughout the term of this Agreement with policies of insurance of the type set forth below:

            (a) PROPERTY INSURANCE. Property insurance on an "All Risk" basis, including, without limitation, flood and earthquake insurance, with a full replacement cost endorsement and an agreed amount endorsement (including builder's risk during any period or periods of time that construction or remodeling is being performed on any Properties), in an amount equal to 100% of the full replacement cost of all improvements (excluding only the reasonable value of footings and foundations) and the Company's contents therein, determined to the reasonable satisfaction of the Class A Member. Deductibles shall not exceed $10,000, except $50,000 for Flood and Earthquake (5% of values for California assets).

            (b) BOILER INSURANCE. Policies of insurance against loss or damage arising from incidents relating to the air conditioning and/or heating system, electrical systems, fly-wheels, steam pipes, steam turbines, steam engines, steam boilers, other pressure vessels, high pressure piping and machinery, if any, installed in the buildings and improvements, for an amount reasonably satisfactory to the Class A Member.

            (c) LIABILITY INSURANCE. Policies of commercial general liability insurance on an occurrence basis against claims for bodily injury and property damage with limits of liability of at least $1,000,000 per occurrence and $2,000,000 in the aggregate per location, with contractual liability coverages.

            (d) UMBRELLA LIABILITY INSURANCE. Umbrella liability insurance with limits of liability of at least $50,000,000 each occurrence and $50,000,000 aggregate.

            (e) BUSINESS INTERRUPTION AND/OR LOSS OF RENTAL VALUE INSURANCE. Business interruption and/or loss of rental insurance for a period of twelve months in an amount determined to the reasonable satisfaction of the Class A Member by completion on an annual basis of a hotel business interruption worksheet.

            (f) FLOOD INSURANCE. If any Property is located in an area designated by any governmental agency as an area of special flood hazard, federal flood insurance will be required.

            (g) WORKERS' COMPENSATION. Workers' Compensation Insurance required by the laws where each Property is located, if the Company has employees.


                                      F-1-1

            (h) EMPLOYERS LIABILITY. $500,000 each occurrence; $500,000 each employee-disease; and $500,000 policy limit-disease, if the Company has employees.

            (i) AUTOMOBILE LIABILITY. If there is any vehicle owned, leased, or hired by the Company, coverage of $1,000,000 covering losses due to the insured's liability for bodily injury to others or to the property of others and, as to medical expenses, $5,000 per person per accident.

            (j) COMPREHENSIVE CRIME. If the Company or any Subsidiary Company has employees, comprehensive crime insurance (including Employee Dishonesty) with limits and terms reasonably acceptable to the Class A Member or a fidelity bond reasonably acceptable to the Class A Member.

            (k) LIQUOR LIABILITY INSURANCE. Liquor Liability insurance with limits of $5,000,000 each common cause and $5,000,000 in the aggregate; Garagekeepers Legal Liability insurance with limits of $1,000,000 for collision coverage and $1,000,000 for other-than-collision coverage, if the hotel offers valet parking or otherwise takes custody of guests' vehicles; Innkeepers Legal Liability and Safe Deposit Box Liability insurance with a $50,000 limit.

            (l) ADDITIONAL INSURANCE. Insurance with respect to such other insurable risks relating to the Properties, the Subsidiary Companies or the Company in such amounts and containing such terms and conditions as the Class A Member may reasonably require from time to time.

      Such insurance may be issued as blanket insurance. All such insurance policies shall be written on such terms, in such form and for such periods and amounts as the Class A Member shall from time to time reasonably designate or approve, shall be primary and without right of contribution from other insurance which may be available, shall waive any right of set off, counterclaim or subrogation, shall provide that with respect to the Class A Member, the insurance shall not be invalidated by any action or inaction by the Operating Member, and shall provide that they shall not be canceled or amended without at least thirty (30) days' prior written notice to both the Class A Member and the Operating Member. The Company, or Subsidiary Company if applicable, shall be the Named Insured and the Class A Member and the Operating Member (and the Company if applicable) shall be Additional Named Insureds on all policies.


                                      F-1-2

                  EXHIBIT F-2 (CONSTRUCTION CONTRACTS)

                    INSURANCE AND INDEMNIFICATION


INDEMNIFICATION

The Contractor agrees to indemnify and hold the Owner harmless from all claims for bodily injury and property damage that may arise from the Contractor's operations under this Agreement.

CONTRACTOR'S LIABILITY INSURANCE

The Contractor shall purchase and maintain such insurance as will protect it from the claims set forth below which may arise out of or result from the Contractor's operations under this Agreement whether such operations be completed by Contractor or by any Subcontractor or by any person directly or indirectly employed by Contractor or any Subcontractor, or by any person for whose acts Contractor or any Subcontractor may be liable:

1. Claims under workers' compensation, disability benefit and other similar employee benefit acts which are applicable to the Work to be performed.

2. Claims for damages because of bodily injury, occupational sickness or disease, or death of employees under any applicable employer's liability law.

3. Claims for damages because of bodily injury, or death of any person other than Contractor's employees.

4. Claims for damages insured by usual personal injury liability coverage which are sustained (a) by any person as a result of an offense directly or indirectly related to the employment of such person by the Contractor or (b) by any other person.

5. Claims for damages, other than to the Work itself, because of injury to or destruction of tangible property, including loss of use therefrom.

6. Claims for damages because of bodily injury or death of any person or property damage arising out of the ownership, maintenance or use of any motor vehicle.

The Contractor's Commercial General Liability Insurance shall include premises/operations (including explosion, collapse and underground coverage), elevators, independent contractors, completed operations, and blanket contractual liability on all written contracts, all including broad form property damage coverage.

The Contractor's Commercial General, Automobile, Employers and Umbrella Liability Insurance shall be written for not less than limits of liability as follows:

     a. Commercial General Liability

        BODILY INJURY AND PROPERTY DAMAGE     AS REQUIRED BY EXHIBIT F-2

     b. Comprehensive Automobile Liability

        BODILY INJURY AND PROPERTY DAMAGE    $1,000,000 EACH PERSON
                                             $1,000,000 EACH OCCURRENCE

     c. Employers Liability

        EACH ACCIDENT                        $500,000
        DISEASE - POLICY LIMIT               $500,000
        DISEASE - EACH EMPLOYEE              $500,000

     d. Umbrella Liability

        BODILY INJURY AND PROPERTY DAMAGE    AS REQUIRED BY EXHIBIT F-2
        (EXCESS OF COVERAGES a, b & c ABOVE)

All Subcontractors shall carry the same coverages and limits as specified above, unless different limits are specifically negotiated with Owner.

The foregoing policies shall contain a provision that coverages afforded under the policies will not be canceled or not renewed until at least sixty
(60) days' prior written notice has been given to the Owner. Certificates of Insurance showing such coverages to be in force shall be filed with the Owner prior to the commencement of the Work and prior to each renewal. Coverage for Completed Operations must be maintained for three years following completion of the work and certificates evidencing this coverage must be provided to the Owner.

The minimum A.M. Best's rating of each insurer shall be A-/VII. The Owner shall be named as an Additional Insured under Contractor's Commercial General and Umbrella Liability Insurance policies.

OWNER'S LIABILITY INSURANCE

The Owner shall be responsible for purchasing and maintaining his own liability insurance and, at its option, may purchase and maintain such insurance as will protect it against claims which may arise from operations under this Agreement.

INSURANCE TO PROTECT PROJECT

The Owner shall purchase and maintain property insurance upon the entire Project for the full replacement cost at the time of any loss. This insurance shall be on an "All Risks" basis, with Flood and Earthquake coverage provided at the option of the Owner.

Contractor's responsibilities include:

- insuring all materials, on an All Risks basis for the full replacement cost, in transit and until delivered to the project site;

-  insuring all tools and equipment used in the installation process;

- assuming costs within the deductible(s) if a property loss is caused by the Contractor's failure to take reasonable steps to prevent the loss;

- protecting the site to prevent both natural and man-caused (i.e. arson, theft, vandalism) losses.

PROPERTY INSURANCE LOSS ADJUSTMENT

Any insured loss shall be adjusted with the Owner and made payable to the Owner, subject to any applicable mortgagee clause.

                                     EXHIBIT F-2
                  CONTRACTOR AND SUBCONTRACTOR INSURANCE LIMIT REQUIREMENTS


    DIVISION           TRADE DESCRIPTION         TRADE NUMBER FOR
                                               LIMITS REQUIRED (SEE
                                                     ATTACHED)
1. Sitework              Earthwork                      3
                         Excavation                     5
                         Grading                        2
                         Paving                         2
                         Piling/Caisson                 3
                         Retention                      4

2. Concrete              Formwork                       5
                         Precasts                       5
                         Structural                     5

3. Masonry               Masonry                        5

4. Metal And Structural  Metal Deck                     4
                         Misc. Metals                   2
                         Structural Steel               5

5. Carpentry             Millwork                       2
                         Rough Carpentry                2
                         Wood Doors                     2

6. Moisture Protection   Caulking                       3
                         Dampproofing                   3
                         Roofing/Sheet Metal            5
                         Waterproofing                  3

7. Doors, Windows        Curtainwall                    5
   And Glass             Glass, Glazing & Aluminum      3
                         Hardware                       1
                         Hollow Metal Work              1

8. Finishes              Acoustic                       2
                         Ceramic & Quarry               2
                         Covering                       2
                         Lathe, Plaster & Drywall       2
                         Resilient Floor                2
                         Paint & Vinyl Wall             2



    DIVISION           TRADE DESCRIPTION         TRADE NUMBER FOR
                                               LIMITS REQUIRED (SEE
                                                     ATTACHED)

9. Specialties           Access Flooring                1
                         Partitions                     1
                         Toilet Accessories             1

10. Equipment            Crane Operations               4

11. Furnishings          Suppliers                      1

12. Special              Asbestos Abatement             5
    Construction         Blasting                       5

13. Conveying Systems    Elevators                      5
                         Escalators                     5
                         Conveyers                      3
                         Dumbwaiters                    3

14. Mechanical           Fire Protection System         4
                         Plumbing                       4

15. HVAC                                                5

16. Electrical           Electrical                     5

17. Demolition           More Than 3 Stories           10
                         3 Stories Or Less              5

General Contractor       Major Project                 50

General Contractor       Performing Following Work:    10


New construction Under 4 Stories and Less Than 150,000 Sq. Ft.
Construction Contract Up to $15,000,000
Renovation Less Than 15% of Existing Structure

Any unusual or specialized renovation or repair work undertaken by the General Contractor under this contract may require other limits of liability than those listed above. Owner will make any determination of revised liability limits in consultation with its risk management staff.

           CONTRACTOR AND SUBCONTRACTOR INSURANCE LIMIT REQUIREMENTS


The following are Limits of Liability required depending on the trade number of the Contractor:

1. $1,000,000 Each Occurrence
   $1,000,000 General Aggregate
   $1,000,000 Products & Completed Operations Aggregate

2. $1,000,000 Each Occurrence
   $2,000,000 General Aggregate
   $2,000,000 Products & Completed Operations Aggregate

3. $2,000,000 Each Occurrence
   $2,000,000 General Aggregate
   $2,000,000 Products & Completed Operations Aggregate
   $1,000,000 Umbrella Each Occurrence/Aggregate

                       OR

   $1,000,000 Each Occurrence
   $2,000,000 General Aggregate
   $2,000,000 Products & Completed Operations Aggregate
   $2,000,000 Umbrella Each Occurrence/Aggregate

4. $2,000,000 Each Occurrence
   $2,000,000 General Aggregate
   $2,000,000 Products & Completed Operations Aggregate
   $2,000,000 Umbrella Each Occurrence/Aggregate

                       OR

   $1,000,000 Each Occurrence
   $2,000,000 General Aggregate
   $2,000,000 Products & Completed Operations Aggregate
   $3,000,000 Umbrella Each Occurrence/Aggregate

5. $2,000,000 Each Occurrence
   $2,000,000 General Aggregate
   $2,000,000 Products & Completed Operations Aggregate
   $3,000,000 Umbrella Each Occurrence/Aggregate

                       OR

    $1,000,000 Each Occurrence
    $2,000,000 General Aggregate
    $2,000,000 Products & Completed Operations Aggregate
    $4,000,000 Umbrella Each Occurrence/Aggregate

10. $2,000,000 Each Occurrence
    $2,000,000 General Aggregate
    $2,000,000 Products & Completed Operations Aggregate
    $8,000,000 Umbrella Each Occurrence/Aggregate

                       OR


    $1,000,000 Each Occurrence
    $2,000,000 General Aggregate
    $2,000,000 Products & Completed Operations Aggregate
    $9,000,000 Umbrella Each Occurrence/Aggregate

50. $2,000,000 Each Occurrence
    $2,000,000 General Aggregate
    $2,000,000 Products & Completed Operations Aggregate
    $49,000,000 Umbrella Each Occurrence/Aggregate

                       OR

    $1,000,000 Each Occurrence
    $2,000,000 General Aggregate
    $2,000,000 Products & Completed Operations Aggregate
    $50,000,000 Umbrella Each Occurrence/Aggregate

                        EXHIBIT F-2 (SERVICE CONTRACTS)

INSURANCE AND BOND

    COVERAGE. Contractor shall purchase and maintain insurance during the entire Term of the Contract for the benefit of the Contractor and Owner (as their interest may appear) with terms and coverages reasonably satisfactory to Owner, and with insurers having a minimum A.M. Best rating of A-/VII, and with such increases in limits as Owner may from time to time reasonably request, but initially Contractor shall maintain the following coverages in the following amounts:

    (i)     Commercial General Liability Insurance naming Owner, and
        Owner's management, leasing and development agents as additional insureds, with coverage for premises/operations, personal and advertising injury, products/completed operations and contractual liability with limits of liability not less than those limits specified in Exhibit F-2.

    (ii) Auto Liability Insurance covering any owned, leased or borrowed vehicle used to fulfill this contract with a combined single limit of liability of $1,000,000.

    (iii) Workers' Compensation Insurance with statutory benefits and Employers Liability Insurance with the following amounts: Each Accident - $100,000; Disease - Policy Limit - $500,000; Disease - Each Employee - $100,000

    (iv) Umbrella Liability insurance excess of coverages (i), (ii) and (iii) above with limits not less than those limits specified in Exhibit F-2.

    (v) Fidelity Bond covering all employees in the amount of $500,000 with Owner shown as loss payee as its interest may appear.

    Contractor shall, prior to the commencement of the Contract Term and on each anniversary of the Commencement Date and/or renewal date thereof, furnish to Owner certificate(s) evidencing such coverage, which certificate(s) shall state that such insurance coverage may not be changed or canceled without at least thirty (30) days prior written notice to Owner and Contractor. The insurance maintained by Contractor shall be deemed to be primary insurance and any insurance maintained by Owner shall be deemed secondary thereto.

                                 EXHIBIT "F-2"

               SERVICE CONTRACTOR INSURANCE LIMITS REQUIREMENTS



                  TYPE OF SERVICE                              NUMBER FOR LIMITS
                  ---------------                                   REQUIRED
                                                               -----------------
Garbage Removal and Disposal including                                 2
dumpster maintained on premises.

Telephone and T.V. Equipment and Master Wiring                   10 (exterior)
and Antennas Service                                              5 (interior)

Snow Removal Service                                                   2

Sprinkler System Service and Repair                                    3

Alarm Systems Service and Repair                                       3

Signage and Light Post Maintenance                                     2

Landscaping and Lawn Maintenance                                       1

Electrical Maintenance                                                 1

Parking Surface Maintenance and Striping                               1

Asbestos Abatement and Hazardous Material                              5
Removal

Overhead and Revolving Door Services                                   2

Interior & Exterior Cleaning and Janitorial                            2

Fire Extinguishing in Restaurants                                      2

Elevator/Escalator Service & Maintenance                               5

Window Washing and Swing Station Equipment                             3
Services

Security & Guard Services                                              2



                  TYPE OF SERVICE                              NUMBER FOR LIMITS
                  ---------------                                   REQUIRED
                                                               -----------------
Special Events and Exhibition                                    Call Risk Mg

Heating, Ventilation and Air Conditioning                              2
Service

Plumbing Service                                                       2

Metal Cleaners and Refinishers                                         3

Roofers                                                               10

Office Equipment Service                                               1


               SERVICE CONTRACTOR INSURANCE LIMITS REQUIREMENTS


The following are limits of liability required depending on the trade number of the Contractor:

1. $1,000,000 Each Occurrence
$1,000,000 General Aggregate

$1,000,000 Each Occurrence
$2,000,000 General Aggregate
$2,000,000 Products & Completed Operations Aggregate

$1,000,000 Each Occurrence
$2,000,000 General Aggregate
$2,000,000 Products & Completed Operations Aggregate
$1,000,000 Umbrella Each Occurrence/Aggregate

                                      OR

           $1,000,000 Each Occurrence
           $2,000,000 General Aggregate
           $2,000,000 Products & Completed Operations Aggregate
           $2,000,000 Umbrella Each Occurrence/Aggregate

4. $2,000,000 Each Occurrence
$2,000,000 General Aggregate
$2,000,000 Products & Completed Operations Aggregate
$2,000,000 Umbrella Each Occurrence/Aggregate

                                      OR

           $1,000,000 Each Occurrence
           $2,000,000 General Aggregate
           $2,000,000 Products & Completed Operations Aggregate
           $3,000,000 Umbrella Each Occurrence/Aggregate

               SERVICE CONTRACTOR INSURANCE LIMITS REQUIREMENTS


5. $2,000,000 Each Occurrence
       $2,000,000 General Aggregate
       $2,000,000 Products & Completed Operations Aggregate
       $3,000,000 Umbrella Each Occurrence/Aggregate

                                      OR

           $1,000,000 Each Occurrence
           $2,000,000 General Aggregate
           $2,000,000 Products & Completed Operations Aggregate
           $4,000,000 Umbrella Each Occurrence/Aggregate

10. $2,000,000 Each Occurrence
$2,000,000 General Aggregate
$2,000,000 Products & Completed Operations Aggregate
$8,000,000 Umbrella Each Occurrence/Aggregate

                                      OR

           $1,000,000 Each Occurrence
           $2,000,000 General Aggregate
           $2,000,000 Products & Completed Operations Aggregate
           $9,000,000 Umbrella Each Occurrence/Aggregate

                                   EXHIBIT G-1

                                      FEES

      (a) BASE FEE. For each month period during the term of this Agreement, Operating Member shall be entitled to a base fee equal to the product of (i) the aggregate Contributions made by the Members to Company (calculated as of the end of the applicable month) and (ii) [*]. The base fee shall be payable quarterly in arrears on the last of March, June, September and December, beginning on March 31, 1999. The base fee shall be prorated for any month which consists of less than 30 days at the beginning or end of the term. Notwithstanding the above, during the first twelve (12) months of the term of this Agreement, the base fee shall not be less than [*] per month.

      (b) ACQUISITION FEE. At the time Company acquires any Lodging Facility during the term of this Agreement, Operating Member shall be entitled to an acquisition fee equal to [*] percent [*] of the gross purchase price paid by Company to the seller of such Lodging Facility. Such fee shall only be deemed earned if the Company acquires such Lodging Facility and not otherwise. Such fee shall be payable upon the acquisition of the Lodging Facility by Company. If the Company acquires an interest in an Entity which owns or acquires a Lodging Facility, the acquisition fee shall be prorated based on the Company's interest in the Entity. The Operating Member shall also be entitled to an acquisition fee equal to [*] percent [*] of the amount of Capital Expenditures (as hereinafter defined) Approved as part of an Acquisition/Redevelopment Budget and actually expended. Such fee shall be deemed earned upon the expenditure of such funds by the Company and shall be payable quarterly.

      (c) INCENTIVE FEE. In addition to the Base Fee, if for any full calendar year during the term of this Agreement, the Company has achieved a "Return on Costs" greater than [*], all as determined as set forth below, Operating Member shall be entitled to an incentive fee for such calendar year equal to the product of (i) the aggregate Contributions made by the Members to the Company (calculated as of the end of the applicable calendar year) times (ii) [*] percent [*]. In addition, if for any full calendar year during the term of this Agreement, the Company has achieved a "Return on Costs" greater than [*], all as determined as set forth below, Operating Member shall be entitled to an additional incentive fee for such calendar year equal to the product of (ii) the aggregate Contributions made by the Members to the Company (calculated as of the end of the applicable calendar year) times (ii) [*] percent [*]. Such amount or amounts shall be payable annually in arrears within fifteen (15) days after Return on Costs is calculated and verified for such calendar year. If the payment of the incentive fee causes Return on Costs to be less than [*] or [*], as the case may be, the incentive fee shall be reduced to an amount which will result in Return on Costs to equal [*] or [*], as the case may be. For purposes of this provision, "Return on Costs" shall be calculated in accordance with the following formula:


                             Return on Costs= NOI/TC


                                     G-1-1
            where, NOI equals the amount by which (i) the gross operating receipts of the Company and each Subsidiary Company for such calendar year (but excluding any gross receipts arising out of a Capital Transaction or any duplication of receipts between the Company and any Subsidiary Company) exceeds the sum of (ii) (a) the gross operating expenses of the Company and each Subsidiary Company for such calendar year, including without limitation, real estate taxes, insurance, utility costs and the fees and expenses payable to the Operating Member hereunder (excluding incentive fees), rental payments and the like (but excluding debt service payments, capital expenditures and other expenditures of a capital nature (such capital expenditures and expenses, "Capital Expenditures") and additions to reserves); and (b) an annual capital expense reserve equal to 4% of the amount of gross operating receipts set forth in (i) above (the "Annual Capital Expense Reserve"); and

            TC equals the sum of (i) all Acquisition/Redevelopment Costs of the Properties incurred by the Company and each Subsidiary Company, including, without limitation, all Capital Expenditures Approved as part of the Acquisition/Redevelopment Budget (such Capital Expenditures, the "Anticipated Capital Expenditures") and (ii) the amount, if any, by which the aggregate amount of all Capital Expenditures other than Anticipated Capital Expenditures (such Capital Expenditures, the "Unanticipated Capital Expenditures") exceed the aggregate reserves established by the Company and each Operating Company for all Unanticipated Capital Expenditures (such reserves shall be deemed to equal the cumulative total of the Annual Capital Expense Reserve from the inception of the Company through the end of the applicable calendar year).

      In calculating Return on Costs, appropriate adjustments shall be made to NOI and TC to reflect the purchase or sale of any Property during the applicable calendar year.


                                    G-1-2

                                   EXHIBIT G-2

                              REIMBURSABLE EXPENSES

      The Operating Member will only be entitled to reimbursement of Third Party costs and expenses reasonably incurred if such expenses consist of Pursuit Costs or have otherwise been Approved in an Approved Budget as costs to be reimbursed to the Operating Member. In no event shall the Operating Member be entitled to any reimbursement for any Excluded Cost.

      The following expenses or costs ("Excluded Costs") incurred in connection with the services to be provided by Operating Member hereunder will be at the sole cost and expense of Operating Member and will not be reimbursed by the Company or any Subsidiary Company from the Property Account or otherwise:

- Costs incurred by Operating Member for salary and wages, payroll taxes, workmen's compensation, bonus compensation, incentive compensation, retirement plan payments, travel expenses and other benefits payable to Operating Member's employees;

- Costs incurred by Operating Member for in-house accounting and reporting systems, software or services, furnished by Operating Member under this Agreement, as distinguished from third party accounting and reporting costs (as for example, the annual auditing costs of accountants);

- Costs incurred by Operating Member for forms, papers, ledgers and other supplies, equipment, copying and telephone of any kind used in Operating Member's office at any location other than the Properties;

- Costs incurred by Operating Member for electronic data processing equipment, systems software or services, or any pro rata charge therefor;

-     Costs incurred by Operating Member for political contributions;

- Costs incurred by Operating Member for advances made to employees and cost of travel by Operating Member's employees or agents other than reasonable and customary travel to and from the Properties in connection with the performance of Operating Member's services hereunder;

- Costs attributable to losses which are covered by the indemnity obligations of Operating Member;

- Costs incurred by Operating Member for comprehensive crime insurance or fidelity bonds purchased by Operating Member for its own account;

- Costs incurred by Operating Member for training and hiring expenses, including but not limited to employment and employment agency fees;


                                     G-2-1

- Costs incurred by Operating Member for any insurance carried by Operating Member, whether or not required to be carried by Operating Member under this Agreement;

- Costs incurred by Operating Member for advertising expenses of Operating Member not related to marketing any Property for lease;

- Costs incurred by Operating Member for dues of Operating Member or any of its employees in professional organizations or for any of Operating Member's employees participating in industry conventions or meetings;


                                     G-2-2

                                    EXHIBIT H

                             PORTFOLIO BUSINESS PLAN

      The Portfolio Business Plan shall set forth the overall strategic plan for acquiring, asset managing, leasing, financing and disposing of the Properties, general guidelines for the development of individual Asset Business Plans, including, but not limited to the Company's general leasing and financial strategy, policies and procedures, forms of all required statements and reports, any proposed changes (unless previously approved by the Class A Member) to forms of any documents required to be approved by the Class A Member, the format of Asset Business Plans, the form, scope and content of all required budgets, financial projections taking into account the entire capital structure of the Company and such other matters pertaining to the ownership, leasing and asset management of the Properties and the performance of Operating Member's services hereunder as the Class A Member may reasonably specify.

                                   EXHIBIT H-2

                     ASSET BUSINESS PLANS AND ANNUAL BUDGETS

I. ASSET BUSINESS PLANS. Each Asset Business Plan shall be prepared in accordance with the format specified in the Portfolio Business Plan or otherwise approved by the Class A Member, and shall set forth, without limitations and in addition to the budget information detailed in Section II below, the following:

            (i) in narrative form, a basic description of the Property and Operating Member's recommended course of action with respect to the Property (including, without limitation, any strategic or tactical actions relating to sale or disposition of the Property, and an explanation of the reasons underlying such recommendations; and

            (ii) as to each Property, a narrative report including details on Operating Member's planned activities, any proposed expansion, acquisition and renovation plans and strategy, the status of current and projected occupancy; a commentary on physical condition, including any deferred maintenance items; a summary of market conditions, comparables and such other summary market statistics as the Class A Member may reasonably request; a status report of all competitive projects known to Operating Member in the market area; and detailed plans for the renovation, repair and maintenance, leasing, asset management and marketing of each Property, including for this purpose any analysis of average daily room rates facility fees and projected occupancy and any proposed updates or revisions to any existing plans provided by tenants under Leases; and such other information as the Class A Member shall reasonably have requested.

      In addition, the Operating Member shall use commercially reasonable efforts to require any tenant under a Lease (a "Lessee") to provide the Operating Member with the following information for inclusion in the Asset Business Plan:

            (i) Lessee's reasonable estimate (on a monthly basis) of gross revenues, taxes and property insurance, and necessary reserves for the next calendar year, itemized in a reasonable manner consistent with the Uniform System of Accounts (the "Operating Budget"), together with the assumptions (in narrative form) utilized in preparing the Operating Budget;

            (ii) A budget of Lessee's recommended renewals, revisions, rebuilding, replacements, substitutions or improvements to the Property for the next calendar year which are of a capital nature under the Uniform System of Accounts (the "Capital Budget"), including Lessee's reasonable estimates for the cost of designs, plans and specifications, material, labor (including installation), storage, consultants, travel, overhead, sales tax and freight and a description of the extent of completion of any partially completed capital improvements included in a previously approved Capital Budget;


                                     H-2-1

            (iii) A description of the general marketing strategy which Lessee intends to implement during the next calendar year to optimize both short and long-term profitability of the Property, together with a marketing plan that includes a positioning statement, competition analysis, group sales quotas, sales action plans, media schedule, public relations plan, travel schedule, pricing schedule, food and beverage strategies and segmentation analysis;

            (iv) Lessee's estimates of any amounts the Company (or Subsidiary Company) will be required to provide as working capital or to fund expenditures contemplated by the Capital Budget during the next calendar year;

            (v) A description of the current legal status of pending or threatened suits, actions, proceedings, inquiries, or investigations concerning the Property;

            (vi) Any other matter deemed appropriate by Lessee or reasonably requested by the Class A Member.

II. ANNUAL BUDGETS. As part of each Asset Business Plan, Operating Member shall prepare and submit to the Class A Member for the Class A Member's approval each year a budget for each Property, projecting all revenues expected to be received with respect to such Property during the following one (1) calendar year, together with projected capital requirements, projected occupancy and average daily room rates, and projected expenses of the Company and Subsidiary Companies. The Class A Member acknowledges that certain information contained in the Annual Budget will be produced by tenants under Leases. The Operating Member shall use commercially reasonable efforts to obtain all of the foregoing information from such tenants and covenants to provide the Class A Member with copies of all materials prepared by such tenants which the Operating Member receives. Operating Member shall explain in reasonable detail any assumptions used in projecting all revenue and Company costs, including fees payable to Operating Member hereunder, real estate taxes, insurance and general and administrative costs and proposed capital expenditures, and a comparison of projected revenues and expenses against prior year actual (including an explanation of material deviations). In such budget, Operating Member may expressly correlate an income category with a corresponding expense category and expressly provide that if the actual income category exceeds the budget, the corresponding expense category in the budget shall be deemed increased by the same percentage as the actual income with respect to such income category exceeds the budgeted amount for such income category. For example, if in the budget, Operating Member provides for corresponding income and expense categories and in such budget the income category equals $100 and the corresponding expense category equals $50, if actual income with respect to such income category is $110, then the expense category will be deemed automatically increased by a corresponding percentage (in this example 10%) to $55. Such budgets shall be supplemented by a sales and marketing plan, a capital plan and such information as the Class A Member may reasonably request the


                                     H-2-2

Operating Member to produce, or obtain from tenants under Leases, from time to time. The format of such budgets shall be reasonably acceptable to the Class A Member.


                                     H-2-3

                                   EXHIBIT H-3

                                 MONTHLY REPORTS


      The Class A Member acknowledges that certain Property related information contained in the Monthly Reports will be provided by tenants under Leases for the purpose of monitoring gross revenues and the net worth of such tenants. The Operating Member shall use commercially reasonable efforts to obtain all of the foregoing information from such tenants and provide copies of all reports required hereunder to the Class A Member on-line or by computer diskette.

      The general requirements for all monthly statements and other financial reports are as follows:

      (i) The monthly statement and other reports required by the Class A Member will include other items as reasonably specified in the Asset Business Plan; and

      (ii) The monthly statement shall include, but not be limited to, the following materials relating to the Company's or Subsidiary Company's ownership of the Properties.

            (A) A transmittal letter which highlights key financial matters relating to the Company and the Subsidiary Company, including comments on the performance of each Property and the status of any mortgage loan then in default;

            (B) A balance sheet as of month end, prepared on an accrual basis, showing current month and prior month balances with the change from prior month, an accrual basis statement of income and expense and a cash flow statement reconciling from net income to net cash flow on a monthly and year-to-date basis in each case on an individual and consolidated basis. All expenses shall be included in such statements, regardless of the source of payment.

            (C) Intentionally Deleted

            (D) A status report on the status of all capital improvements, including analysis of expenditures to date, costs to complete and expected completion date;

            (E) A current detailed summary of leases, if any, (including, to the extent such information is not provided elsewhere, vacancies, lease expirations, security deposits, a calculation of lease commissions, status of collection efforts and legal proceedings and other information specified by owner) in a format reasonably acceptable to Owner;

            (F) A so-called "booking or pace report" with respect to future rooms and banquet revenues;


                                     H-3-1

      (G) Three-month cash flow forecasts, with an explanation of variances from both budget and previous projections set forth in the Final Approval Package;

      (H) Intentionally Deleted

      (I) An itemized list of costs paid or reimbursed, together with the source of payment, and an accounts payable listing;

      (K) A budget versus actual variance report for the Company, the Subsidiary Companies and gross revenues from the Properties for the then current month and cumulatively year-to-date, showing variances from the Approved Budgets. Any income statement or cash flow statement line item which indicates a variance of more than the greater of: (a) $10,000, or (b) five percent (5%) in any one budget line item or accounting category for the then current month or the cumulative year-to-date total must be explained in detail satisfactory to the Class A Member.

      (L) A calculation of all fees which are due and payable;

      (M) A status report on all pending acquisitions of any Proposed Property or any mortgage loan being sought by the Operating Member in such form as is reasonably specified by the Class A Member.

      (N) A status report of pending litigation and collective bargaining negotiations, if any;

      (O) a market segmentation analysis; and

      (P) a competitive market analysis from Smith Travel Research.


                                     H-3-2

                                    EXHIBIT I

                              COMPETING ACTIVITIES

                                  See attached

Exhibit to Section 6.4.1 of LLC Agreement

LIST OF HOTELS OWNED BY BOYKIN


#      PROPERTY NAME - LOCATION                      ROOMS
 1     Hampton Inn - Charlotte (Lake Norman), NC       117
 2     Holiday Inn - Charlotte (Lake Norman), NC       119
 3     Marriott Hotel - Buffalo, NY                    356
 4     Marriott Hotel - Cleveland (Airport), OH        375
 5     Marriott Hotel - Columbus, OH                   300
 6     Marriott Hotel - Cleveland (Beachwood), OH      403
 7     Quality Suites - Melbourne, FL                  208
 8     Radisson Hotel - Berkeley, CA                   373
 9     Radisson Hotel - Ft. Meyers, FL                 157
10     Radisson Resort - Daytona, FL                   206
11     Hilton Hotel - Melbourne, FL                    118
12     Holiday Inn - Raleigh (Crabtree), NC            176
13     French Lick Springs Resort - French Lick, IN    485
14     Marriott Hotel - Hunt Valley, MD                392
15     Holiday Inn - Minneapolis, MN                   196
16     Doubletree Hotel - Kansas City, MO              388
17     Hampton Inn - San Diego, CA                     199
18     Radisson Hotel - Highpoint, NC                  251
19     Hilton Hotel - Knoxville, TN                    317
20     Pink Shell Resort - Ft. Meyers, FL              208
21     Doubletree Hotel - Bellevue, WA                 208
22     Doubletree Hotel - Boise, ID                    304
23     Doubletree Hotel - Colorado Springs, CO         299
24     Doubletree Hotel - Omaha, NE                    413
25     Doubletree Hotel - Portland (Downtown), OR      235
26     Doubletree Hotel - Portland (Lloyd Ctr), OR     476
27     Doubletree Hotel - Sacramento, CA               448
28     Doubletree Hotel - Spokane, WA                  237
29     Doubletree Hotel - Springfield, OR              234
30     Doubletree Hotel - Yakima Valley, WA            208
31     Radisson Hotel - Mt. Laurel, NJ                 283


                                   EXHIBIT J-1

             INFORMATION IN PRELIMINARY AND FINAL APPROVAL PACKAGES


                         Preliminary Package Information

            (i) a term sheet identifying and describing the Proposed Investment in general terms, including the ownership, location, occupancy status, number of units and overall condition thereof (or if raw land, the acreage and potential unit numbers, based on state and local land use laws) and containing such information with respect to the relevant market and the demographics thereof as the Class A Member may reasonably request;

            (ii) an outline of the contemplated acquisition and leasing strategy (I.E., the proposed deposit and closing schedule, leverage terms (as applicable), acquisition price, potential lessees and acquisition, development and permitting schedules and similar matters) and the development strategy (consistent with the Portfolio Business Plan) with respect to all Proposed Investments;

            (iii) a preliminary form of a budget ("Acquisition/ Redevelopment Budget") setting forth the estimated Acquisition/Redevelopment Costs and the timing and amount of all projected due diligence associated with all stages of the proposed acquisition and development including Operating Member's out of pocket travel costs, title review, appraisal costs, legal expenses, Phase I environmental work, engineering reports, an FF&E Survey and an ADA Survey;

            (iv) preliminary economic projections (current year and beyond) for the Proposed Investment;

            (v) a summary narrative description of the conformity of the Proposed Investment to the Portfolio Business Plan and the strategic objectives of the Company; and

            (vi) a summary memorandum describing all critical path items anticipated in connection with a Proposed Investment, including, without limitation, environmental reviews, approvals and orders of condition, if any, that will be required in connection with such Proposed Investment; all issues concerning zoning, governmental approvals, if any needed in connection with operation of the Proposed Investment, licensing, operational permits and the like.


                                     J-1-1

                                   EXHIBIT J-2


                            FINAL PACKAGE INFORMATION


As To Each Proposed Investment:

      (i)   a site plan;

      (ii)  floor plans (if an existing Property);

      (iii) property description including the following items:

            (1) Name and address of hotel
            (2) Year constructed and last renovated
            (3) Number of rooms and their square footage
            (4) Owner and current operator
            (5) Original developer, contractor and architect
            (6) Land area and parking
            (7) Typical room module
            (8) Number of singles, doubles, kings, suites and meeting rooms
            (9) Amenities (i.e., pool, tennis courts, lounges)

      (iv)  market survey/comparables including the following items:

            (1) Aerial and property photographs and maps
            (2) Major employers
            (3) List of demand generators
            (4) List of competitors including: name, affiliation, number of rooms, quoted rates, and historic operations (where available and within immediate trade area)
            (5) Traffic counts on adjacent roads, if available
            (6) Demographics (site, neighborhood, city, SMSA)
            (7) Recent trends in hotel occupancies and rates
            (8) Proposed future competition
            (9) Proposed roadway changes

      (v)   if applicable, any proposed amendment of the Restricted Area

      (vi)  rent roll (if an existing Property);

      (vii) historical operating experience (when available) including the following items:


                                     J-2-1

            (A) Occupancy year to date
            (B) Average daily rate year to date
            (C) Revpar year to date
            (D) Current operating statements
            (E) Operating statements year to date and prior operating
                statements
            (F) Current land value and replacement cost estimate
            (G) Real estate tax and utility verification


      (viii) lease and marketing strategy including detailed information on proposed lessees and Lease terms;

      (ix) financial projections (current year and for at least five (5) years beyond acquisition);

      (x) preliminary capital expenditure strategy (current year and for at least five (5) years beyond acquisition);

      (xi)  a revised and updated Acquisition/Redevelopment Budget;

      (xii) any applicable refurbishment or improvement activities (if an existing Property);

      (xiii) a statement of asset replacement costs (if applicable);

      (xiv) existing loan documents (when and as available and applicable including summary of material terms);

      (xv) all other material agreements (E.G., easement agreements, PUD agreements, etc.), when and as available;

      (xvi) a property engineering inspection report, when appropriate;

      (xvii) a reasonably detailed report prepared by an environmental engineering firm describing any and all hazardous materials or buried materials located at the site of the Proposed Investment (including, without limitation, oil, mattresses, tires, asbestos and the like), and potential environmental issues and impacts that can be reasonably anticipated in connection with such Proposed Investment;

      (xviii) a list of exclusive use clauses and all other restrictions related to the Proposed Investment;

      (xix) if a leasehold, summary of the terms of the ground lease;


                                     J-2-2

      (xx)  a title insurance commitment for the Proposed Investment;

      (xxi) if raw land, an analysis of zoning and other land use requirements, and a schedule for obtaining necessary land use permits and approvals;

      (xxii) restaurant information, if applicable:

            (A) Name
            (B) Square footage and land area
            (C) Number of seats
            (D) Parking
            (E) Lease summary including: Base rent, percentage rent, operating history, term and credit

As to All Properties:

      (xxiii) Financial projections of the Properties, including and excluding the Proposed Investment (current year and for at least five (5) years beyond acquisition) taking into account the Company's entire capital structure; and

      (xxiv) such other information as the Class A Member shall by notice have reasonably requested.

      Each item shall be (a) in form and substance and (b) where applicable, prepared by knowledgeable and reputable professionals, as is customary for such items in institutional real estate investment transactions. Unless otherwise requested by the Class A Member, the Operating Member shall provide the Class A Member with each item upon the Operating Member's receipt thereof.


                                     J-2-3

                                    EXHIBIT K

                         REPRESENTATIONS AND WARRANTIES

1.    REPRESENTATIONS AND WARRANTIES OF THE CLASS A MEMBER.

      (a) The Class A Member is a limited partnership duly organized and validly existing under the laws of the State of Delaware, with full power and authority and legal right to be a Member of the Company and to carry on its business in the manner and in the locations in which such business has been and is now being conducted by it, to execute and deliver this Agreement and to perform its obligations hereunder.

      (b) No consent of any third party is required as a condition to the entering into of this Agreement by the Class A Member other than such consent as has been previously obtained.

      (c) The execution and delivery of this Agreement has been duly authorized and executed by the Class A Member and this Agreement constitutes the valid and binding obligation and agreement of the Class A Member, enforceable in accordance with its terms (subject to the effect of bankruptcy, insolvency or creditor's rights generally, and to limitations imposed by general principles of equity).

      (d) In addition, the general partner of the Class A Member is a limited partnership duly organized and validly existing under the laws of the State of Delaware, with full power and authority and legal right to carry on its business in the manner and in the locations in which such business has been and is now being conducted by it and to execute and deliver this Agreement as general partner of the Class A Member.

      (e) Neither the execution and delivery of this Agreement, nor compliance with the terms and provisions thereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Class A Member pursuant to the terms of, any indenture, mortgage, deed of trust, note, evidence of indebtedness, agreement or other instrument to which the Class A Member may be party or by which it or they or any of its properties or assets may be bound, or violate any provision of law, or any applicable order, writ, injunction, judgment or decree of any court, or any order or other public regulation of any governmental commission, bureau or administrative agency.

      (f) Except as in each instance previously disclosed to the Operating Member in writing, there are no judgments presently outstanding and unsatisfied against the Class A Member or any of its assets and neither the Class A Member nor any of its assets is involved in any litigation at law or in equity, or in any proceeding before any court, or by or before any governmental or administrative agency, which judgment, litigation or proceeding could reasonably be anticipated to have a material adverse effect on the Class A Member, the Company or the Properties, and no such material judgment, litigation or proceeding is, to the best of the Class A Member's knowledge, threatened against the Class A Member or any of its assets, and to the best of the Class A Member's knowledge, no investigation looking toward such a proceeding has begun or is contemplated.

      (g) No order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency, commission, board or public authority is required to authorize, or is required in connection with the execution, delivery and performance by the Class A Member of this Agreement or the taking of any action thereby contemplated, which has not been obtained, other than any such order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency, commission, board or public authority required in connection with the ownership or the development of the Properties or with the other operations of the Company.

      (h) To the best of the Class A Member's knowledge, all information, documents and materials provided by the Class A Member or any Related Party to the Operating Member, or the Operating Member's employees, agents or consultants, in connection with the formation of the Company are complete and accurate in all material respects.

2.    REPRESENTATIONS AND WARRANTIES OF THE OPERATING MEMBER.

      (a) The Operating Member is a limited partnership duly organized and validly existing under the laws of the State of Ohio, with full power and authority and legal right to be a Member of the Company and to carry on its business in the manner and in the locations in which such business has been and is now being conducted by it, to execute and deliver this Agreement and to perform its obligations hereunder.

      (b) No consent of any third party is required as a condition to the entering into of this Agreement by the Operating Member other than such consent as has been previously obtained.

      (c) The execution and delivery of this Agreement has been duly authorized and executed by the Operating Member and this Agreement constitutes the valid and binding obligation and agreement of the Operating Member, enforceable in accordance with its terms (subject to the effect of bankruptcy, insolvency or creditor's rights generally, and to limitations imposed by general principals of equity).

      (d) Neither the execution and delivery of this Agreement, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Operating Member pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness, agreement or other instrument to which the Operating Member may be party or by which it or they or any of its properties or assets may be bound, or violate any provision of law, or any applicable order, writ, injunction, judgment or decree of any court, or any order or other public regulation of any governmental commission, bureau or administrative agency.

      (e) Except as in each instance previously disclosed to the Class A Member in writing, there are no judgments presently outstanding and unsatisfied against the Operating Member or any of its assets and neither the Operating Member nor any of its assets is involved in any litigation at law or in equity, or in any proceeding before any court, or by or before any governmental or administrative agency, which judgment, litigation or proceeding could reasonably be anticipated to have a material adverse effect on the Operating Member, the Company or the Properties and no such material judgment, litigation or proceeding is, to the best of the Operating Member's knowledge, threatened against the Operating Member or any of its facilities, and to the best of the Operating Member's knowledge, no investigation looking toward such a proceeding has begun or is contemplated.

      (f) No order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency, commission, board or public authority is required to authorize, or is required in connection with the execution, delivery and performance by the Operating Member of this Agreement or the taking of any action thereby contemplated, which has not been obtained, other than any such order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency, commission, board or public authority required in connection with the ownership or the development of the Properties or with the other operations of the Company.

      (g) To the best of the Operating Member's knowledge, all information, documents and materials provided by the Operating Member or any Related Party to the Class A Member, or the Class A Member's employees, agents or consultants, in connection with the formation of the Company are complete and accurate in all material respects.

                                    EXHIBIT L

                              INTENTIONALLY OMITTED

                                    EXHIBIT M

                             REFINANCING PARAMETERS

1. LOAN AMOUNT. Loan proceeds shall not exceed amount of debt being refinanced (including principal, accrued interest, penalties and fee).

2. INTEREST RATE. (a) If variable interest rate, loan shall be prepayable without penalty.

            (b) If fixed interest rate, loan shall be prepayable subject only to payment of yield maintenance premium in an amount not to exceed premiums then customarily required by institutional lenders.

3. TERM. If prepayment is subject to payment of yield maintenance premium, term of Loan shall be no longer than five years.

4. RECOURSE. Loan shall only be nonrecourse to the Company subject only to non-recourse carve-outs then customarily required by institutional lenders (e.g. filing of bankruptcy, misapplication of funds, fraud, waste, etc.).

                                    EXHIBIT N

                               FORCED SALE NOTICE

            In connection with the undersigned Member's election, pursuant to
Section 8.2 of the Agreement, to require the Company to sell a Target Asset, the Member hereby certifies that:

(1) The Member approved the acquisition or construction of the Target Asset with the intent and expectation that the Company would hold the Target Asset for investment purposes, and not as stock in trade or for sale in the ordinary course of the Company's trade or business.

(2) The Member is exercising its rights under Section 8.2 due to circumstances that were not in existence at the time [the Target Asset was first put into productive use by the Company]/[the Member gave such approval].



Member Name:



By:


Date:

                                    EXHIBIT O

                                APPROVED TENANTS

[*]

9.   Other Lessees mutually agreed upon








                                      O-1